SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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AGNC Investment Corp.

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AGNC INVESTMENT CORP.

NOTICE OF 2021 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON APRIL 22, 2021

DATE AND TIME:	Thursday, April 22, 2021, at 9:00 a.m., Eastern Time

WHERE:	Due to the Covid-19 pandemic, the Annual Meeting will be held only in a virtual format to support the health of our stockholders, employees, and community. The virtual meeting site is
www.virtualshareholdermeeting.com/AGNC2021.

ITEMS OF BUSINESS:	1)	To elect the Board of Directors, with each director serving a one-year term and until his or her successor is elected and qualified;

	2)	To consider and vote upon the Amended and Restated AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan;

	3)	To approve an advisory resolution on executive compensation;

	4)	To consider and vote upon the ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2021; and

	5)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

In addition, there will be a presentation on our business, and stockholders will have an opportunity to submit questions in advance of and during the meeting.

WHO CAN VOTE:	You are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the Annual Meeting if you were a common stockholder of record at the close of business on February 26, 2021.

MEETING DETAILS:	Attendance at the meeting is limited to holders of common stock as of the close of business on
February 26, 2021. For details regarding our virtual annual meeting, including how to attend and how to submit questions, see Questions 14 and 15 of “Questions and Answers About the 2021
Annual Meeting and Voting” in this proxy statement.

DATE OF DISTRIBUTION:	This notice, the proxy statement, the accompanying proxy card, and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2020, are first being sent to our common stockholders on or about March 12, 2021.

BY ORDER OF THE BOARD OF

DIRECTORS,

Kenneth L. Pollack

Senior Vice President and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2021

This proxy statement and our annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2020, are available free of charge on the internet at www.AGNC.com/2021proxymaterials.

AGNC INVESTMENT CORP. AT A GLANCE

PROXY SUMMARY

Items to Be Voted

Proposal	Board Recommendation	Page
Proposal 1: Election of Directors	FOR	14

Proposal 2: Amendment and Restatement of the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan	FOR	21

Proposal 3: Advisory Resolution to approve Executive Compensation	FOR	39

Proposal 4: Ratification of Appointment of Independent Public Accountant	FOR	40

How to Vote Your Shares

Your vote is important, and we urge you to cast your vote as soon as possible. You may vote through the internet, by telephone, by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank, or other nominee), or online during the virtual 2021 Annual Meeting (the “Annual Meeting”). See “Questions and Answers About the 2021 Annual Meeting and Voting” on page 87 of this proxy statement for additional information regarding voting.

How to Participate in the Meeting

Due to the ongoing COVID-19 pandemic (“Covid-19” or the Pandemic”), our Annual Meeting will be held in a virtual format only to support the health of our stockholders, employees, and community. There will be no physical location for the Annual Meeting, and you will not be able to attend in person. As described in additional detail in this proxy summary and in the “Questions and Answers About the 2021 Annual Meeting and Voting” section beginning on page 87, we believe we are taking meaningful steps to facilitate the attendance and participation of our stockholders at the Annual Meeting, including by providing support for technical assistance during the meeting, allowing stockholders to submit questions in advance of the meeting, and addressing as many stockholder questions at the meeting as time allows. Eligible stockholders may attend the meeting virtually by visiting www.virtualshareholdermeeting.com/AGNC2021 and logging in using the 16-digit control number printed on your notice, proxy card, voting instruction form, or in the email sending you the proxy statement.

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AGNC INVESTMENT CORP. AT A GLANCE

AGNC INVESTMENT CORP. AT A GLANCE

AGNC Investment Corp. (“AGNC,” the “Company,” “we,” “our,” and “us”) is a leading provider of private capital to the U.S. housing market, enhancing liquidity in the residential real estate mortgage markets and, in turn, facilitating home ownership in the U.S. We are an internally managed real estate investment trust (“REIT”) that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise (“GSE”) or a U.S. Government agency (referred to as “Agency” securities). We also invest in other types of mortgage and mortgage-related residential and commercial mortgage-backed securities where repayment of principal and interest is not guaranteed by a GSE or other U.S. Government agency and in other investments in, or related to, the housing, mortgage, or real estate markets.

(1)	Data as of December 31, 2020.

Industry-Leading Performance

AGNC combines a track-record of strong financial performance with the lowest operating cost structure in the residential mortgage REIT industry. Since our initial public offering (“IPO”), we have outperformed our residential mortgage REIT peers and the broader market through our active portfolio management strategy. This active portfolio management strategy has three critical components: prudent asset selection, dynamic funding and liability management, and disciplined risk management. In addition, our low-cost operating structure—the lowest among residential mortgage REITs as a percentage of stockholders’ equity—provides an inherent benefit to our performance relative to our higher cost peers.

While 2020 was a challenging year for us, our employees, and our community, we believe that 2020 demonstrated the long-term value of our active portfolio management and commitment to disciplined risk management. In response to the Pandemic and resulting market disruptions and volatility, we took early action to strengthen our liquidity position and mitigate risk across our portfolio. As a result, the Company was not forced

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AGNC INVESTMENT CORP. AT A GLANCE

to sell assets and recognize losses during this period of severe volatility unlike many other market participants, and AGNC rebounded from a negative 20.2% first quarter economic return to produce a positive economic return of 3.5% for the year. AGNC also took early steps in advance of government mandates to implement protocols to protect the continuity of our operations and the health and safety of our employees. As a result of our business continuity preparations and swift action, the Company seamlessly transitioned to a fully remote operating environment in March 2020. We continue to operate in a remote environment while maintaining meaningful ongoing engagement with our employees through regular townhall style virtual meetings and ongoing outreach.

From our May 2008 IPO through December 31, 2020, AGNC has declared $10.4 billion in common stock dividends, or $42.88 per common share, and has generated an annualized total stock return of 13.5%, compared to 5.0% for the Bloomberg Mortgage REIT Index, 4.7% for the S&P 500 Financials Index, and 10.4% for the S&P 500 Index.

(1)

Stock return is measured from AGNC’s IPO through December 31, 2020. Total stock return over a period includes price appreciation and dividend reinvestment; dividends are assumed to be reinvested at the closing price of the security on the ex-dividend date. Source: S&P Global Market Intelligence and Bloomberg.

Qualified Leadership

The AGNC management team is led by Gary Kain, our Chief Executive Officer and Chief Investment Officer, and Peter Federico, our President and Chief Operating Officer, and includes a broad mix of mortgage investment experts and industry thought leaders. This management team has a strong track record of success, as reflected in our outperformance since our IPO. Additionally, we recognize the importance of strong independent leadership on our Board of Directors (the “Board”) and believe that separating the positions of Chair and CEO is the best corporate governance leadership structure for us at this time. Prue Larocca, an independent director, serves as our Board Chair.

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AGNC INVESTMENT CORP. AT A GLANCE

AGNC’s Board is currently comprised of seven members, including six independent directors, whose diverse range of experience and backgrounds makes them highly qualified to oversee our strategy, operations, and risk management. We evaluate our Board’s backgrounds, skill sets, experience, and diversity on an ongoing basis, including as part of our annual evaluation process, to ensure they align with the Company’s go-forward strategy.

Director Nominees

			Committee
Name	Director Since	Independent	Executive	Audit	Compensation & Corporate Governance
Prue B. Larocca (Independent Chair)	2013	✓	Chair	✓	✓
Donna J. Blank	2018	✓	✓	Chair
Morris A. Davis	2008	✓			Chair
John D. Fisk	2019	✓			✓
Gary D. Kain (CEO)	2016		✓
Paul E. Mullings	2016	✓		✓
Frances R. Spark	2019	✓		✓

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AGNC INVESTMENT CORP. AT A GLANCE

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AGNC INVESTMENT CORP. AT A GLANCE

Strong Stockholder Focus

Our internal management structure provides us a differentiated platform that is closely aligned with stockholder interests. We stand out among mortgage REITs for our transparency, focus on financial disclosure, and our high-quality governance and compensation practices.

Stockholder Engagement

Consistent with our focus on and commitment to our stockholders, we actively engage with and value the opinions of our stockholders, which have influenced the evolution of our compensation program, corporate governance practices, and the publication in 2021 of our inaugural ESG report. We value regular engagement with our stockholders, including through our quarterly earnings calls, investor conferences, fall and spring engagement campaigns, and outreach through our Investor Relations department. We continued our robust outreach program in 2020 in spite of the limitations imposed by the Pandemic. Throughout the year, we held over 140 meetings and calls with institutional investors and responded to over 550 letters, emails, and calls from retail investors.

We discussed with our investors our response to the Pandemic from both an operations and investment perspective. Our Board was also focused on investor feedback regarding sustainability and human capital management and our disclosures on these topics. During our Fall 2020 stockholder outreach efforts, investors generally expressed support for our response to the Pandemic. We also discussed our plans for reporting on environmental and social issues and the materiality of such issues in the context of our Agency MBS-focused investment portfolio and small employee base. Investors with whom we spoke in Fall 2020 generally expressed support for the direction of our ESG efforts as well as our executive compensation program.

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AGNC INVESTMENT CORP. AT A GLANCE

Executive Compensation Program Overview and Evolution

Philosophy and Structure

Following our internalization in July 2016 (the “Internalization”), our Compensation and Corporate Governance Committee (the “Compensation Committee”) implemented a compensation program that links pay with performance, aligns executive objectives and incentives with our stockholders’ interests, and promotes operating efficiency. In addition, we believe our compensation program is competitive given AGNC’s size, scale, business and management structure, promotes retention of our employees, and is well governed and transparent.

We compensate our named executive officers (“NEOs”) through a combination of base salary, short-term incentives in the form of an annual cash bonus, and long-term equity incentives in the form of performance-based restricted stock units (“RSUs”) and time-based RSUs. Since our Internalization, the composition of our NEOs’ total target compensation has shifted significantly towards a greater emphasis on performance-based compensation and long-term equity. In 2020, 87% of our NEOs’ average target compensation was incentive-based, compared to 86% in 2019 and 82% in 2018.

Compensation Changes and Program Enhancements

As part of its ongoing evaluation of our compensation practices and in response to feedback we heard from stockholders during our outreach efforts since the Internalization, the Compensation Committee has made a number of meaningful changes to our compensation program and the corporate scorecard used to evaluate performance. Those changes included adjusting our CEO’s pay mix so that a majority of his compensation is in the form of long-term equity awards and two-thirds of his equity awards vest based on performance, simplifying the annual corporate scorecard to increase reliance on financial performance and better align to our value proposition to our investors, and improving disclosure to provide greater context for our compensation programs. In 2020, the Compensation Committee continued to develop our executive compensation program consistent with the input received from investors over time. Enhancements in 2020 included the following:

•

Addressed the compensation of our NEOs other than our CEO to increase the emphasis on performance. As a result of these changes, a greater portion of the target compensation of our President and Chief Operating Officer and our Executive Vice President for Agency Portfolio Investments is in the form of long-term equity awards, and 67% of those awards will be performance-vesting.

•	Further increased the level of performance required to achieve the financial goals included in our corporate scorecard and performance-vesting RSUs.

•	Narrowed the pay gap between our CEO and other NEOs.

Leadership Succession

In December 2020 we announced that Gary Kain, the Company’s Chief Executive Officer and Chief Investment Officer, will transition to the role of Executive Chairman of the Board effective July 1, 2021. Pursuant to AGNC’s management’s succession plan, Peter Federico, who currently serves as President and Chief Operating Officer, will assume the role of Chief Executive Officer and Christopher Kuehl, currently serving as Executive Vice President, Agency Portfolio Investments, will succeed Mr. Kain as Chief Investment Officer. In light of each of their new roles and responsibilities, the Company entered into revised employment agreements with each of these executives. A summary of the revised compensation arrangements for each executive is provided on page 66 of this proxy statement. The Board expects that Prue Larocca, currently Chair of the Board and Lead Independent Director, will continue in her role as the Board’s Lead Independent Director and will also become Vice Chair of the Board in July. The Company remains committed to strong independent leadership on the Board, and Ms. Larocca will continue to work with Mr. Kain to oversee AGNC’s strategy and ongoing commitment to creating stockholder value.

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BOARD AND GOVERNANCE MATTERS

BOARD AND GOVERNANCE MATTERS

Our Board is currently comprised of six independent directors and our CEO. The following table sets forth the current members of our Board and their committee membership:

Name	Director Since	Executive	Audit(1)	Compensation & Corporate Governance(2)
Prue B. Larocca* (Board Chair)	2013	Chair	✓	✓
Donna J. Blank*	2018	✓	Chair
Morris A. Davis*	2008			Chair
John D. Fisk*	2019			✓
Gary D. Kain	2016	✓
Paul E. Mullings*	2016		✓
Frances R. Spark*	2019		✓

*	Director is “independent” as defined in Rule 5605(a)(2) of The Nasdaq Listing Rules (the “Nasdaq rules”).
(1)

Each member of the Audit Committee is “independent” as defined in Rules 5605(a)(2) and 5605(c)(2) of the Nasdaq rules and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that Mss. Blank and Spark are each an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act of 1933 (the “Securities Act”)).

(2)	Each member of the Compensation and Corporate Governance Committee is “independent” as defined in Rules 5605(a)(2) and 5605(d)(2) of the Nasdaq rules.

Board Leadership Structure

Ms. Larocca has served as our Chair and Lead Independent Director since May 2016. We believe that objective, independent oversight of management is central to our corporate governance, executing on our strategic objectives, and serving the long-term interests of our stockholders. The Board regularly evaluates the most effective leadership structure for the Company and believes that separating the positions of Chair and Chief Executive Officer is the best corporate governance leadership structure for us at this time. Our Board also has a policy, which is consistent with the Nasdaq rules and good corporate governance, to have our independent directors meet regularly without members of management or employee directors present to facilitate the Board’s effective independent oversight of management. Presently, our independent directors meet during our Board’s quarterly in-person meetings and may hold additional meetings at the request of the Chair and Lead Independent Director or a majority of the directors.

Each of our Board’s Audit Committee and Compensation Committee is composed entirely of independent directors. These independent committees of our Board also have the authority under their respective charters to hire independent advisors and consultants, at the Company’s expense, to assist them in performing their duties. A majority of our Board’s Executive Committee also consists of independent directors. Our Board has determined that all of the current directors, except Mr. Kain, are “independent” as defined in the Nasdaq rules.

We announced that in July 2021 Mr. Kain will resign as Chief Executive Officer and Chief Investment Officer of AGNC and transition to the role of Executive Chairman of the Board and that Peter Federico will become our Chief Executive Officer. At that time, the Board expects Ms. Larocca to assume the role of Vice Chair of the Board and continue to serve as our Lead Independent Director.

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BOARD AND GOVERNANCE MATTERS

With this transition, AGNC remains committed to maintaining strong, independent leadership on the Board. Ms. Larocca, in her role as Lead Independent Director and Vice Chair, will be empowered with robust, well-defined duties, including the ability to call meetings of the independent directors as she deems necessary or appropriate. As Lead Independent Director and Vice Chair, she will also continue to preside over regular and special meetings of the independent directors, have input on Board agendas, and facilitate effective communication between the independent directors and management of the Company.

Corporate Governance

Our Board has developed strong corporate governance practices, which are memorialized in our Corporate Governance Guidelines, to support its oversight responsibilities. These guidelines, together with our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), Third Amended and Restated By-laws, as amended (our “By-laws”), and committee charters of the Audit Committee and the Compensation Committee, form the basis for performance of our governance activities. All of these documents are available in the Investors section of our website at www.AGNC.com.

CORPORATE GOVERNANCE HIGHLIGHTS

•	Annual election of directors
•	Directors elected by majority voting, with a resignation policy for directors who do not receive a majority support
•	Four of seven directors are gender or racially diverse
•	Chair is separate from the CEO
•	Robust independent Board leadership
•	All directors serve on two or fewer public company boards
•	Three new independent directors added since 2018 and median Board tenure of 4.4 years
•	Regular meetings of independent directors without members of management
•	Stock ownership guidelines for directors and executive officers
•	Stockholder engagement program, including participation by independent directors
•	Anti-hedging and pledging policy for directors and executive officers
•	Clawback policy for compensation
•	No stockholder rights plan or “poison pill”
•	Comprehensive Code of Ethics and Conduct and Corporate Governance Guidelines
•	Annual board and committee self-evaluations
•	100% attendance at 94% of our Board and committee meetings in 2020
•	Membership in the National Association of Corporate Directors (the “NACD”), a leading authority on corporate boardroom and governance practices

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BOARD AND GOVERNANCE MATTERS

Committees of the Board of Directors

Our Board’s principal standing committees and their primary functions are described below.

Audit Committee

This committee assists the Board in overseeing:

•	our accounting and financial reporting processes;
•	the integrity and audits of our financial statements;
•	the adequacy of our internal control over financial reporting, including controls relating to the preparation of our financial statements;
•	our internal audit department and their annual scope of work;
•	cybersecurity and other risks to information technology systems;
•	our compliance with legal and regulatory requirements;
•	compliance with our Code of Ethics and Conduct (“Code of Ethics”);
•	the qualifications and independence of our independent registered public accounting firm; and
•	the performance of our independent registered public accounting firm and any internal auditors.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing the plans and results of the audit engagement with the independent registered public accounting firm, approving professional services provided by the independent registered public accounting firm, and considering the range of audit and non-audit fees. The committee’s meetings include, whenever appropriate, executive sessions with our independent external auditors, without the presence of management.

Compensation and Corporate Governance Committee

This committee’s principal functions are to:

•	oversee and review our compensation practices with respect to our executive officers, employees, and members of the Board and make recommendations to the Board on these matters;
•	set the terms of employment of our executive officers and recommend CEO compensation decisions for approval by all of the independent directors on our Board;
•	administer our equity and incentive plans to the extent delegated authority by the Board;
•	provide general oversight of our compensation structure, including any compensation plans;
•	regularly evaluate and report to the Board on executive and director succession plans;
•	identify and engage in leadership development opportunities for management and the Board;
•	monitor and facilitate our governance, including membership of the Board and operations pursuant to our Corporate Governance Guidelines;
•	review and evaluate the sufficiency of our Code of Ethics;
•	oversee evaluation of our CEO and other executive officers; and
•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings.

The Compensation Committee also serves as the Board’s standing nominating committee and as such performs the following functions:

•

identifying, recruiting, and recommending to the Board qualified candidates for election as directors and recommending a slate of nominees for election as directors by our common stockholders at the annual meeting of stockholders;

•	developing and recommending to the Board Corporate Governance Guidelines, including the committee’s selection criteria for director nominees;

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BOARD AND GOVERNANCE MATTERS

•	recommending to the Board nominees for each committee of the Board; and
•	annually facilitating an assessment of Board, Board committee, and individual director performance and making reports thereon to the Board.

Under its charter, the Compensation Committee has the authority to select, retain, and terminate compensation consultants. In connection with the Internalization in 2016, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to assist the Compensation Committee in designing and establishing a compensation structure. Since that time, the Compensation Committee has engaged FW Cook on an annual basis to advise on and assist with the review and evaluation of executive compensation and compensation of our non-employee directors.

Executive Committee

This committee has the authority to exercise all powers of the Board except for actions that must be taken by the full Board under Delaware law, our Certificate of Incorporation, or By-laws.

Board and Committee Meetings

The Board generally holds regular quarterly meetings and meets on other occasions, as necessary. In addressing the financial market turmoil resulting from the Pandemic, management and the Board significantly increased the frequency of its meetings in early 2020. The Board held 20 regular and special meetings during 2020, including 12 during a one-month period at the height of the market volatility, as the Board oversaw management’s response to the Pandemic. In addition, the independent directors met separately in executive sessions to discuss various matters, including our performance and the performance of our Chief Executive Officer and other executive officers.

Each of the Audit Committee and the Compensation Committee schedules regular meetings to coincide with the quarterly in-person meetings of the Board and also meets at the request of senior management or at such other times as its Chair determines. The Chair of each Committee, in consultation with our Secretary, sets the agendas for the meetings. Each committee reports to the Board on its activities at the next regularly scheduled Board meeting following its committee meetings and when appropriate. During 2020, the Audit Committee held six meetings, and the Compensation Committee held ten meetings.

Each of our independent directors attended all of the meetings of the Board and committees on which he or she served in 2020 with the exception of two special meetings of the Board where a single independent director was unable to attend. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend, and each of our directors attended the virtual 2020 Annual Meeting.

Director Nomination Process

Nominations for election to the Board may be made by the Compensation Committee or by any common stockholder entitled to vote for the election of directors. Candidates recommended by common stockholders will be evaluated by the Compensation Committee under the same criteria that are applied to other candidates.

Board Membership Criteria

The Compensation Committee endeavors to identify, recruit, and nominate candidates based on the following eligibility and experience criteria: a candidate’s integrity and business ethics, strength of character, judgment, experience, and independence, as well as factors relating to the composition of the Board, including its size and structure, the relative strengths and experience of current directors, and principles of diversity, including diversity of experience, personal and professional backgrounds, race, gender, ethnicity, and age.

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BOARD AND GOVERNANCE MATTERS

The Compensation Committee recognizes the importance of diverse viewpoints, experience, and backgrounds to a well- functioning Board. Although the committee does not have formal objective criteria for diversity on our Board, it is a significant consideration, and since 2013, 67% of new director nominations have been women or minority candidates. In nominating candidates to the Board, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates his or her contributions to determine suitability for continued service, taking into consideration the Board’s criteria for candidates, the Board evaluation process, and other perceived needs of the Board. The Company maintains a corporate membership in the NACD, which provides each director with access to continuing education, research materials, and publications relating to corporate governance, board leadership, and other topical information.

Oversight of Strategy and Key Risks

Our Board is responsible for the general oversight of the Company, including our strategic direction, the performance of our executive officers, and the Company’s risk management processes, to assure that the long-term interests of our stockholders are being served. In performing this oversight function, the Board, directly or through its standing committees, regularly reviews and discusses our corporate strategy and our material strategic, operational, financial, compensation, and compliance risks with senior management.

The Board receives updates at each regular meeting on the Company’s performance, market conditions, and other recent developments, including, among other things, the risks and opportunities facing us, as well as the strategies used to hedge the Company’s exposure to market risks, including interest rate, spread, prepayment, and extension risks. The Board periodically reviews and discusses with management and in executive session our strategic direction. The Board also regularly reviews our compliance with policies, procedures, and processes addressing other operational risks. In addition to its regular quarterly meetings, the Board also conducts an annual multi-day meeting devoted to reviewing the Company’s strategy, macro trends impacting our business, and other topics of interest to our directors, including relevant continuing education sessions.

The Board has evaluated the Company’s cybersecurity posture and risk exposure with management after considering our operations and the types of data retained on our systems. Our primary business involves investment in mortgages and mortgage-related instruments. We do not currently perform mortgage servicing, maintain customer accounts, or provide any direct mortgage lending, and thus we do not receive personal information on individual mortgage borrowers as part of our regular operations. The Company contracts with

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third-party security firms to provide threat detection and conduct annual testing on our systems. The Board has delegated oversight of AGNC’s cybersecurity risk to the Audit Committee, which is also responsible for oversight of information technology and data security controls related to our financial reporting. The Audit Committee reviews cybersecurity and receives reports from the Company’s Senior Vice President for Information Technology on at least a quarterly basis and may also receive additional updates or reports as it deems necessary.

The Board recognizes the importance of effective executive leadership and the promotion of an ethical and professional culture throughout our organization. The Board and the Compensation Committee are actively engaged in overseeing succession planning, including a routine review of staffing for critical roles, considering the operational needs of the Company and the potential leadership, industry knowledge, and investment skills of existing employees. The announced transition of Mr. Kain to Executive Chairman of the Board and the promotion of Messrs. Federico and Kuehl effective in July 2021 are consistent with our Board’s long-term commitment to sound succession planning and effective development of employees. Executives and other key employees in the Company are given exposure to the Board during meetings and other events to assist with their development and the Board’s evaluation. In addition, the Board receives updates on management’s strategies for recruiting, developing, and retaining outstanding personnel and minimizing employee turnover, as applicable. These strategies include the Company’s broad-based long-term incentive (“LTI”) compensation program through which grants of RSUs are made to all employees at every level of the Company, thereby further aligning the interest of all of our employees with our stockholders.

The Board has delegated certain risk management oversight responsibility to its committees as follows:

•

Regulatory Compliance Risk: The Board, both directly and through the Audit Committee, receives regular reports from the Company’s legal, accounting, and internal audit representatives on regulatory compliance matters, including the Company’s compliance with its REIT qualification and exemption from the Investment Company Act of 1940 and compliance with our Code of Ethics.

•

Financial and Accounting Risk: The Audit Committee oversees the Company’s management of its financial, accounting, internal control over financial reporting, and regulatory compliance through regular meetings with our Chief Financial Officer, senior representatives of the Company’s accounting, tax, internal audit, and legal departments, and representatives of the Company’s independent public accountant.

•	Litigation Risk: The Compensation Committee monitors the Company’s litigation, if any.

•	Governance Risk: The Compensation Committee also oversees risks related to Board organization, membership, structure, and corporate governance.

•

Succession Planning and Human Capital Risk: The Compensation Committee is responsible for ensuring that a succession plan is in place for our executive officers and other key employees and overseeing the Company’s management and development of its human capital.

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ESG and Corporate Responsibility

We understand the importance of incorporating environmental, social, and governance considerations into our business and day-to-day operations, and we appreciate the increased interest of our stockholders in these matters. We consider the interests of all our stakeholders—our stockholders, employees, lenders, other counterparties, vendors, and community—in pursuing the long-term success of our business. Rather than delegating responsibility for oversight of all ESG matters to a single committee, each Committee and the Board govern and oversee areas of corporate responsibility within their areas of focus. As described above, our Compensation Committee oversees our approach to human capital management and development, the governance and operations of our Board, and the composition and diversity of our Board; our Audit Committee oversees our management’s governance of our business conduct in the areas of financial reporting, information security, legal and regulatory compliance, and compliance with our Code of Ethics; and our full Board oversees our investment guidelines, portfolio and risk management framework, and overall strategic direction, which incorporates our responsibility to the people and communities we serve.

We believe that 2020 was a foundational year for our sustainability reporting. We evaluated reporting standards that would correspond to our business of investing in Agency MBS and our modest employee base and environmental footprint. Based on that work, we issued our inaugural ESG report in March 2021 (“ESG Report”), including disclosures aligning with the Sustainability Accounting Standards Board standards for 2020. As part of this process, we sought to identify the environmental, social, and governance factors most material to our business and operations. In 2021, we expect to continue to revise our disclosures and practices as investor standards continue to develop, and our Board continues to evaluate its oversight of these areas. Additional information regarding our efforts to implement ESG factors in the operation of our business is available in our ESG Report, located in the Corporate Responsibility section of our website at www.AGNC.com/corporate-responsibility.

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BOARD AND GOVERNANCE MATTERS

Social Considerations

AGNC’s primary social considerations and impacts relate to our investment activity and human capital management, both of which are critical to our success as an organization.

Investment Activity

As a provider of private capital to the U.S. housing market through our investments in residential mortgages, our business enhances liquidity in the residential real estate mortgage markets and, in turn, facilitates home ownership in the U.S. As of December 31, 2020, AGNC had $98 billion in aggregate mortgage and mortgage-related investments. The social benefits of homeownership are well-documented, and home ownership has historically been viewed as an accessible vehicle of individual wealth creation and aids in the development of strong communities. Our investments in residential mortgages play a meaningful role in helping Americans become homeowners.

Human Capital Management

As an employer, we have a responsibility to our most important asset, our employees. We are committed to providing our employees an engaging, supportive, and inclusive atmosphere in which to grow professionally and contribute. We pride ourselves on providing a wide selection of resources to protect our employees’ health, well-being, financial security, safety, and work-life balance. AGNC is also committed to promoting equality and further increasing diversity within our workforce. We recognize the importance of ongoing communication and engagement with our employees through direct channels, facilitated by our small employee base. In addition, we provide a hotline where employees can submit claims or report suspected violations of our policies or other concerns anonymously. Additional details regarding our full suite of benefit programs, including retirement, health and wellness, and professional development are included in our ESG Report.

AGNC’s long-term commitment to the health, safety, and well-being of our workforce continued in the face of the Pandemic. When Covid-19 forced a shift to a remote work environment, we commenced regular townhall style meetings to ensure regular communication between management and our employees. AGNC has provided greater flexibility in work hours and expectations in recognition of the challenges our employees face in the remote work environment and also took steps to ensure that our personnel had adequate resources and capabilities to work in a remote or hybrid environment. In addition to its oversight of our investment operations, our Board was also focused on oversight of human capital management in the midst of the Pandemic. In the face of market turmoil and mass reductions in force throughout the economy, in March 2020 our Board acted to provide a level of financial assurance to our employees by adopting a retention plan that would provide severance to impacted employees should workforce reductions have become necessary in 2020. However, unlike many other companies across industries, the Company has not laid off or furloughed any employees or otherwise reduced employee compensation or hours since the Pandemic began. To further engage with our employees and hear their concerns, we also conducted an anonymous employee survey to better understand the challenges our employees were facing during the Pandemic. 96% of our employees responded to the survey, with 100% of respondents positively reviewing the Company’s efforts in responding to the Pandemic, citing our attention to the health and safety of employees, communication, resource availability, and flexible work arrangements.

In light of the many challenges facing our communities in 2020, the Company made contributions to six organizations focused on addressing social and economic inequality and that were selected by a committee of our employees. We continue to discuss with our employees meaningful opportunities for us to engage on these topics in 2021.

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BOARD AND GOVERNANCE MATTERS

Environmental Considerations

As an investment firm with 50 office-based employees, our business operations have a relatively modest environmental impact. Nevertheless, we do consider environmental risk factors and strive to use resources efficiently and responsibly. Further details regarding our corporate efforts to reduce our environmental impact are discussed in our ESG Report.

Director Compensation

As described in more detail below, we compensate our independent directors with cash retainers and equity-based awards. Directors who are employees of the Company or our subsidiaries do not receive any compensation for service as a member of the Board, although we reimburse all directors for travel expenses incurred in connection with Board and committee meetings and Board-related functions. The Compensation Committee periodically reviews the form and amount of compensation paid to our independent directors to ensure it remains consistent with quality corporate governance practices. In these reviews, the Compensation Committee regularly consults with FW Cook for advice on the design and structure of the program, information on recent trends and developments in non-employee director compensation, general industry data, and analyses of the competitiveness of our non-employee director compensation levels relative to comparable companies.

In 2020, independent directors received a cash retainer for service on the Board at the annual rate of $112,500, payable quarterly in advance. The 2020 cash retainer level was established in 2019 in consultation with FW Cook following the Compensation Committee’s review of market practices at a group of comparable companies and taking into consideration the level of work required of our directors. The Chairs of our Audit Committee and Compensation Committee each received an additional retainer at an annual rate of $25,000, each payable quarterly in advance. Our Chair and Lead Independent Director received an additional annual retainer of $50,000, payable quarterly in advance. In 2020 the Board, in consultation with FW Cook, concluded that the cash retainers for independent directors and for Board and committee chair positions remained reasonable in light of the work expected in each role.

The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning the long-term interests of our directors with those of our stockholders. On April 23, 2020, each of our independent directors serving on the Board at that time received 10,113 RSUs under the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan (the “2016 Equity Plan”), which is described in more detail below. The RSUs vest on the earlier of April 23, 2021 or the date of the 2021 Annual Meeting of Stockholders, subject to the director’s continued service on our Board through the vesting date. Each RSU represents the right to receive an equivalent number of shares of our common stock, plus dividend equivalents, subject to the terms of the 2016 Equity Plan.

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BOARD AND GOVERNANCE MATTERS

The following table sets forth the compensation received by each independent director during 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Donna J. Blank	137,500	125,000	262,500
Morris A. Davis	137,500	125,000	262,500
John D. Fisk	112,500	125,000	237,500
Prue B. Larocca	162,500	125,000	287,500
Paul E. Mullings	112,500	125,000	237,500
Frances R. Spark	112,500	125,000	237,500

(1)

The amounts reported in the “Stock Awards” column represent the grant date fair value of each award granted calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), as required by Securities and Exchange Commission (“SEC”) regulations. Each award represents the right to receive 10,113 shares of common stock (calculated by dividing the value of the award by the closing price of a share of common stock on the grant date, which was $12.36 on April 23, 2020). As of December 31, 2020, in connection with these awards, each independent director had unvested RSUs relating to 10,920 shares of common stock, including dividend equivalents on the RSUs.

The 2016 Equity Plan

The Company maintains the 2016 Equity Plan, which was approved by stockholders in December 2016 and allows us to provide our directors, executive officers, and other employees with equity incentive compensation. Subject to adjustment as described in the 2016 Equity Plan, total awards under the 2016 Equity Plan are currently limited to 10,000,000 shares, inclusive of dividend equivalents paid on such awards. These shares may be shares of original issuance or treasury shares or a combination of the two, and awards may be time-vested or performance-vested.

The 2016 Equity Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, appreciation rights, restricted shares, restricted stock units, performance shares, performance units, dividend equivalents, and certain other awards denominated or payable in, or otherwise based on, shares of common stock, plus cash incentive awards, for the purpose of providing our non-employee directors, officers, and other employees, and those of our subsidiaries, incentives and rewards for service or performance. The 2016 Equity Plan places a limit on the dollar value of awards and other compensation that may be made to a director in any year. Members of our Board and executive officers may elect to defer distribution of their awards under the 2016 Equity Plan for a period of up to ten years.

Proposal 2 included in this proxy statement seeks stockholder approval to amend and restate the 2016 Equity Plan. A discussion of the proposed revisions to the 2016 Equity Plan and our rationale for requesting these changes is discussed on pages 21 to 38.

Independent Director Plan

In connection with our IPO, we established the American Capital Agency Corp. Equity Incentive Plan for Independent Directors (the “Independent Director Plan”), which provided for the issuance of equity-based awards, including stock options, restricted stock, restricted stock units, unrestricted stock awards, and other awards based on our common stock that may be made by us to our independent directors. The Independent Director Plan was terminated when our stockholders approved the 2016 Equity Plan on December 9, 2016, except with respect to then outstanding awards. Restricted stock units awarded under the Independent Director

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BOARD AND GOVERNANCE MATTERS

Plan conferred to the participant the right to receive cash, common stock, or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that were subject to the award. The holders of awards of restricted stock units were also entitled to receive dividend equivalents and could elect to defer distribution of their equity-based awards for a period of up to ten years.

Stock Ownership Guidelines

Our Board believes that directors more effectively represent the best interests of the Company if they are stockholders themselves. Thus, independent directors are encouraged to own shares of our common stock equal in value to 3x the annual cash Board retainer (which was $112,500 in 2020) within the later of five years of joining the Board or January 24, 2022. Shares of deferred or restricted stock or units (both vested and unvested and including shares for which a deferral election was made) granted to directors under the Independent Director Plan and the 2016 Equity Plan are included in determining the number of shares held for this purpose. Until the stated minimum is met, each independent director must retain at least 50% of the shares of common stock received upon vesting, net of any shares withheld or sold to pay or reimburse taxes on such income.

In addition, our Board has adopted a policy prohibiting our executive officers and directors from any hedging, pledging, or entering into margin loans with respect to any shares of our common stock (regardless of whether such stock is owned directly or indirectly, as such terms are used in the SEC rules promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) or from engaging in short sales of our common stock or entering into any other transaction or derivative agreement where he or she would earn a profit or offset losses due to a decline of our stock price.

The following table sets forth the total stock ownership of our independent directors, including beneficially owned, unvested, and deferred shares, as calculated pursuant to our stock ownership guidelines as of February 26, 2021:

Name	Beneficially Owned Shares (#)	Unvested Shares (#)	Deferred Shares (#)	Total (#)
Donna J. Blank	–	11,000	8,460	19,460
Morris A. Davis	7,350	11,000	14,132	32,482
John D. Fisk	15,628	11,000	–	26,628
Prue B. Larocca	36,095	11,000	15,422	62,517
Paul E. Mullings	–	11,000	26,900	37,900
Frances R. Spark	5,000	11,000	–	16,000

Director Resignation Policy

Our By-laws require a candidate in an uncontested election for director to receive a majority of the votes cast in order to be elected as a director. Under this provision, each vote is specifically counted “for” or “against” the director’s election, unless a common stockholder abstains from voting with respect to the matter. Thus, a director nominee is required to receive more votes “for” than “against” to be elected. Pursuant to Delaware law, a director shall remain in office until his or her successor is elected and qualified even if the director has not received a vote sufficient for re-election. Thus, a corporation could have a “holdover” director. However, pursuant to our Board-approved director resignation policy, an incumbent director must tender his or her resignation to the Board if the director is nominated but not re-elected. The policy also requires the Compensation Committee to make a recommendation to the full Board on whether to accept or reject the

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BOARD AND GOVERNANCE MATTERS

resignation within 90 days of receipt of the tendered resignation and the full Board to make that determination. The Board would publicly disclose its decision by filing a Current Report on Form 8-K with the SEC within four days of making its determination.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Compensation Committee recommendation or Board action regarding whether to accept the resignation offer. If each member of the Compensation Committee does not receive a vote sufficient for re-election, then the independent directors who did receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. If only three or fewer directors receive a sufficient vote for re-election, all directors (other than the director who tendered the resignation under review) may participate in the action regarding whether to accept the resignation offers.

Certain Transactions with Related Persons

Related Person Transaction Policies

Our Board has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then promptly assess and communicate that information to the Compensation Committee. Based on its consideration of all of the relevant facts and circumstances, the Compensation Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Compensation Committee, which will evaluate all options available, including ratification, revision, or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Our Code of Ethics, which is reviewed by our Board and provided to all of our directors, officers, and employees, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of AGNC. Pursuant to our Code of Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our chief compliance officer. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his or her provision of services to us. Our chief executive officer, president, chief financial officer, principal accounting officer, controller, directors and certain other persons who may be designated by our Board or its Audit Committee, whom we collectively refer to as our financial executives, must consult with our chief compliance officer with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Ethics. In the event that a financial executive desires to engage in a proposed action or arrangement that is not consistent with our Code of Ethics, the financial executive must obtain a waiver of the relevant provisions of our Code of Ethics in advance from our Audit Committee. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our financial executives) on our web site at www.AGNC.com.

Related Person Transactions

We did not enter into any transactions in 2020 in which any related person of ours had any material interest.

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BOARD AND GOVERNANCE MATTERS

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2020 served as an officer, former officer, or employee of ours or had a relationship required to be disclosed under “Board and Governance Matters—Certain Transactions with Related Persons.” Further, during 2020, none of our executive officers served as:

•

a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Certificate of Incorporation, our common stockholders elect each of the members of the Board annually. The term of each director will expire at the Annual Meeting. Each director has been nominated by the Compensation Committee of the Board, in accordance with our By-laws, to stand for re-election at the Annual Meeting and to serve as a director until our Annual Meeting to be held in 2022 and until his or her successor is elected and qualified. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A common stockholder using the enclosed form of proxy can vote for or against any or all of the nominees or may abstain from voting for any or all of the nominees.

We believe that all of our nominees possess the personal and professional qualifications necessary to serve as a member of our Board and collectively represent a balance of industry knowledge, skills, and expertise. Our directors have been evaluated by the Compensation Committee pursuant to the guidelines described above under “Board and Governance Matters—Board Membership Criteria,” and the determination was made that each of them fulfills and exceeds the qualities that we look for in members of our Board. Mr.  Kain is our Chief Executive Officer and Chief Investment Officer. All other nominees are independent as defined in the Nasdaq rules.

Summary of Our Board’s Industry and Functional Expertise

We believe that our directors have a diversity of experience and a wide variety of skills and qualifications that strengthen their ability to provide guidance and oversight to the Company and management on behalf of stockholders.

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PROPOSAL 1: ELECTION OF DIRECTORS

The information set forth below with respect to each of our directors, each of whom is a nominee for election at the Annual Meeting, is as of February 26, 2021. The business address of each nominee is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814. We have highlighted specific attributes for each Board member below.

Director Nominee Biographies and Qualifications

DONNA J. BLANK, 59

Professional Experience:

Ms. Blank is a finance executive with over 30 years of financial and operational experience, primarily in financial services. From 2015 through 2016, she was Chief Financial Officer at ZAIS Group, LLC, an alternative asset manager. While at ZAIS, Ms. Blank also served as the Chief Financial Officer of its externally managed publicly traded residential mortgage REIT and its public holding company. Prior to her role at ZAIS, she served as Chief Financial Officer and Executive Vice President at NFP Corp., a publicly traded insurance brokerage, from 2008 until 2013. From 2003 to 2008, Ms. Blank was Chief Financial Officer at Financial Guaranty Insurance Company, both before and subsequent to its sale by GE Capital to an investor group in late 2003. She has served as an independent director and member of the Audit Committee at American Enterprise Mutual Holding Company since March 2018 and has also served as chair of the Audit Committee since March 2020. Ms. Blank holds an MBA in Finance and a Master of International Affairs, both from Columbia University. Ms. Blank is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Director Qualifications:

Ms. Blank’s extensive public company accounting and operational experience in the financial services sector, including her senior executive role at a publicly traded residential mortgage REIT, strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

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PROPOSAL 1: ELECTION OF DIRECTORS

MORRIS A. DAVIS, 49

Professional Experience:

Dr. Davis is the Paul V. Profeta Chair of Real Estate and Academic Director of the Center for Real Estate at Rutgers Business School, where he has worked since September 2014. Dr. Davis is also currently an Adjunct Scholar at the American Enterprise Institute and is a Senior Scholar of the Opportunity and Inclusive Growth Institute of the Federal Reserve Bank of Minneapolis. Previously, Dr. Davis was the James A. Graaskamp Chair of Real Estate in the Department of Real Estate at the University of Wisconsin-Madison, where he worked from September 2006 through August 2014. Dr. Davis was also the Academic Director of the James A. Graaskamp Center for Real Estate at the University of Wisconsin-Madison. From July 2002 to August 2006, Dr. Davis was an economist at the Federal Reserve Board working in the Flow of Funds Section. From October 2001 to July 2002, he was Director of Yield Optimization at Return Buy, Inc. and from August 1998 to October 2001, Dr. Davis was an economist at the Macroeconomics and Quantitative Studies Section of the Federal Reserve Board. Dr. Davis also previously served on the board of directors of MTGE Investment Corp. (Nasdaq: MTGE) from August 2011 until May 2016. Additionally, he served on the board of directors of the SkyBridge Opportunity Zone Real Estate Investment Trust, Inc., a private REIT, from November, 2018 until September, 2019 where he was the chair of the valuation committee. Dr. Davis was also formerly on the Academic Advisory Council of the Federal Reserve Bank of Chicago and served as a Research Associate at the Federal Reserve Bank of Cleveland. Dr. Davis is widely published on issues related to the U.S. housing markets and a frequent lecturer. He holds a Ph.D. in Economics from the University of Pennsylvania.

Director Qualifications:

Dr. Davis’s extensive expertise in economics, housing policy, and finance matters strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

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PROPOSAL 1: ELECTION OF DIRECTORS

JOHN D. FISK, 64

Professional Experience:

Mr. Fisk retired in March 2019 as the Chief Executive Officer of the FHLBanks Office of Finance, a division of the Federal Home Loan Banks that issues and services all debt securities for the regional Federal Home Loan Banks, supporting borrowings of $1 trillion. Mr. Fisk had previously served as the Deputy Managing Director and Chief Operating Officer of the FHLBanks Office of Finance from 2004 until 2007 when he became the Chief Executive Officer. Prior to joining the FHLBanks Office of Finance, Mr. Fisk was the Executive Vice President of Strategic Planning at MGIC Investment Corporation, one of the nation’s largest providers of mortgage insurance, from 2002 until 2004. Mr. Fisk holds an MBA in Finance and Public Management from The Wharton School at the University of Pennsylvania and a BA from Yale University.

Director Qualifications:

Mr. Fisk’s expertise in the US housing sector, including debt issuance and mortgage insurance, and his senior executive officer experience overseeing human capital management strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

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PROPOSAL 1: ELECTION OF DIRECTORS

GARY D. KAIN, 56

Professional Experience:

Mr. Kain has served as a Director and our Chief Executive Officer since March 2016 and Chief Investment Officer since January 2009. He previously was our President from April 2011 until March 2018.

Prior to joining AGNC Investment Corp., Mr. Kain was Senior Vice President of Investments and Capital Markets of Freddie Mac from May 2008 to January 2009. He also served as Senior Vice President of Mortgage Investments & Structuring of Freddie Mac from February 2005 to April 2008, during which time he was responsible for managing all of Freddie Mac’s mortgage investment activities for the company’s $700 billion retained portfolio. From 2001 to 2005, Mr. Kain served as Vice President of Mortgage Portfolio Strategy at Freddie Mac. From 1995 to 2001, he was the head trader in Freddie Mac’s Securities Sales & Trading Group, where he was responsible for managing all trading decisions including REMIC structuring and underwriting, hedging all mortgage positions, income generation, and risk management. Prior to that, he served as a senior trader, responsible for managing the adjustable-rate mortgage and REMIC sectors. Mr. Kain previously served as a Director and Chief Executive Officer of MTGE Investment Corp. (Nasdaq: MTGE) from March 2016 until May 2018 and as Chief Investment Officer from March 2011 until May 2018. In addition, he served as President from March 2011 until March 2018 of MTGE.

Director Qualifications:

Mr. Kain’s extensive and lengthy expertise in the Agency mortgage sector and his deep knowledge of our business as our Chief Executive Officer and Chief Investment Officer strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

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PROPOSAL 1: ELECTION OF DIRECTORS

PRUE B. LAROCCA, 69

Professional Experience:

Ms. Larocca has served as our Chair and Lead Independent Director since May 2016. She is a retired investment banking executive and a widely recognized expert in the areas of housing finance and securitization. Ms. Larocca previously served as a member of the board of the Housing Preservation Foundation, the Washington School for Girls, and the American Securitization Trade Association. Ms. Larocca was a Managing Director of Royal Bank of Scotland (“RBS”) in the Mortgage Backed and Asset Backed Finance Group from 1997 until her retirement from RBS in 2011. Prior to joining RBS, Ms. Larocca was a Senior Vice President at Lehman Brothers in the mortgage finance business, managed the consumer and single-family securitization business for the Resolution Trust Corporation, and practiced law with the firms of Milbank, Tweed, Hadley and McCloy and Kutak Rock. She is a graduate of the Georgetown University Law Center and Indiana University. Ms. Larocca previously served on the board of directors of MTGE Investment Corp. (Nasdaq: MTGE) from February 2013 until May 2016.

Director Qualifications:

Ms. Larocca’s extensive and lengthy expertise in mortgage finance and asset securitization strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

PAUL E. MULLINGS, 70

Professional Experience:

Mr. Mullings has 40 years’ experience in the mortgage banking sector. Mr. Mullings served from 2015 until his retirement in 2020 as a Managing Director of The Collingwood Group, a SitusAMC company, a business advisory and risk management firm focused on the financial services industry. From 2005 to 2015, Mr. Mullings served as a Senior Vice President of Freddie Mac in the Single-Family Business division. While at Freddie Mac, he also served on the Operating, Management and Credit Risk Committees. Prior to joining Freddie Mac, Mr. Mullings was a Senior Vice President at J.P. Morgan Chase & Co. from 1997 to 2005 in the home finance area. Previously, Mr. Mullings was the President and Chief Executive Officer of the Mortgage Electronic Registration Systems, Inc. (MERS) and the President and Chief Executive Officer of the Residential Mortgage Division of the First Interstate Bank in Los Angeles. Mr. Mullings received his Overseas Certificate in Business Studies from the College of Arts, Science and Technology in Kingston, Jamaica, following which he became a Member of The Institute of Accounting Staff in conjunction with the Association of Certified Accountants in London, England.

Director Qualifications:

Mr. Mullings’ extensive senior executive officer experience in the mortgage banking sector and the secondary mortgage market strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

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PROPOSAL 1: ELECTION OF DIRECTORS

FRANCES R. SPARK, 62

Professional Experience:

Ms. Spark is an experienced finance professional with broad expertise in mortgage finance and financial reporting for publicly traded companies, including mortgage REITs. Ms. Spark served as the Chief Financial Officer and Treasurer for CYS Investments, Inc., a publicly traded mortgage REIT that invested predominantly in Agency MBS from 2009 through 2016. Prior to the internalization of CYS’s management in 2011, Ms. Spark also served as the Chief Financial Officer and Treasurer of CYS’s external manager, Sharpridge Capital Management, LP. She had served as a director and Audit Committee chair of CYS from its initial capitalization in 2006 until shortly after its initial public offering. Prior to CYS, Ms. Spark was the Chief Financial Officer for MVC Capital, Inc., a business development company, from 2003 until 2005. Ms. Spark’s career has included managing Spark Consulting, a privately owned strategic advisory and business consulting firm, and executive positions with financial services firms in the United States and the United Kingdom. She also served as an independent director and a member of the Audit and Risk Committees of Reverse Mortgage Investment Trust, a private finance company operating in the reverse mortgage industry from 2015 to 2020. Ms. Spark is a Chartered Accountant and previously worked as an auditor with KPMG in the United Kingdom. She holds a BS from the University of Southampton in the United Kingdom. Ms. Spark is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Director Qualifications:

Ms. Spark’s public company accounting, finance, and risk management expertise in the mortgage REIT sector, including her role as a senior executive officer at a publicly traded residential mortgage REIT, strengthens our Board’s collective qualifications, skills, experience, and viewpoints.

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the affirmative vote of a majority of the votes cast by holders of our common stock at the Annual Meeting. The affirmative vote of a “majority” of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. In the context of the election of seven directors at the Annual Meeting, it will mean that each of the seven candidates will be required to receive more votes “for” than “against” to be elected. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

PROPOSAL 2:

APPROVAL OF THE

AMENDED AND RESTATED AGNC INVESTMENT CORP.

2016 EQUITY AND INCENTIVE COMPENSATION PLAN

General Information

We are asking stockholders to approve the AGNC Investment Corp. Amended and Restated 2016 Equity and Incentive Compensation Plan (the “Amended 2016 Equity Plan”). The Amended 2016 Equity Plan is an amendment and restatement of the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan (the “2016 Equity Plan”), which was first adopted by our Board on October 18, 2016 and approved by our stockholders on December 9, 2016. We are seeking stockholder approval of the Amended 2016 Equity Plan because the Board believes that stock-based incentive awards are a critical element of our compensation program and provide our Compensation Committee with the ability to design compensatory awards that allow the Company to attract, retain, and incentivize non-employee directors, officers and other employees of the Company while also aligning their interests with those of our stockholders.

On January 21, 2021, upon recommendation by the Compensation Committee, the Board of Directors unanimously approved and adopted, subject to the approval of the Company’s stockholders at the Annual Meeting, the Amended 2016 Equity Plan. The Board believes that the 2016 Equity Plan should be so amended (in the form of the Amended 2016 Equity Plan) primarily to reserve an additional 30,000,000 shares of our common stock, par value $0.01 per share (the “common stock”) for awards (the “Share Increase”) (which would result in a total of 40,000,000 shares of common stock being reserved under the Amended 2016 Equity Plan when combined with the 10,000,000 shares already approved by our stockholders under the 2016 Equity Plan prior to its amendment and restatement), and to include the other changes described below. If the Amended 2016 Equity Plan is approved by stockholders, it will be effective on January 21, 2021, the date on which the Amended 2016 Equity Plan was adopted by the Board (subject to stockholder approval). If the Amended 2016 Equity Plan is not approved by our stockholders, the 2016 Equity Plan will remain in effect, but we will be limited in our ability to grant equity-based awards to the Company’s NEOs, other employees, and non-employee directors.

The actual text of the Amended 2016 Equity Plan is attached as Appendix 1 to this proxy statement. The description below of the Amended 2016 Equity Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix 1.

Background and Rationale

Like the 2016 Equity Plan, the Amended 2016 Equity Plan allows the Company to provide equity-based compensation in the form of stock options, appreciation rights (“SARs”), restricted shares, RSUs, performance shares, performance units, dividend equivalents and certain other awards denominated or payable in, or otherwise based on, shares of common stock, plus cash incentive awards, for the purpose of providing our nonemployee directors, officers and other employees, and those of our subsidiaries, incentives and rewards for service or performance. The Board believes that the Amended 2016 Equity Plan is critical to AGNC’s ability to attract, retain, and incentivize a high-quality team with the skills necessary to outperform our industry peers and achieve AGNC’s strategic objectives. AGNC provides equity-based compensation to all of our employees and to all non-employee directors. The Board believes that providing equity-based compensation to all employees is important in order to link compensation with long-term stockholder value creation and more closely align the interests of our employees and directors with those of our stockholders.

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

To date, under the 2016 Equity Plan the Company has issued only time-based RSUs and performance-based RSU awards. The following table includes a summary of 2016 Equity Plan activity for the three years ended December 31, 2020:

2016 Equity Plan Activity For the 3 Years Ended December 31, 2020

	Time- Based RSU Awards	Performance- Based RSU Awards		Total
Unvested Balance as of December 31, 2017	335,228	273,376		608,604

Granted	446,321	272,228	(1)	718,549

Accrued Dividend Equivalent Units	56,618	61,171	(1)	117,789

Vested	(335,708)	–		(335,708)

Forfeitures	(546)	–		(546)

Unvested balance as of December 31, 2018	501,913	606,775		1,108,688

Granted	432,149	494,016	(1)	926,165

Accrued Dividend Equivalent Units	83,355	123,594	(1)	206,949

Performance Adjustment - 2017 Grant	–	131,252	(2)	131,252

Vested	(252,375)	–		(252,375)

Forfeitures	(6,812)	(4,224)		(11,036)

Unvested Balance as of December 31, 2019	758,230	1,351,413		2,109,643

Granted	433,414	508,757	(1)	942,171

Accrued Dividend Equivalent Units	95,809	160,442	(1)	256,251

Performance Adjustment - 2018 Grant	–	88,979	(2)	88,979

Vested	(377,244)	(482,806)		(860,050)

Forfeitures	(1,225)	–		(1,225)

Unvested Balance as of December 31, 2020	908,984	1,626,785		2,535,769

Maximum Potential Performance Adjustment - 2019 and 2020 Grants	–	1,167,365		1,167,365

Unvested Balance as of December 31, 2020 at Maximum Performance Eligibility	908,984	2,794,150		3,703,134

(1)	Annual performance-based RSU grants and accrued dividend equivalent units for performance-based RSU grants assume performance is achieved at 100% of target.
(2)

The performance adjustment – 2018 grant is based on performance achievement of 123.2% of target for awards granted on March 1, 2018. The performance adjustment – 2017 grant is based on performance achievement of 138.3% of target for awards granted on March 1, 2017.

In response to feedback received from AGNC’s institutional stockholders since our Internalization, AGNC has significantly increased the portion of our NEO’s target compensation that is equity-based such that 49% of our NEOs’ 2021 total aggregate target compensation is in the form of RSUs, of which 64% are performance-based RSUs. By comparison, in 2017, the first full year following the adoption of the 2016 Equity Plan, stock-based awards comprised 30% of total aggregate compensation for our NEOs’, of which 58% was performance-based. Since 2017, the Company has increased equity compensation for all employees from 22% of total target compensation to 38% of current total target compensation. This greater emphasis on long-term equity incentives is intended to align our compensation programs with the long-term interests of our stockholders. However, it also requires that we reserve a greater number of shares for awards than originally contemplated when we adopted the 2016 Equity Plan. See Equity Incentive Compensation on page 62 for additional details regarding our equity compensation practices.

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

If the Amended 2016 Equity Plan is not approved, we may be compelled to change our pay-mix practices and increase significantly the cash component of our employee and director compensation. Such an approach may not necessarily align employee and director compensation with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized in other ways.

The Board of Directors recognizes the impact of dilution on our stockholders and has evaluated this request for approval of the Amended 2016 Equity Plan carefully in the context of the need to attract desirable candidates and to continue to motivate and retain our highly skilled employees. In determining the number of shares to request for approval under the Amended 2016 Equity Plan, our management team worked with the Compensation Committee and FW Cook, the Compensation Committee’s independent compensation consultant, to evaluate a number of factors, including criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended 2016 Equity Plan. In considering the number of additional shares to request, the Board considered our burn rate and overhang and the projected future share usage among other factors.

As of December 31, 2020, 4.8 million shares remained available for future grants and accrual of dividend equivalent units under the 2016 Equity Plan, and unvested awards covering 3.7 million shares (based on their potential maximum award amount) and vested deferred awards covering 1.2 million shares were outstanding under the 2016 Equity Plan.

Burn rate is calculated as the number of shares underlying equity awards granted, expressed as a percent of the Company’s total number of outstanding shares. Our annual burn rate, not taking into account forfeitures, averaged 0.22% for the three years ended December 31, 2020. We believe that our historical burn rate is reasonable for a company of our size in our industry. Our Compensation Committee will continue to monitor our equity use in future years. The following table includes a summary of our historical burn rate for each of the three years ended December 31, 2020:

Annual Share Usage (“Burn Rate”) For the 3 Years Ended December 31, 2020

	2018	2019	2020

Time-Based RSU Grants	446,321	432,149	433,414

Time-Based RSU Accrued Dividend Equivalents - Prior to Vest	56,618	83,355	95,809

Time-Based RSU Accrued Dividend Equivalents - Subsequent to Vest (1)	15,603	46,399	67,754

Performance-Based RSU Grants (2)	272,228	494,016	508,757

Performance-Based RSU Accrued Dividend Equivalents - Prior to Vest(2)	61,171	123,594	160,442

Performance-Based RSU Accrued Dividend Equivalents - Subsequent to Vest (1,3)	–	–	42,873

Total	851,941	1,179,513	1,309,049

Weighted Average Common Shares Outstanding - Basic	441,100,000	540,600,000	551,600,000

Annual Share Usage (“Burn Rate”)	0.19%	0.22%	0.24%

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

(1) Includes accrued dividend equivalents for deferred awards subsequent to vest during the deferral period.
(2) Grants and accrued dividend equivalent units for performance-based RSU awards prior to vest assume performance is achieved at 100% of target.
(3) Accrued dividend equivalent units for deferred performance-based RSU awards subsequent to vest are based on actual amounts accrued.

Overhang reflects the potential dilution of stockholders’ ownership by actual share-based awards as well as shares available for grant. In evaluating the number of additional shares to authorize under the Amended 2016 Equity Plan, our Board considered the resulting overhang. The potential dilution under the existing 2016 Equity Plan is 1.80% and, with the requested additional 30,000,000 shares under the Amended 2016 Equity Plan, would have been 7.36% as of December 31, 2020. The following table sets forth information regarding the proposed level of overhang.

Potential Dilution to Common Stockholders (1) As of December 31, 2020
	Under 2016 Equity Plan		Potential Under Amended 2016 Equity Plan, if approved

As of December 31, 2020	Units	Dilution (3)	Units	Dilution (3)
Unvested Awards (Maximum Performance Eligibility) (2)	3,703,134	0.69%	3,703,134	0.69%
Vested Deferred Awards (4)	1,195,921	0.22%	1,195,921	0.22%
Shares Remaining Available for Future Grants and Dividend Equivalent Units	4,803,022	0.89%	34,803,022	6.45%

Total	9,702,077	1.80%	39,702,077	7.36%

(1)	Excludes awards granted and accruals for dividend equivalent units after December 31, 2020.
(2)

Performance awards counted based on performance achievement of 123.2% of target for awards granted on March 1, 2018 and assumes a maximum performance achievement of 200% for awards granted on March 1, 2019 and February 20, 2020.

(3)	Dilution calculated as the number of units divided by total shares of common stock outstanding of 539,468,775 shares as of December 31, 2020.
(4)	Excludes 12,240 shares authorized for issuance under the Independent Director Plan for vested deferred awards still outstanding under the Independent Director Plan.

Shares of common stock available for awards and total overhang under the 2016 Equity Plan:

•

Total Overhang: Shares of common stock subject to unvested outstanding awards, vested deferred awards and available for future awards and dividend equivalent units under the 2016 Equity Plan as of December 31, 2020: 9.7 million.

Proposed shares of common stock available for awards and total overhang under the Amended 2016 Equity Plan:

•

Total Overhang. The total number of shares of common stock subject to outstanding awards and fully vested deferred shares as of December 31, 2020 (4.9 million shares), plus the number of shares remaining available under the 2016 Equity Plan as of December 31, 2020 (4.8 million shares), plus the proposed additional common stock available for future awards under the Amended 2016 Equity Plan (30,000,000 shares), represent a total potential overhang of 39.7 million shares (7.36% of our outstanding common stock) under the Amended 2016 Equity Plan.

•	Available. 30,000,000 new shares (5.56% of our outstanding common stock, which percentage reflects the simple dilution of our stockholders that would occur if the Amended 2016 Equity Plan is approved)

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

plus 4.8 million shares that were available for grant as of December 31, 2020 under the 2016 Equity Plan, or an aggregate of 34.8 million shares (7.36% of our outstanding common stock), minus any shares subject to awards granted under the 2016 Equity Plan after that date, all subject to adjustment, including under the share counting rules of the Amended 2016 Equity Plan.

Based on the closing price on the Nasdaq Stock Market for our common stock on February 26, 2021 of $16.03 per share, the aggregate market value as of such date of the 30,000,000 shares of common stock requested under the Amended 2016 Equity Plan was $480,900,000.

Summary of Changes from the 2016 Equity Plan

The Amended 2016 Equity Plan includes the following key changes from the 2016 Equity Plan:

•	Increased Share Authorization. The Amended 2016 Equity Plan increases the maximum number of shares available for awards by 30,000,000 shares of common stock.

•	Extension of Term. The Amended 2016 Equity Plan extends the term under which awards may be granted until the tenth anniversary of the effective date of the Amended 2016 Equity Plan.

•

Removal of Certain Section 162(m) Language and Provisions. The Amended 2016 Equity Plan removes certain provisions relating to the potential to qualify awards for deductibility as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), as such performance-based exception will not be available for new awards granted under the Amended 2016 Equity Plan in the future as a result of recent amendments to Section 162(m) of the Code.

•

Addition of Non-Executive Chair Compensation Limit. The Amended 2016 Equity Plan includes an annual compensation limit of $1,000,000 for a non-executive chair of our Board, which is $250,000 higher than the limit for other non-employee directors.

•

Other Changes. The Amended 2016 Equity Plan includes certain other technical changes, including the expansion of possible management objectives, revisions to the tax withholding provisions, and revisions to the provisions regarding the Company’s clawback policy, consistent with current legal requirements and prevalent practices.

Highlights of the Amended 2016 Equity Plan

•	The Amended 2016 Equity Plan has no evergreen features.

•	All awards under the Amended 2016 Equity Plan will generally be subject to “double-trigger” vesting upon a change of control.

•	The Amended 2016 Equity Plan prohibits repricing or buying out underwater stock options or SARs for other awards or cash without stockholder approval.

•	The Amended 2016 Equity Plan prohibits granting discounted stock options and SARs.

•	The Amended 2016 Equity Plan will generally be administered by our Compensation Committee.

•	The Amended 2016 Equity Plan does not provide for any tax “gross-ups.”

•

The Amended 2016 Equity Plan places specific limits on the number of shares subject to certain awards that can be granted under the Amended 2016 Equity Plan to certain individuals during a fiscal year.

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

•

Subject to adjustment as described in the Amended 2016 Equity Plan, total awards under the Amended 2016 Equity Plan are limited to 40,000,000 shares. These shares may be shares of original issuance or treasury shares or a combination of the two.

•	The Amended 2016 Equity Plan also provides that, subject to adjustment as described in the Amended 2016 Equity Plan:

•	the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options will not exceed 10,000,000 shares of common stock;

•

no participant will be granted stock options and/or SARs, in the aggregate, for more than 1,000,000 shares of common stock during any calendar year (except that with respect to the participant’s first year of service with the Company, such amount is multiplied by two); and

•

no non-employee director in any calendar year will be granted awards having an aggregate maximum value at the date of grant, taken together with any cash fees payable to such non-employee director for such calendar year, in excess of $750,000 for service as a non-employee director (or $1,000,000 for the non-executive chair of the Board).

Summary of Material Terms of the Amended 2016 Equity Plan

Administration

The Amended 2016 Equity Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the Amended 2016 Equity Plan. The Compensation Committee may from time-to-time delegate all or any part of its authority under the Amended 2016 Equity Plan to any subcommittee thereof. Any interpretation, construction, and determination by the Compensation Committee of any provision of the Amended 2016 Equity Plan, or of any agreement, notification, or document evidencing the grant of awards under the Amended 2016 Equity Plan, will be final and conclusive. To the extent permitted by applicable law, the Compensation Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Compensation Committee may by resolution and as permitted by law, subject to certain restrictions set forth in the Amended 2016 Equity Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the Amended 2016 Equity Plan, and (2) determine the size of such awards. However, the Compensation Committee may not delegate such responsibilities to officers for awards granted to officers, directors, or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act.

Eligibility

Any person who is selected by the Compensation Committee to receive an award under the Amended 2016 Equity Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days after the date of grant) is eligible to participate in the Amended 2016 Equity Plan. In addition, certain persons who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an officer or other employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected to participate in the Amended 2016 Equity Plan. As of February 26, 2021, there were approximately 50 employees and 6 non-employee directors of the Company expected to participate in the Amended 2016 Equity Plan.

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

Share Counting

The aggregate number of shares of common stock available for grant under the Amended 2016 Equity Plan will be reduced by one share of common stock for every one share of common stock subject to an award granted under the Amended 2016 Equity Plan. Common stock withheld by us, tendered, or otherwise used to satisfy (up to but not exceeding) the minimum tax withholding obligation with respect to restricted shares, RSUs, performance shares, performance units, other stock-based awards under the Amended 2016 Equity Plan or dividend equivalents paid with respect to awards made under the Amended 2016 Equity Plan will be added (or added back, as applicable) to the aggregate number of shares of common stock available under the Amended 2016 Equity Plan. The following shares of common stock will not be added (or added back, as applicable) to the aggregate share limit under the Amended 2016 Equity Plan: (1) shares withheld by us, tendered, or otherwise used in payment of an option’s exercise price; (2) shares withheld by us, tendered, or otherwise used to satisfy tax withholding obligations with respect to options or SARs; and (3) shares that are repurchased by us with stock option proceeds. Further, all shares of common stock covered by SARs that are exercised and settled in shares, whether or not all shares of common stock covered by the SARs are actually issued to the participant upon exercise, will count against the aggregate number of shares available under the Amended 2016 Equity Plan.

Shares of common stock issued or transferred under awards granted under the Amended 2016 Equity Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted shares, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to) the aggregate share limit or other Amended 2016 Equity Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended 2016 Equity Plan, under circumstances further described in the Amended 2016 Equity Plan, but will not count against the aggregate share limit or other Amended 2016 Equity Plan limits described above.

Types of Awards Under the Amended 2016 Equity Plan

Pursuant to the Amended 2016 Equity Plan, the Company may grant stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted shares, RSUs, performance shares, performance units, cash incentive awards, certain other awards based on or related to our common stock, and dividend equivalents paid with respect to awards under the Amended 2016 Equity Plan. Awards may be time vested or performance-vested. The Compensation Committee may set conditions under which vesting may be accelerated.

Each grant of an award under the Amended 2016 Equity Plan will be evidenced by an award agreement, agreements, or an evidence of award (in any case, an “Evidence of Award”), which will contain such terms and provisions as the Compensation Committee may determine, consistent with the Amended 2016 Equity Plan. A brief description of the types of awards which may be granted under the Amended 2016 Equity Plan is set forth below.

Stock Options: A stock option is a right to purchase shares of common stock at a certain price for a certain period of time upon exercise of the stock option. Stock options granted to an employee under the Amended 2016 Equity Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of common stock on the date of grant. The term of a stock option may not extend more than ten years after the date of grant.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of common stock subject to the stock option and the applicable vesting and forfeiture provisions. A grant of stock options may provide for the earlier exercise of the stock options, including in the event of retirement, death or disability of the participant or in the event of certain qualifying events occurring in connection with a change of control of the Company (as described below). No grant of options may provide for the automatic grant of reload stock options to a participant upon the exercise of a stock option.

Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include: (1) cash or check acceptable to the Company, or wire transfer of immediately available funds; (2) the actual or constructive transfer to the Company of shares of common stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Compensation Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of common stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; and (5) such other methods as may be approved by the Compensation Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the Amended 2016 Equity Plan may not provide for dividends or dividend equivalents. No stock option granted under the Amended 2016 Equity Plan will be exercisable more than 10 years from the date of grant.

SARs: The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of stock appreciation rights or SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Compensation Committee may determine, of the spread between the base price and the value of our common stock on the date of exercise.

Each grant of a SAR will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions. A grant of SARs may provide for earlier exercise, including in the case of retirement, death or disability of the participant or upon certain qualifying events in connection with a change of control of the Company (as described below). No grant of SARs may provide for the automatic grant of reload SARs to a participant upon the exercise of a SAR. Any grant of SARs may specify management objectives that must be achieved as a condition of the exercise of such SARs. A SAR may be paid in cash, shares of common stock, or any combination thereof. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of common stock on the date of grant. The term of a SAR may not extend more than ten years from the date of grant.

Restricted Shares: Restricted shares constitute an immediate transfer of the ownership of common stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by

28    AGNC INVESTMENT CORP. – Proxy Statement

PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

the Compensation Committee for a period of time determined by the Compensation Committee or until certain management objectives specified by the Compensation Committee are achieved. Each such grant or sale of restricted shares may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of common stock on the date of grant.

Any grant of restricted shares may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted shares. Any grant of restricted shares may require that any or all dividends or distributions paid on restricted shares that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted shares, which may be subject to the same restrictions as the underlying restricted shares. However, dividends or other distributions on restricted shares with restrictions that lapse as a result of the achievement of management objectives will be deferred until, and paid contingent upon, the achievement of the applicable management objectives. Each grant of restricted shares will be evidenced by an Evidence of Award that specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.

Any grant or sale of restricted shares may provide for the earlier termination of restrictions on such restricted shares, including in the event of retirement, death, or disability of the participant or upon certain qualifying events in connection with a change of control of the Company (as described below).

RSUs: RSUs awarded under the Amended 2016 Equity Plan constitute an agreement by the Company to deliver shares of common stock, cash, or a combination thereof, to the participant in the future in consideration of the performance of services but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Compensation Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of common stock on the date of grant. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of common stock underlying the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Compensation Committee, on a current, deferred, or contingent basis, either in cash or in additional shares of common stock, but dividend equivalents or other distributions on shares of common stock under the RSUs with restrictions that lapse as a result of the achievement of management objectives will be deferred until, and paid contingent upon, the achievement of the applicable management objectives. Each grant of an RSU award will be evidenced by an Evidence of Award that specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions. Each grant of RSUs will specify that the amount payable with respect to such RSUs will be paid in cash, shares of common stock, or a combination of the two.

Any grant or sale of RSUs may provide for the earlier lapse or other modification of the restriction period, including in the event of retirement, death, or disability of the participant or upon certain qualifying events in connection with a change of control of the Company (as described below).

Cash Incentive Awards, Performance Shares and Performance Units: Performance shares, performance units and cash incentive awards may also be granted to participants under the Amended 2016 Equity Plan. A performance share is a bookkeeping entry that records the equivalent of one share of common stock, and a performance unit is a bookkeeping entry that records a unit valued by reference to a designated amount of cash or

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

property other than shares of common stock, as is determined by the Compensation Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to cash incentive awards, being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

These cash incentive awards, performance shares, and performance units, when granted under the Amended 2016 Equity Plan, become payable to participants upon the achievement of specified management objectives and upon such terms and conditions as the Compensation Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to a cash incentive award, that will be earned if performance is at or above the minimum or threshold level, or is at or above the target level but falls short of maximum achievement. Each grant will specify the time and manner of payment of a cash incentive award, performance shares, or performance units that have been earned, and any grant may further specify that any such amount may be paid or settled by the Company in cash, shares of common stock, restricted shares, RSUs or any combination thereof. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of common stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid. Each grant of performance shares, performance units, or cash incentive awards will be evidenced by an Evidence of Award which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.

The performance period with respect to a cash incentive award, performance share, or performance unit will be a period of time determined by the Compensation Committee. The performance period may be subject to earlier lapse or modification, including in the event of retirement, death, or disability of the participant or upon certain qualifying events in connection with a change of control of the Company (as described below).

Other Awards: The Compensation Committee may, subject to limitations under applicable law and under the Amended 2016 Equity Plan, grant such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, common stock or factors that may influence the value of such shares of common stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for common stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of the common stock or the value of securities of, or the performance of the subsidiaries, affiliates, or other business units of the Company. The terms and conditions of any such awards will be determined by the Compensation Committee. Common stock delivered under an award in the nature of a purchase right granted under the Amended 2016 Equity Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of common stock, other awards, notes or other property, as the Compensation Committee determines.

In addition, the Compensation Committee may grant cash awards or awards of other property as an element of or supplement to any Other Awards granted under the Amended 2016 Equity Plan. The Compensation Committee may also grant shares of common stock as a bonus or may grant Other Awards (including of other property) in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Amended 2016 Equity Plan or under other plans or compensatory arrangements, subject to terms determined by the Compensation Committee in a manner that complies with Section 409A of the Code.

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

Any grant of an Other Award may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, or disability of the participant or upon certain qualifying events in connection with a change of control of the Company (as described below).

“Double-Trigger” Accelerated Vesting upon Change of Control

The Amended 2016 Equity Plan includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a change of control of the Company. Under the Amended 2016 Equity Plan, the vesting of awards may accelerate in connection with a change of control where either (1) within a specified period the participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the Evidence of Award or (2) the award is not continued, assumed, or converted into a replacement award in a manner described in the applicable Evidence of Award.

The Amended 2016 Equity Plan includes a definition of “change of control.” In general, except as may be otherwise prescribed by the Compensation Committee in any Evidence of Award, a change of control will be deemed to have occurred if: (1) a person or group becomes the beneficial owner of 35% or more of our then-outstanding shares of common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions; (2) a majority of the Board of Directors are not incumbent directors, as further described in the Amended 2016 Equity Plan; (3) the Company closes a reorganization, merger, consolidation, significant sale of assets, or certain similar transactions resulting in a substantial change in its ownership or leadership, as further described in the Amended 2016 Equity Plan, subject to certain exceptions; or (4) the Company’s stockholders approve its complete liquidation or dissolution.

Management Objectives; Performance-Based Awards

The Amended 2016 Equity Plan permits the Company to make performance-based awards and provides that any of these awards may be granted subject to the achievement of specified management objectives.

Management objectives are defined as the measurable performance objective or objectives established pursuant to the Amended 2016 Equity Plan for participants who have received grants of performance shares, performance units, or cash incentive awards or, when so determined by the Compensation Committee, stock options, SARs, restricted shares, RSUs, dividend equivalents, or Other Awards. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions, or other organizational units within the Company or its subsidiaries. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions, or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The management objectives may be determined on an absolute, relative, aggregate, per share, cash, or other basis and may include (but will not be limited to) the following:

•	cash flow measures;

•	cash available for distribution;

•	earnings;

•	net income, net operating income or other earnings or income measures (including earnings adjusted to exclude interest, taxes, depreciation, amortization, and/or rent);

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

•	share price performance;

•	book value;

•	dividends;

•

return measures (including total economic return (including by taking into account changes in net asset value and dividends declared or paid), total stock return or total stockholder return (including by taking into account changes in share prices plus dividends declared or paid), or return on assets, capital, invested capital, equity, or revenue);

•	valuation metrics (including price-to-book ratio);

•	revenue;

•	profit margin;

•	expense levels or ratios and reduction of expenses and costs;

•	cost control measures;

•	balance sheet metrics or objectives;

•	debt levels or reduction of debt ratios;

•	operating efficiency and productivity;

•	funds from operations;

•

completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations, or other transactions or improvements in capital structure;

•	capital allocation and investment strategy;

•	maintenance or achievement of credit ratings;

•	execution of business extensions or expansion plans;

•	execution or implementation of transition or development plans or transactions;

•	branding or rebranding;

•	management effectiveness;

•	staffing development;

•	team building and management;

•	management of legal and regulatory matters;

•	regulatory and legal compliance;

•	satisfactory internal or external audits;

•	budget and expense management;

•	management of co-investment relationships;

32    AGNC INVESTMENT CORP. – Proxy Statement

PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

•	risk management and mitigation; and

•	corporate values measures, including (but not limited to) sustainability, human capital, and governance-related measures.

Transferability of Awards

Except as otherwise provided by the Compensation Committee, no stock option, SAR, restricted share, RSU, performance share, performance unit, cash incentive award, Other Award, or dividend equivalents paid with respect to awards made under the Amended 2016 Equity Plan may be transferred by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the Amended 2016 Equity Plan be transferred for value. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Compensation Committee may specify on the grant date that all or part of the shares of common stock that are subject to awards under the Amended 2016 Equity Plan will be subject to further restrictions on transfer.

Adjustments; Corporate Transactions

The Compensation Committee will make or provide for such adjustments in the: (1) number of, and kind of, shares, of common stock covered by outstanding stock options, SARs, restricted shares, RSUs, performance shares and performance units granted under the Amended 2016 Equity Plan; (2) if applicable, number of, and kind of, shares of common stock covered by Other Awards granted pursuant to the Amended 2016 Equity Plan; (3) exercise price or base price provided in outstanding stock options and SARs; and (4) other award terms, as the Compensation Committee in its sole discretion in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (i) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change of control of the Company, the Compensation Committee may provide in substitution for any or all outstanding awards under the Amended 2016 Equity Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price greater than the consideration offered in connection with any such transaction or event or change of control of the Company, the Compensation Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Compensation Committee will make or provide for such adjustments to the number and kind of shares available for issuance under the Amended 2016 Equity Plan and the share limits of the Amended 2016 Equity Plan as the Compensation Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of common stock that

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing

Except in connection with certain corporate transactions or changes in the capital structure of the Company, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, or (2) cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The Amended 2016 Equity Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.

Detrimental Activity and Recapture

Awards granted under the Amended 2016 Equity Plan will be subject to, as applicable, the clawback policy of the Company as in effect on the date the Amended 2016 Equity Plan becomes effective (or as otherwise may be amended or adopted in good faith by the Board for the Company’s employees). In addition, any Evidence of Award may provide for the cancellation or forfeiture and repayment to us of any award or gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service engages in any detrimental activity (as will be determined by the Compensation Committee and provided in an Evidence of Award). In addition, any Evidence of Award may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any shares of common stock issued under, and/or any other benefit related to, an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Compensation Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which the common stock may be traded.

Grants to Non-U.S. Based Participants

In order to facilitate the making of any grant or combination of grants under the Amended 2016 Equity Plan, the Compensation Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any subsidiary under an agreement with a foreign nation or agency, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. The Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended 2016 Equity Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments, or restatements may include any provisions that are inconsistent with the terms of the Amended 2016 Equity Plan as then in effect unless the Amended 2016 Equity Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

Withholding

To the extent the Company is required to withhold federal, state, local, or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Amended 2016 Equity Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Compensation Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of common stock, unless otherwise determined by the Compensation Committee, the Company will withhold shares of common stock having a value equal to the amount required to be withheld under applicable income, employment, tax, or other laws. The shares used for tax withholding will be valued at an amount equal to the fair market value of such shares of common stock on the date the benefit is to be included in participant’s income. In no event will the fair market value of the common stock that is withheld with respect to an employee to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount required to be withheld, unless an additional amount can be withheld and not result in adverse accounting consequences and the Compensation Committee authorizes such additional amount. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of common stock acquired upon the exercise of stock options.

No Right to Continued Employment

The Amended 2016 Equity Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the Amended 2016 Equity Plan

The effective date of the Amended 2016 Equity Plan is January 21, 2021, the date upon which the Amended 2016 Equity Plan was adopted by the Board of Directors (subject to obtaining stockholder approval).

Amendment and Termination of the Amended 2016 Equity Plan

The Board generally may amend the Amended 2016 Equity Plan from time to time in whole or in part. However, if any amendment (1) would materially increase the benefits accruing to participants under the Amended 2016 Equity Plan, (2) would materially increase the number of shares which may be issued under the Amended 2016 Equity Plan, (3) would materially modify the requirements for participation in the Amended 2016 Equity Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the Amended 2016 Equity Plan’s prohibition on repricing, the Compensation Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the Amended 2016 Equity Plan or amendments deemed necessary to avoid adverse consequences of Section 409A of the Code, no such amendment may be taken that would impair or adversely impact the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the Amended 2016 Equity Plan, including in the case of

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

termination of employment or service due to death, disability or retirement, in the case of unforeseeable emergency or other circumstances, or in the event of a change of control of the Company, the Compensation Committee may accelerate the vesting of certain awards granted under the Amended 2016 Equity Plan.

The Board may, in its discretion, terminate the Amended 2016 Equity Plan at any time. Termination of the Amended 2016 Equity Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the Amended 2016 Equity Plan more than ten years after the effective date of the Amended 2016 Equity Plan, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms of the Amended 2016 Equity Plan.

Existing Equity Compensation Plan Information

The following table provides information as of December 31, 2020 concerning the shares of our common stock authorized for issuance under the 2016 Equity Plan and vested deferred awards outstanding under the Independent Director Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights(1)	Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column of this table)
Equity compensation plans approved by security holders	4,911,475	$–	4,803,022
Equity compensation plans not approved by security holders	–	–	–
Total	4,911,475	$–	4,803,022

(1)

Includes (i) unvested time and performance-based RSU awards (unvested performance-based awards assume the maximum payout under the terms of the award); (ii) outstanding previously vested awards, if distribution of such awards has been deferred beyond the vesting date; (iii) accrued dividend equivalent units on items (i) and (ii) through December 31, 2020; and (iv) 12,420 shares of our common stock authorized for issuance under the Independent Director Plan for vested deferred awards still outstanding under the Independent Director Plan.

New Plan Benefits

Other than the restricted stock unit awards we expect to grant to our independent directors on the date of the Annual Meeting that are shown in the table below, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended 2016 Equity Plan because the grant and actual pay-out of awards under the Amended 2016 Equity Plan are subject to the discretion of the Compensation Committee. For an understanding of awards made to our NEOs in the past, see the “Grants of Plan-Based Awards in Fiscal 2020” table on page 76 and the “Outstanding Equity Awards at 2020 Fiscal Year-End” table on page 77.

Name and Position	Dollar Value ($)	Number of Units
Gary D. Kain, Chief Executive Officer and Chief Investment Officer	–	–
Peter J. Federico, President and Chief Operating Officer	–	–
Christopher J. Kuehl, Executive Vice President, Agency Portfolio Investments	–	–
Bernice E. Bell, Senior Vice President and Chief Financial Officer	–	–

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

Name and Position	Dollar Value ($)	Number of Units
Kenneth L. Pollack, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	–	–
Executive Group	–	–
Non-Executive Director Group	$750,000(1)	46,787(2)
All Employees	–	–

(1)

The Company is not currently contemplating any specific grants under the Amended 2016 Equity Plan, other than, at this time, we anticipate that if the Amended 2016 Equity Plan is approved by our stockholders, the annual RSU grant to each of our independent directors (which are currently anticipated to be similar to the annual grants for calendar 2020 described under “Board and Governance Matters – Director Compensation”) would be made under the Amended 2016 Equity Plan following the Annual Meeting. If the Amended 2016 Equity Plan is not approved by our stockholders, such grants will instead be made under the 2016 Equity Plan.

(2)

The number of RSUs set forth on this line is determined by dividing the expected aggregate 2021 RSU grant value by the closing price of the Company’s common stock on the Nasdaq Global Select Market of $16.03 on February 26, 2021.

Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended 2016 Equity Plan based on Federal income tax laws currently in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended 2016 Equity Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Restricted Shares: The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days following the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares and Performance Units: No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received.

Nonqualified Stock Options: In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•

at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options: No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum

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PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN

tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long- term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs: No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

RSUs: No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the limitation on certain executive compensation in excess of $1 million under Section 162(m) of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of common stock under the Amended 2016 Equity Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended 2016 Equity Plan by our stockholders.

Conclusion and Recommendation; Vote Required

The Board of Directors is submitting and recommending to our stockholders the approval of the Amended and Restated AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan, including to increase the maximum authorized shares under the 2016 Equity Plan from 10 million shares to 40 million shares. The approval of the Amended and Restated AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan requires the affirmative vote of the holders of a majority of all shares of our common stock cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal. The Board of Directors believes that the proposal is in our best interests and in the best interests of the stockholders and has unanimously approved the Amended and Restated AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN.

38    AGNC INVESTMENT CORP. – Proxy Statement

PROPOSAL 3: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 3:

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

General Information

As required by Section 14A of the Exchange Act, we are asking for your advisory vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement. Our Board has determined to hold this “say-on-pay” vote every year.

We urge you to review carefully our compensation policies and decisions regarding our named executive officers as presented in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosures section appearing on pages 45 to 73. As described in detail in this proxy statement, we believe that our executive compensation program applies a pay-for-performance philosophy that effectively aligns the interests of our NEOs with those of our stockholders and allows us to attract, retain, and appropriately incent executives with the skills and experience necessary to achieve our key business objectives.

While the vote on this proposal is advisory in nature and not binding, the Board and the Compensation Committee will take the results of the vote into account in making future compensation decisions.

We are requesting our stockholders to approve, in a non-binding, advisory vote, the following resolution:

“RESOLVED, that the stockholders of the Company hereby approve the compensation paid to our named executive officers, as disclosed in the proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and related material disclosed in the proxy statement.”

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of all shares of common stock cast on the proposal is required for advisory approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

Ernst & Young LLP (“EY”) has served as our independent public accountant since our IPO. The Audit Committee evaluates EY’s performance on an annual basis and makes a determination as to whether the Company should re-engage EY or consider the engagement of another audit firm. At a meeting on February 18, 2021, the Audit Committee approved the appointment of EY to audit our financial statements for 2021. In making this determination, the Audit Committee carefully considered a number of factors including:

•	EY’s independence, objectivity, and professional skepticism;
•	EY’s significant knowledge of the Company’s operations, personnel, accounting policies and practices, internal control over financial reporting, and the impact of such knowledge on audit quality;
•	EY’s significant industry and sector specific experience, including the number of other mortgage REITs audited by EY;
•	the quality and efficiency of services provided by EY based on feedback from Audit Committee members and management;
•	EY’s resources, capabilities, technical expertise, including sharing industry insights, trends, and latest practices with the Audit Committee and management;
•	the quality and candor of EY’s communications;
•	recent Public Company Accounting Oversight Board (PCAOB) reports on the firm;
•	the appropriateness of fees charged for audit and non-audit services;
•	EY’s compliance with, and practices regarding, the SEC’s rules requiring lead engagement partner rotation every five years; and
•	the length of time EY has served as our independent public accountant, the benefits of longer tenure, and the impact of changing auditors.

Based on this evaluation, the Audit Committee determined that it was in the best interests of the Company and our stockholders to continue to engage EY as our independent public accountant. This appointment is subject to ratification or rejection by our common stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Independent Public Accountant’s Fees

EY performed various audit and other services for us during 2020 and 2019. Fees for professional services provided by EY in 2020 and 2019 in each of the following categories were:

	2020	2019
Audit Fees	$1,559,500	$1,757,000
Audit-Related Fees	–	–
Tax Fees	123,699	111,693
All Other Fees	–	–
Total Fees	$1,683,199	$1,868,693

Audit Fees

“Audit Fees” relate to fees and expenses billed by EY for the annual audit, including the audit of our financial statements, services required by statute and regulation, audit of internal control over financial reporting, review of our quarterly financial statements, and for comfort letters and consents related to stock issuances.

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

Tax Fees

“Tax Fees” relate to fees billed for professional services for tax compliance and consulting on tax-related matters.

Pre-Approval Policy

All services rendered by EY were permissible under applicable laws and regulations and were pre-approved by the Audit Committee for 2020 in accordance with its pre-approval policy. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent public accountant. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent public accountant, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. The committee may delegate its pre-approval authority to one or more of its members, and such member(s) are required to report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee has delegated authority to its Chair to pre-approve the engagement and related fees of the independent public accountant for any additional audit or permissible non-audit services. In addition, pursuant to the policy, pre-approval is not required for additional non-audit services if such services result in a de minimus amount of less than 5% of the total annual fees paid by us to the independent public accountant during the fiscal year in which the non-audit services are provided, were not recognized by us at the time of engagement to be non-audit services, and are reported to the Audit Committee promptly thereafter and approved prior to the completion of the annual audit.

Conclusion and Recommendation; Vote Required

The affirmative vote of the holders of a majority of all shares of our common stock cast on the proposal is required to ratify the appointment of our independent public accountant. Abstentions will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2021.

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee presently composed of four directors, Mss. Blank, Larocca and Spark and Mr. Mullings. Each of the directors is independent as defined in the Nasdaq rules. The Board of Directors has determined that Mss. Blank and Spark are each an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available in the Investors section of our website at ir.agnc.com/corporate-governance-documents. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits, or to determine that our financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited consolidated financial statements with management and with Ernst & Young LLP, our independent auditors for 2020.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received from Ernst & Young LLP the written statements required by Public Company Accounting Oversight Board Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2020 be included in our annual report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

The Audit Committee has approved the appointment of Ernst & Young LLP to serve as our independent public accountants for the year ending December 31, 2021 and has directed that the appointment of Ernst & Young LLP be submitted to our stockholders for ratification.

By the Audit Committee:

Donna J. Blank, Chair

Prue B. Larocca

Paul E. Mullings

Frances R. Spark

Use of Report of the Audit Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act or the Exchange Act.

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EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Executive Officer Biographies

The Board generally elects officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of February 26, 2021. The business address of each executive officer is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814.

GARY D. KAIN, 56

Director, Chief Executive Officer, and Chief Investment Officer

Mr. Kain has served as a Director and our Chief Executive Officer since March 2016 and Chief Investment Officer since January 2009. He previously served as our President from April 2011 until March 2018. Further information about Mr. Kain may be found under “Proposal 1: Election of Directors-Director Nominee Biographies and Qualifications” of this proxy statement.

PETER J. FEDERICO, 54

President and Chief Operating Officer

Mr. Federico has served as our President and Chief Operating Officer since March 2018. He was previously our Executive Vice President and Chief Financial Officer from July 2016 until March 2018 and Senior Vice President and Chief Risk Officer from June 2011 until our Internalization in July 2016.

Prior to joining AGNC Investment Corp., Mr. Federico served as Executive Vice President and Treasurer of Freddie Mac from October 2010 through May 2011, where he was primarily responsible for managing the company’s investment activities for its retained portfolio and developing, implementing, and managing risk mitigation strategies. He was also responsible for managing Freddie Mac’s $1.2 trillion interest rate derivative portfolio and short- and long-term debt issuance programs. Mr. Federico also served in a number of other capacities at Freddie Mac, including as Senior Vice President, Asset & Liability Management, during his tenure with the company, which began in 1988.

CHRISTOPHER J. KUEHL, 47

Executive Vice President, Agency Portfolio Investments

Mr. Kuehl has served as our Executive Vice President since November 2016. He was previously a Senior Vice President from March 2012 through October 2016.

Prior to joining AGNC Investment Corp., Mr. Kuehl served as Vice President of Mortgage Investments & Structuring of Freddie Mac. In this capacity, Mr. Kuehl was responsible for directing Freddie Mac’s purchases, sales, and structuring activities for all MBS products, including fixed-rate mortgages, ARMs, and CMOs. Prior to joining Freddie Mac in 2000, Mr. Kuehl was a Portfolio Manager with TeleBank/Etrade Bank.

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EXECUTIVE OFFICERS

BERNICE E. BELL, 49

Senior Vice President and Chief Financial Officer

Ms. Bell has served as our Senior Vice President since January 2016 and Chief Financial Officer since March 2018. Ms. Bell previously served as Chief Accounting Officer from January 2016 to March 2018, Vice President from April 2011 to January 2016, and as our Controller from 2008 through December 2015.

Prior to joining AGNC Investment Corp., Ms. Bell served as the Vice President and Controller of American Capital, Ltd. from July 2003 to December 2009. Prior to joining American Capital, Ms. Bell was the Vice President and Controller of certain privately-held companies engaged in the business of telecommunications and software development from July 1998 to June 2003 and was with the accounting firm Price Waterhouse, LLP from July 1994 to June 1998.

AARON J. PAS, 40

Senior Vice President, Non-Agency Portfolio Investments

Mr. Pas has served as our Senior Vice President since October 2016. He was previously a Senior Vice President of MTGE Investment Corp. (Nasdaq: MTGE) and its manager from January 2014 until September 2018 and was Vice President, Non-Agency Portfolio Management, of the manager of MTGE from March 2011 to January 2014.

Mr. Pas was previously the Director of Non-Agency Portfolio Management at Freddie Mac, where he was primarily responsible for managing the firm’s non-Agency residential securities portfolio. Mr. Pas is a CFA charterholder.

KENNETH L. POLLACK, 53

Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

Mr. Pollack has served as our Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary since July 2016.

Prior to joining AGNC Investment Corp., Mr. Pollack was Senior Vice President and Deputy General Counsel of American Capital, Ltd. At American Capital, Mr. Pollack served as lead counsel for American Capital’s portfolio investment activities in the areas of Real Estate, U.S. Sponsor Finance, U.S. Buyouts, International Power, Special Situations, Operations, and Financial Restructuring. Mr. Pollack joined American Capital in 2004. Prior to American Capital, Mr. Pollack was a member of the Corporate and Securities and Real Estate Practice Groups of Arnold & Porter.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2020 NEOs

Our NEOs for 2020 are:

Name	2020 Title
Gary D. Kain	Chief Executive Officer and Chief Investment Officer
Peter J. Federico	President and Chief Operating Officer
Christopher J. Kuehl	Executive Vice President, Agency Portfolio Investments
Bernice E. Bell	Senior Vice President and Chief Financial Officer
Kenneth L. Pollack	Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

Executive Summary

This Compensation Discussion and Analysis provides information on our executive compensation philosophy, objectives, and structure, and our process for setting compensation for our named executive officers, or NEOs.

Business Overview

AGNC is a leading provider of private capital to the U.S. housing market, enhancing liquidity in the residential real estate mortgage markets and, in turn, facilitating home ownership in the U.S. AGNC is an internally managed REIT that invests predominantly in Agency residential mortgage-backed securities on a leveraged basis. We seek to provide investors with attractive risk-adjusted returns over a wide range of market scenarios through monthly dividends and tangible net asset value accretion, while maintaining the lowest operating cost structure among residential mortgage REITs. We generate income from the interest earned on our investment assets, net of associated borrowing and hedging costs, and net realized gains and losses on our investments and hedging activities. As such, our business operations are similar to investment managers that focus on fixed income investments, although we exclusively invest AGNC’s capital rather than third-party client funds.

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EXECUTIVE COMPENSATION

AGNC seeks to generate returns for our stockholders and offers a track-record of industry leading financial performance and the lowest cost operating structure in the residential mortgage REIT industry. Our value proposition to stockholders includes five key aspects of our business:

(1)

Annualized total stock return is measured from AGNC’s IPO in 2008 through December 31, 2020. Total stock return over a period includes price appreciation and dividend reinvestment; dividends are assumed to be reinvested at the closing price of the security on the ex-dividend date. Source: S&P Global Market Intelligence.

(2)

Annualized total economic return is measured from June 30, 2008 through December 31, 2020. Total economic return represents the change in net book value per common share and dividends declared on common stock during the period over the beginning net book value per common share. Source: Company filings and S&P Global Market Intelligence.

(3)

AGNC’s operating cost structure is based on average stockholders’ equity for the twelve-month period ended December 31, 2020; it includes compensation and benefits and general and administrative expenses and, if applicable, excludes one-time or nonrecurring charges. Source: Company filings.

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EXECUTIVE COMPENSATION

Recent Performance

2020 Performance Highlights:

The Pandemic created unprecedented market and operational challenges for our business in 2020. When faced with this turmoil, AGNC remained committed to our comprehensive risk management framework and maintained the continuity of our business operations while ensuring the health, safety, and well-being of our workforce.

Highlights of our financial performance in 2020 include:

•   Annual economic return of 3.5%, materially outperforming our Agency REIT Peer Group return of
-25.3% in 2020

•   3- and 5-year annualized total stock returns of 2.8% and 9.7%, respectively, significantly better than the
Agency REIT Peer Group performance of -11.3% and 0.4% for the 3- and 5-year period, respectively, while 2020 total stock return of -1.6% outperformed the Agency REIT Peer Group’s return of -24.8%

•   Operating Expenses for 2020 were 0.87% as a percentage of Stockholders’ Equity, the lowest among residential mortgage REITs and a fraction of the average of our Agency REIT Peer Group at 2.55%

•   Disciplined, stockholder-friendly capital markets activities, including:

•   $439 million of accretive common stock issuances under our At-The-Market (ATM) program;
•   $575 million of 6.125% fixed-to-floating rate preferred equity issued in February 2020; and
•   $402 million of accretive common stock repurchases when AGNC’s stock traded at a significant discount to tangible net book value.

Our operational actions during the Pandemic and subsequent enhancements have ultimately strengthened
AGNC as a company and better positioned us for the future. Our operational highlights during 2020 include:

•   Seamless mobilization to remote work environment without business interruption during the public health and financial crises borne out of the Pandemic

•   Retention of all employees without reductions in compensation and implementation of policies and actions designed to promote employee safety, engagement, satisfaction, and well-being throughout 2020

•   Enhancement of AGNC’s liquidity position as market liquidity eroded through rotation into more liquid securities and increased utilization of our captive broker-dealer

•   Successful management and improvement of AGNC’s enterprise risk framework, despite the financial and operational impact of the Pandemic

•   Timely and informative intra-period disclosure for investors during the late first quarter / early second quarter tumult created by the Pandemic

•   Continued improvement of our IT security infrastructure and governance

•   Short term incentive award decisions for 2020 based on our Corporate Scorecard, adopted in January
2020, without modification or adjustment to account for the Pandemic or resulting financial and operational challenges. No adjustments were made to 2020 long-term incentive awards (granted pre-Pandemic) or any other in-flight awards

In addition, we conducted an in-depth analysis of AGNC’s current corporate sustainability and environmental, social, and governance practices, identified opportunities for improvement, and aligned our reporting with the Sustainability Accounting Standards Board (“SASB”) materiality framework, all of which culminated in the release of our initial ESG Report in March 2021.

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EXECUTIVE COMPENSATION

(1)

Stock return is measured from AGNC’s IPO through December 31, 2020 and annualized over the period beginning on the later of (i) AGNC’s IPO date or (ii) the date on which such company became publicly traded (to the extent it was not publicly traded at the time of AGNC’s IPO) and ending on Dec 31, 2020. Total stock return over a period includes price appreciation and dividend reinvestment; dividends are assumed to be reinvested at the closing price of the security on the ex-dividend date. Source: S&P Global Market Intelligence.

(2)

For Agency-focused residential mortgage REIT peer comparison purposes, AGNC’s peer group is unweighted and includes Annaly Capital Management, Inc. (“NLY”), Anworth Mortgage Asset Corporation (“ANH”), ARMOUR Residential REIT, Inc. (“ARR”), Capstead Mortgage Corporation (“CMO”), Dynex Capital, Inc. (“DX”), Invesco Mortgage Capital Inc. (“IVR”), and Two Harbors Investment Corp. (“TWO”), (collectively, the “Agency REIT Peer Group”).

(3)

The residential mortgage REIT (“mREIT”) universe is unweighted and includes the Agency REIT Peer Group in addition to Great Ajax Corp. (“AJX”), Cherry Hill Mortgage Investment Corporation (“CHMI”), Chimera Investment Corporation (“CIM”), Ellington Financial, Inc. (“EFC”), Ellington Residential Mortgage REIT (“EARN”), MFA Financial, Inc. (“MFA”), AG Mortgage Investment Trust, Inc. (“MITT”), New Residential Investment Corp. (“NRZ”), New York Mortgage Trust, Inc. (“NYMT”), Orchid Island Capital, Inc. (“ORC”), PennyMac Mortgage Investment Trust (“PMT”), Redwood Trust, Inc. (“RWT”), and Western Asset Mortgage Capital Corporation (“WMC”) (collectively, the “Resi mREIT Universe”).

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EXECUTIVE COMPENSATION

(1)

For all mortgage REITs other than AGNC, cost structures are based on operating expenses and average stockholders’ equity (excluding noncontrolling interests, as applicable) over the trailing twelve-month period ended September 30, 2020 as publicly reported by such REITs. Operating costs include expenses for compensation and benefits, management fees, incentive fees (if applicable), and general and administrative expenses. To the extent publicly disclosed by such REITs, operating costs exclude one-time or nonrecurring expenses and direct costs associated with operating activities, such as loan acquisition costs, securitization costs and servicing expenses. AGNC’s operating cost structure is based on average stockholders’ equity for the twelve- month period ended December 31, 2020; it includes compensation and benefits and general and administrative expenses and, if applicable, excludes one- time and nonrecurring charges. Source: Company filings and S&P Global Market Intelligence.

(2)

The Agency REIT Peer Group is unweighted. The large Resi mREIT group is unweighted and includes residential mREITs with greater than $2 billion in total stockholders’ equity as of September 30, 2020: CIM, MFA, NLY, NRZ, NYMT, PMT, and TWO. The Resi mREIT Universe is unweighted.

Compensation Philosophy and Objectives

Compensation Program Objectives

The compensation programs for all of our employees, including our NEOs, are designed to focus on key strategic and financial objectives including:

Pay-for-Performance	Link compensation to achievement of short- and long-term financial and strategic goals

Attraction and Retention	Attract and retain a high-quality team with skills necessary to outperform industry peers and achieve AGNC’s strategic objectives

Alignment with Stockholders	Align the interests of executive officers, employees, and stockholders by tying elements of realized compensation to stockholder value

Financial Efficiency	Maintain a low-cost operating structure that maximizes financial efficiency from a tax, accounting, and cash flow perspective

Strong Compensation Governance	Employ high quality practices in governance of executive compensation

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EXECUTIVE COMPENSATION

In support of these objectives, AGNC provides all of its employees total compensation in the form of base salary, annual performance-based incentives, and long-term incentive awards. The following describes the components of our NEO compensation program.

Stockholder Engagement

In 2020, 92% of our stockholders present or represented at the meeting and entitled to vote on the matter supported our advisory resolution on executive compensation, which marked a significant improvement over the results of the 2019 advisory vote on executive compensation and we believe reflects the positive actions taken by our Compensation Committee in response to stockholder feedback.

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EXECUTIVE COMPENSATION

Summary of Changes Made in 2020

Although we received significant stockholder support for our executive compensation program in 2020, we have continued to make enhancements consistent with stockholder feedback. In 2020, we took action to reduce the pay gap between our CEO and other NEOs and to further align executive compensation with our long-term performance. During 2020, our Compensation Committee took the following actions:

•	Made adjustments to target pay opportunities for Messrs. Federico, Kuehl, and Pollack and Ms. Bell

•	The LTI component for Messrs. Federico and Kuehl were increased, and the percentage that vest based on performance was increased from 50% to 67%.

•

Increases for Ms. Bell and Mr. Pollack were in both the short-term incentives and LTI compensation in a manner that maintains an emphasis on long-term incentives over short-term incentives and ensures that 50% of long-term incentive awards will be performance-vesting.

•

Increased the rigor of the annual scorecard by raising the threshold, base target, and outperformance goals for relative annual economic return by 1%, and increased the corresponding goals for performance-based long term incentives by 3% (see pages 56 and 64 for additional information).

Continued Strong Outreach and Engagement

We value regular engagement with our stockholders, including through our quarterly earnings calls, investor conferences, fall and spring engagement campaigns, and outreach through our Investor Relations department. We continued our robust program in 2020 in spite of the limitations imposed by the Pandemic. Throughout the year, we held over 140 meetings and calls with institutional investors and responded to over 550 letters, emails, and calls from retail investors. We engaged with our retail investors at their request through our Investor Relations Department and as facilitated through collaboration with our proxy solicitor. In the Fall of 2020, we sought meetings with institutional stockholders holding 81% of our institutionally-held common stock and comprising 51% of our outstanding common stock to engage on governance related topics, including executive compensation. Many of our institutional investors declined our request, noting that there was no need to engage this year.

We continuously work to improve our stockholder engagement efforts and value the feedback provided to us during this process. Engagement with our stockholders regarding our compensation policies and practices has played a significant role in the evolution of our compensation program since our Internalization. Many of the investors with whom we spoke in 2020 acknowledged that concerns and questions raised during prior engagements had been appropriately addressed and incorporated into our compensation program. In these meetings, a number of investors expressed support for the structure of our scorecard and its inclusion of both absolute and relative financial quantitative measures in addition to non-financial qualitative measures.

Compensation Program in Context

Until July 2016, AGNC was externally managed. Prior to our Internalization, our Board and the Compensation Committee did not have control over the manner in which NEOs were compensated or motivated. The acquisition of our external manager furthered our dedication to provide transparent disclosure and strong stockholder focus and allowed the Company to better align NEO compensation with stockholder interests. Our Board and management team continue to demonstrate this commitment through detailed financial disclosure and strong governance and compensation practices. Since the Internalization, we have shifted the composition of our

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EXECUTIVE COMPENSATION

NEOs’ total target compensation to place a significantly greater emphasis on performance-based compensation and long-term equity. In 2020, 42% of the target compensation of our NEOs, excluding our CEO, consisted of long-term equity, 62% of which was performance-based. Since 2019, the majority of our CEO’s total direct compensation at target consisted of long-term equity, two-thirds of which were performance vesting. The following illustrates the evolution and composition of our CEO’s total compensation at target since our Internalization.

Composition of Our CEO’s Total Compensation at Target

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EXECUTIVE COMPENSATION

AGNC’s Compensation Program in the Context of our Broader Industry

The Bloomberg Mortgage REIT Index (BBREMTG) includes 21 residential-focused mortgage REITs, including AGNC, and we refer to the other twenty REITs collectively as the “Resi mREIT Universe.” We are the second largest residential mortgage REIT overall by market capitalization, total assets, and total equity when compared with the Resi mREIT Universe. We are internally managed, meaning that AGNC is directly responsible for determining executive compensation and providing disclosure regarding its compensation philosophy and programs. Most mortgage REITs are externally managed by a third party and pay the third party a management fee as a set percentage of equity (plus, in some cases, a performance incentive fee) in lieu of compensating employees directly. In an external management structure, the third-party manager, in turn, uses the management fee to pay the compensation and benefits of its executives and other employees. Thus, compensation decisions regarding the REIT’s executives are generally determined by the manager rather than the REIT’s board of directors. As a result, the executive compensation arrangements of externally managed REITs are not fully disclosed or transparent to investors and often include components not based on the REIT’s financial performance.

See page 66 for more details on the composition of our compensation comparator group.

Compensation Governance Practices

To support our compensation philosophy and objectives, we are committed to the following compensation governance practices:

What we do:

✓	Focus on retention of high-performing employees
✓	Pay for performance
✓	Align executive and stockholder interests
✓	Impose stock ownership guidelines for our executive officers
✓	Prohibit our directors and executive officers from hedging, pledging, and short selling Company stock
✓	Engage an independent compensation consultant

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EXECUTIVE COMPENSATION

✓	Maintain a clawback policy
✓	Conduct an annual review of our compensation program based on market conditions, performance, and stockholder feedback

What we don’t do:

×	Pay based on a percentage of assets under management
×	Tax gross-ups
×	Provide special perquisites for executives
×	Maintain supplemental retirement benefits
×	Make option grants below fair market value
×	Reprice stock options
×	Provide for “single-trigger” severance or vesting acceleration

Compensation Program in Detail

Compensation Program Elements

The Compensation Committee believes it is important to pay our NEOs in a manner that balances short- and long-term compensation and cash and equity-based compensation. Our NEOs’ compensation program includes three primary elements: base salary, short-term incentives in the form of an annual cash bonus, and long-term equity incentives, with a significant portion subject to multi-year performance-based vesting.

The Compensation Committee’s philosophy on pay mix carries through the entire organization, with all AGNC employees receiving a portion of their compensation in the form of short-term and long-term incentives. The proportion of an individual’s target total direct compensation opportunity in the form of variable incentive-based elements relative to fixed elements is directly correlated to the individual’s level of responsibility and role in the organization. Generally, employees with greater seniority and greater responsibility have higher proportions of incentive-based compensation in their target mix. Similarly, within the incentive-based elements, the proportion of LTI generally corresponds with the individual’s level of responsibility in the organization.

Following the restructuring of our CEO’s compensation in 2019, 94% of his total direct compensation at target is incentive-based, and a majority of his total direct compensation at target is in the form of long-term equity awards. Moreover, 67% of his long-term incentive awards are performance-vesting. In 2020, the Compensation Committee increased the incentive compensation targets for our non-CEO NEOs and raised the allocation to performance based long-term equity awards for certain of these NEOs. As a result of these changes, in 2020, 87% of our NEOs’ average target compensation consisted of short- and long-term incentive compensation, and 80% of this incentive compensation was directly linked to performance. In comparison, the allocation of our NEOs’ incentive-based compensation at target to amounts directly linked to performance reflects a 2% increase from 2019 and a 3% increase from 2018 for these executives.

Base Salary

Base salary provides a baseline level of cash compensation to our NEOs and is a fixed expense for the Company. The Compensation Committee established base salaries for our NEOs considering a variety of factors, including:

•	the competitive market for executive officers

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EXECUTIVE COMPENSATION

•	pay history and contractual obligations in effect at the time of the Internalization
•	the scope of each executive officer’s responsibilities
•	the highly complex and unique services provided by our NEOs
•	the desire to retain our NEOs
•	the duties and responsibilities of the NEOs
•	internal and external pay equity

The Compensation Committee reviews the base salaries for our NEOs annually and at the time of a promotion or other change in responsibilities, and salaries may be adjusted after considering the above factors. The annual base salaries set forth in the table below are the minimum levels required in each executive’s respective employment agreement and are unchanged from 2019.

NEO	2020 Base Salary
Gary D. Kain	$900,000(1)
Peter J. Federico	$900,000
Christopher J. Kuehl	$900,000
Bernice E. Bell	$500,000
Kenneth L. Pollack	$500,000
(1)	Mr. Kain’s annual base salary rate became effective in February 2019.

Annual Bonus

The Compensation Committee has established performance criteria for short-term incentives that directly correspond to the areas of greatest impact to our short- and long-term performance and operations, creating a direct connection between business success and our NEO’s compensation. Each NEO’s target for short-term incentive compensation for 2020, set forth in the table below, is determined based on an evaluation of the same factors used in setting base salaries.

NEO	2020 Target Annual Bonus
Gary D. Kain	$5,400,000
Peter J. Federico	$1,800,000
Christopher J. Kuehl	$1,602,000
Bernice E. Bell	$850,000
Kenneth L. Pollack	$700,000

In 2020, the Compensation Committee evaluated the compensation package provided to our NEOs in consultation with FW Cook. As part of the evaluation, the Compensation Committee examined compensation practices at comparable companies and considered the scope of each NEO’s responsibilities. After examining these factors and in light of our commitment to link NEO compensation to performance, the Compensation Committee determined it was appropriate to increase the 2020 target annual bonus for Ms. Bell and Mr. Pollack from $500,000 each in 2019 to $850,000 and $700,000, respectively.

Corporate Scorecard for Calculating Annual Bonus

The Compensation Committee uses a Corporate Scorecard to assist in its evaluation of NEO performance and awarding annual cash bonuses. The Scorecard establishes a framework that incentivizes and rewards behavior over a broad range of circumstances while remaining aligned with AGNC’s core value drivers. As described in greater detail below, the Corporate Scorecard is based on a mix of financial and strategic

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measures that corresponded to the core elements of our value proposition for stockholders. We believe the goals and measures included in the Corporate Scorecard effectively align NEO short-term incentives with financial, strategic, and operational performance of greatest importance to our business. Under the Corporate Scorecard, actual payouts can range from 0% to 150% of target for each metric, with category and metric weights as assigned by the Compensation Committee, and payouts for performance between each measure are determined through linear interpolation. The cash bonuses for Messrs. Kain and Federico were based solely on achievement of the scorecard measures. The other NEOs’ short-term cash incentives were based predominantly on the Corporate Scorecard measures and to a lesser extent on personal performance.

2020 Corporate Scorecard

The Compensation Committee annually reviews the appropriateness of the Corporate Scorecard and considers feedback from stockholders as part of their deliberations. In response to feedback we received during our investor outreach, we revised the Corporate Scorecard in 2019 by increasing the weighting to financial performance and realigning the strategic and operational objectives more directly with the Company’s value proposition to stockholders. The Compensation Committee applied the same basic framework to the 2020 Corporate Scorecard. As in prior years, the Compensation Committee set financial measures for the Scorecard in January 2020 following its evaluation of historic performance over a five-year period and our high-level forecast, among other factors. Based on its review, the Compensation Committee increased the rigor of the relative annual economic return measure by raising the base target to 1% (above peer group average) from 0% (equal to peer group average), with the threshold and outperformance bounds each also increased by 1% to reflect appropriate ranges based upon the historical distribution of results and other factors. Other Corporate Scorecard measures for 2020 remained unchanged relative to 2019. The Compensation Committee’s analysis included back-testing the financial measures against performance in the prior five-year period to evaluate hypothetical payout levels under current financial measures applied to those periods. The Compensation Committee also concluded that it remained appropriate to consider non-financial strategic and operational objectives as 25% of the overall Corporate Scorecard, and these objectives remained aimed at our value proposition to stockholders.

Our Corporate Scorecard was designed to incentivize and reward results over a broad range of circumstances through balanced weightings of absolute and relative financial performance and strategic and operational objectives. Consistent with our pay-for-performance philosophy and despite the market volatility and challenging operating environment borne out of the Pandemic, the Compensation Committee did not adjust the 2020 Scorecard after the onset of the Pandemic.

Financial Metrics (75% of Total Scorecard)

			Performance Continuum

Category Weight	Performance Metric	Metric Weight	Below Threshold	Threshold	Target	Out- performance
75%	Absolute Economic Return(1)	25%	< 0.0%	0.0%	10.0%	≥ 17.0%
	Economic Return vs. Peer Index(1)(2)	25%	< (5.0%)	(5.0%)	1.0%	≥ 5.5%
	Price-to-Tangible Book Ratio vs. Peer Index(2)	25%	< (6.5%)	(6.5%)	3.5%	≥ 11.0%

			Payout Continuum (% of Metric Weight)
			0%	50%	100%	150%

(1)	Economic return is calculated on tangible common equity per share.
(2)

Reflects AGNC’s relative performance to the unweighted, simple average of the Agency REIT Peer Group. Our relative economic return measure is calculated on an October 1 – September 30 year basis due to the availability of comparative data.

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EXECUTIVE COMPENSATION

The financial measures emphasized our focus on generating strong absolute and relative economic returns and maintaining a strong common stock trading price to tangible book value relative to our peers.

Our economic return reflects the overall return we generate on our common equity capital and is comprised of our dividends paid and the change in the tangible net asset value per share of common stock over the relevant period. As such, it incorporates all aspects of our investment activity, including interest received on our investments, net of borrowing costs, and realized and unrealized gains and losses on our investments, hedging instruments, and other assets and liabilities. We believe this measure best reflects a composite view of AGNC’s financial performance over any time period. Most investors and research analysts active in the residential mortgage REIT sector utilize this metric as a primary factor in analyzing residential mortgage REIT performance.

Our Compensation Committee has included both absolute and relative economic return as separate financial performance measures. Our inclusion of absolute economic return is reflective of our focus on generating positive economic returns for our stockholders and supporting our dividend, regardless of overall macroeconomic conditions. Relative economic return has been included to provide a comparison of our performance against our peers and to reward our management team and employees for outperformance. While a favorable macroeconomic climate may drive a strong absolute economic return, relative economic return requires out-performance relative to peers, all of which are subject to the same prevailing macroeconomic conditions. For 2020, our Compensation Committee set the target goal of absolute economic return at 10% and the target goal for relative economic return at 1% above the Agency REIT Peer Group average. These goals reflect the Committee’s view that an absolute economic return target of 10% would be appropriately challenging and that outperformance of the peer average by 1% should be the base target for relative economic return.

Our third financial measure is our stock price to tangible net asset value per share, or “price-to-book ratio.” Price-to-book ratio is a valuation metric utilized by most investors and research analysts and reflects the premium (or discount) to tangible net asset value of a company implied by the company’s stock price. As such, a favorable price-to-book ratio for AGNC relative to peers implies a favorable perception by the market of, or outlook for, AGNC relative to its peer group. We believe that our value proposition to stockholders – industry-leading returns, low-cost operating structure, disciplined risk management, stockholder focus, and significant scale and liquidity – positions AGNC for a premium valuation relative to our peer group. Our Compensation Committee has thus set our target price-to-book ratio at a significant premium of 3.5% to the Agency REIT Peer Group average.

Collectively, our three financial measures incentivize our management team to drive favorable returns – on both an absolute and relative basis – for our stockholders. Our success in generating economic returns at or above target levels while maintaining targeted premium valuation levels on a price-to-book basis should translate into favorable total stock returns for our stockholders. As such, we believe these metrics appropriately align our short-term incentive plan with our stockholders.

Strategic and Operational Metrics (25% of Total Scorecard)

As noted above, our Compensation Committee believes our value proposition positions AGNC for a premium valuation. Our Compensation Committee seeks to drive management performance in these areas and focuses our strategic and operations efforts on the following components:

•	Highly Efficient Operating Cost Structure: maintain low operating cost structure relative to peers

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•	Disciplined Risk Management: mitigate risk based on the Company’s comprehensive risk management framework
•	Stockholder Focus: focus on financial disclosure, stockholder engagement, and ESG practices
•	Liquidity and Scale: active stockholder-friendly capital management approach

Annual 2020 Corporate Scorecard Incentive Compensation Determination

Following a review of each of the components of the 2020 Corporate Scorecard, the Compensation Committee calculated a total scorecard payout for 2020 of 126.1%. A more detailed discussion regarding each of the elements included in the Corporate Scorecard is provided below.

Index	Index Weight	Index Payout	Weighted Payout

Financial Metrics	75%	118.1%	88.6%
Strategic / Operational Metrics	25%	150.0%	37.5%
Corporate Scorecard Payout			126.1%

2020 Financial Metric Results

Based on our 2020 Corporate Scorecard, a review of our 2020 financial performance indicated a 118.1% payout for the financial metric portion. Despite severe mortgage asset volatility associated with the Pandemic and the resulting -20.2% economic return for the first quarter of 2020, AGNC generated a positive economic return of 3.5% for the year. Although below the base 10% target adopted prior to the onset of the Pandemic, this level of economic return represented a remarkable recovery from the financial crisis driven by the Pandemic. AGNC significantly outperformed its peer group by over 30% on the relative economic return metric, as many peers suffered substantial realized losses in the first quarter and posted large book value declines for the year. This economic outperformance correspondingly drove a favorable valuation dynamic for AGNC, as our relative price-to-tangible book ratio was also materially in excess of our peer group by 9.1%.

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2020 Strategic and Operational Review

AGNC experienced unanticipated and unprecedented market and operating conditions in 2020 as a result of Covid-19, the economic impact of measures taken in response to the Pandemic, and the volatile political environment. Management led the Company through the unparalleled financial stress and the Pandemic, preserved AGNC’s equity capital, and implemented significant strategic and operational gains. The Compensation Committee analyzed the Company’s performance during the year against the scorecard framework and determined that the Company’s strategic and operational achievements during 2020 justified a payout of 150% for this component of the scorecard.

In reaching its decision, the Compensation Committee considered the market and operational dislocations faced concurrently by the Company in 2020 and management’s responses to them, which provide context for performance during the year:

✓

The Pandemic, resulting “stay at home” orders, and massive societal and economic disruptions presented a significant risk of business interruption for us and our counterparties. The Company commenced contingency planning for operations at the Company and at our counterparties in February 2020 and mobilized to fully remote operations in mid-March, in advance of any state or local governmental mandates. Managing through these events was critical in March and early April as the Company responded to severe dislocations in the financial markets and a highly fluid and dynamic trading environment. Operating risk and uncertainty remained prevalent during 2020 as the Pandemic continued and in light of heightened societal tensions. Throughout the year, the Company’s management team took steps to ensure the Company’s continuous and uninterrupted operations, while simultaneously prioritizing the health, safety, and welfare of our community and our employees.

✓

In March, the mortgage market experienced one of the most significant dislocations in history. During a two-week period, adverse price movements in the fixed income markets broadly and Agency MBS markets in particular exceeded the adverse price movements that occurred over a six-month period during the great financial crisis in 2008. Our core focus on active portfolio risk management allowed us to navigate through these unprecedented conditions.

•

Disciplined Portfolio Management: Management recognized the lack of liquidity across financial markets early in the dislocation and quickly repositioned the portfolio to improve our liquidity through active trading. Management also increased funding sourced from our captive broker-dealer subsidiary, further benefitting AGNC’s overall liquidity position. This active trading approach resulted in unprecedented high processing volumes and operational intensity, all handled without interruption or error, despite the newly remote nature of our workforce.

•

Financial Outperformance: Our positioning enabled us to maintain the overwhelming majority of our asset positions and avoid significant losses, ultimately generating a positive 3.5% economic return for the year despite the negative 20.2% economic return in the first quarter. This result compares favorably to companies in AGNC’s peer group and the broader mortgage REIT universe, many of which were forced to liquidate positions and realize significant losses.

•

Process Improvement: Subsequent to the tumult experienced in March, management has evaluated its processes during the crisis and implemented new procedures and internal reporting to further buttress our risk management framework.

•	Engagement: AGNC actively engaged with stakeholders via timely public disclosures and direct dialogue as the financial crisis unfolded and thereafter.

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EXECUTIVE COMPENSATION

The Compensation Committee considered the Company’s performance against the four non-financial components of the Company’s value proposition to stockholders in determining that the Company had achieved 150% performance as against these objectives, as follows:

Component of Value Proposition	Objective	2020 Assessment
Highly Efficient Operating Cost Structure	Maintain low operating cost structure relative to the residential mortgage REIT and broader asset management industries

✓  Improved lowest cost advantage from 143 bps vs. peers and 210 bps vs. the Resi mREIT Universe for the twelve months ended September 30, 2019 to 168 bps and 256 bps, respectively, for the twelve months ended September 30, 2020

Disciplined Risk Management

Mitigate risk through AGNC’s comprehensive risk management framework, which is predicated on careful asset selection, disciplined hedging and diversified funding, with the goal of preserving tangible net book value across market scenarios over the long-term, and on operational performance

✓  Substantially reduced modeled losses through active trading and risk management actions during the most adverse market environment AGNC has experienced

✓  Greatly enhanced AGNC’s liquidity position as market liquidity eroded by proactively rotating into more liquid securities and increasing use of more efficient funding available through our captive broker-dealer

✓  Successfully mobilized to a fully remote workforce at minimal cost without business interruption

✓  Developed and implemented 15 new daily operating processes related to liquidity position, margin requirements, credit exposure, risk management, and portfolio valuation

✓  Enhanced IT security architecture and governance through the implementation of five new cybersecurity systems

Stockholder Focus	Produce detailed and transparent public financial disclosure; actively engage with investors; and maintain strong corporate environmental, social, and governance practices

✓  Provided timely and informative disclosure for investors, while avoiding risky and potentially misleading disclosure

✓  Successfully engaged with stockholders and proxy advisors on corporate governance and executive pay structure

✓  Conducted proactive investor outreach that culminated in over 140 institutional investor meetings despite the adverse impact of the Pandemic on travel and conferences

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Component of Value Proposition	Objective	2020 Assessment
Liquidity and Scale	Continue active, stockholder-friendly capital management approach that is consistent with broader market considerations

✓  Raised $575 million in our Series E preferred offering, which is the largest preferred stock offering in AGNC’s history and at our lowest fixed-rate coupon during the fixed rate period at 6.125%

✓  Raised $439 million through “at the market” issuances at a premium to tangible net book value, allowing for improved liquidity to confront the most challenging equity markets AGNC has experienced

✓  Repurchased $402 million of common stock at a significant discount to tangible net book value, generating meaningful book value accretion

Individual Bonus Decisions

Short-term incentives for Messrs. Kain and Federico in 2020 were based solely on achievement of the Corporate Scorecard measures. Based on the Compensation Committee’s assessment of the 2020 Corporate Scorecard, this resulted in a payout of 126.1% of target for Messrs. Kain and Federico.

Other NEOs’ short-term cash incentives were based predominantly on the Corporate Scorecard measures and to a lesser extent on individual performance. Mr. Kuehl was awarded a cash bonus at 120.9% of his target based on a relative weighting of the Corporate Scorecard at 80% and his personal performance at 20% (awarded at target). In evaluating his personal performance, the Compensation Committee considered his management of the Agency MBS portfolio during the unprecedented market volatility and throughout the year, noting our significant outperformance relative to our peers. In addition, the Compensation Committee considered Mr. Kuehl’s significant input into hedging and risk management decisions along with his valued input to our prepayment analysis and modeling assumptions. Ms. Bell and Mr. Pollack each were awarded 115.7% of their target bonus, which reflects a relative weighting of the Corporate Scorecard at 60% and their individual personal performance at 40% (awarded at target). For Ms. Bell, the Compensation Committee considered, among other things, her oversight of our treasury and accounting functions throughout the transition to a fully remote workforce and her implementation of additional monitoring procedures during the height of the market turmoil and in its aftermath. For Mr. Pollack, the Compensation Committee considered, among other things, his work in maintaining appropriate communication with the Board throughout the financial crisis in March and April and his critical role in evaluating and advising on our contracts and arrangements for funding during volatile market conditions. In addition, the Compensation Committee noted Mr. Pollack’s role in addressing the health and safety of our employees during the Pandemic, including the adoption of our employee retention plan and the implementation of workplace policies and procedures for our remote work environment and eventual return to the office.

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EXECUTIVE COMPENSATION

These 2020 bonus payments are reflected in the following table:

NEO	Short-Term Incentive Award ($)	Percentage of 2020 Target
Gary D. Kain	6,809,400	126.1%
Peter J. Federico	2,269,800	126.1%
Christopher J. Kuehl	1,936,818	120.9%
Bernice E. Bell	983,450	115.7%
Kenneth L. Pollack	809,900	115.7%

2021 Corporate Scorecard

As part of its annual compensation processes, the Compensation Committee adopts a Corporate Scorecard for the coming year after considering numerous factors, including continued alignment of the scorecard with the Committee’s overall compensation philosophy, the level of rigor of the goals and objectives, and any relevant feedback from stockholders. Based on its review, the Compensation Committee determined that the financial metrics and strategic goals and objectives included in the 2020 Corporate Scorecard remained appropriate for 2021, and that although AGNC achieved its outperformance objective on the relative economic return measure and above target on the relative price-to-book measure in 2020, the threshold, target, and outperformance levels remained appropriately challenging in the current post-financial crisis market environment. After adding three new peers in 2019 to the comparative group used in evaluating our compensation, the Compensation Committee concluded that no changes were necessary from the 2020 comparative group after considering the benefits of maintaining a consistent comparator group in evaluating year over year performance.

The Compensation Committee also determined that it remained appropriate to continue including non-financial strategic and operational objectives as 25% of the overall Corporate Scorecard, and these objectives remained tied to our value proposition to stockholders, as they were in 2020.

Equity Incentive Compensation

The Compensation Committee believes that equity incentive compensation is an important component of our NEO compensation package and is critical in attracting, motivating, and retaining outstanding employees. Equity incentive compensation is intended to closely align our NEOs’ and other employees’ interests with our long-term success and promote long-term employee retention. Our long-term incentive program consists of a combination of performance-based RSUs and time-vesting RSUs.

Performance-based RSUs are designed to reward creation of long-term economic returns for our stockholders both on an absolute and relative basis. To establish challenging economic thresholds and motivate long-term performance, the awards vest at the end of a three-year performance period based 50% on our absolute economic return and 50% on our economic return relative to the economic returns of an unweighted average of the Agency REIT Peer Group. In establishing vesting criteria for these awards, the Compensation Committee considers historical returns for us and our peers and our forecast. Absolute and relative economic returns are calculated on a cumulative basis over the three-year performance period. Achievement of these goals will be determined in the same manner, including the same peer group, as described above with respect to the short-term incentive awards for such year. For performance between the threshold, target, and outperformance measures, the number of shares vested will be determined through linear interpolation.

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2020 Long-Term Incentive Awards

In January 2020 as part of its ongoing review of our compensation program and the aggregate compensation paid to each of our NEOs, the Compensation Committee determined it was appropriate to increase the target long-term incentive awards for our NEOs (other than Mr. Kain) and to increase the allocation of performance-based incentive awards relative to time-based awards for our President and Chief Operating Officer and our Executive Vice President for Agency Portfolio Investments. In making this determination, the Committee consulted with FW Cook and considered a number of factors, including the feedback we received during our Fall 2019 stockholder engagement, the compensation practices at comparable companies, and our ongoing commitment to link NEO compensation to our long-term performance.

•

Messrs. Federico and Kuehl received increases in their target long-term incentives from $1.8 million to $2.3 million and $1.4 million to $1.65 million, respectively. In addition, the allocation of their 2020 target LTI awards are 67% performance-based and 33% time-based (as compared to a 50/50 weighting in prior year awards). This increase in target LTI was the first increase in target compensation for each of Messrs. Federico and Kuehl since 2016.

•	Ms. Bell’s long-term incentive target was increased from $750,000 to $875,000, with the allocation among time-based and performance-based awards remaining unchanged at an equal weighting.
•	Mr. Pollack’s long-term incentive target was increased from $750,000 to $800,000, with the allocation among time-based and performance-based awards remaining unchanged at an equal weighting.

The 2020 long-term incentive awards made by the Compensation Committee in February 2020 were at each NEO’s target levels as specified in his or her respective employment agreement and are reflected in the following table:

Mix of Long-Term Incentive Awards

NEO	AGNC Time-Vested RSUs(1) ($)	AGNC Performance-Vested RSUs(2) ($)	Total Value of Awards ($)(3)
Gary D. Kain	2,700,000	5,400,000	8,100,000
Peter J. Federico	759,000	1,541,000	2,300,000
Christopher J. Kuehl	544,500	1,105,500	1,650,000
Bernice E. Bell	437,500	437,500	875,000
Kenneth L. Pollack	400,000	400,000	800,000

(1)	Awards vest ratably over a three-year and three-quarter month period in equal annual installments, and distributions may be deferred for up to 10 years.
(2)

Represents target grant-date fair value and assumes performance achievement at 100% of target. Performance payouts may range from 0% to 200% of target based on actual performance. Awards are subject to cliff vesting after a three-year performance period and distributions may be deferred for up to 10 years. See “Equity Incentive Compensation” in “Compensation Discussion and Analysis.”

(3)	Awards were granted on February 20, 2020 based on a $19.62 stock price.

The fair value of these awards as of their February 20, 2020 grant date is included in the Summary Compensation Table and Grants of Plan-Based Awards Table. The ultimate value of the RSUs will depend on AGNC’s total stockholder return over the vesting period, and in the case of the performance-based RSUs, AGNC’s absolute and relative economic return over the three-year performance period.

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In granting awards in 2020, the Compensation Committee also reviewed the measures used for performance-based RSUs and determined that it was appropriate to make the relative economic return measure more challenging by increasing the threshold, target, and outperformance award levels by 3% reflective of increases in rigor applied to the 2020 Corporate Scorecard. The table below sets forth the below threshold, threshold, target, and outperformance levels established by the Compensation Committee for performance-based RSU awards made in 2020.

Performance Variable	Metric Weight	Below Threshold	Threshold	Base Performance Target	Outperformance
Absolute Three-Year Economic Return	50%	< 0.0%	0.0%	30.0%	≥ 60.0%
Relative Three-Year Economic Return	50%	< (4.5%)	(4.5%)	3.0%	≥ 10.5%
Performance-Based Payout Factor	100%	0%	0%	100%	200%

The Compensation Committee also reviewed the performance measures used for the performance-based RSUs and determined that, consistent with its decision to retain the economic return measures established in 2020 for the 2021 Corporate Scorecard, the economic return measures for the performance-based awards used in 2020 remained appropriately challenging in the current market environment for awards to be made in 2021.

2018 Performance-Based Restricted Stock Unit Awards

The three-year performance period for the performance-based RSU awards made to our employees in March 2018 was completed on December 31, 2020. The performance calculations included absolute economic return measured from December 31, 2017 through December 31, 2020 and relative economic return as compared to an Agency mortgage REIT peer group determined at the time of the grant and measured from September 30, 2017 through September 30, 2020. AGNC generated an absolute economic return of +13.9% and relative economic return of +30.7% for the respective measurement periods, resulting in a vesting factor of 123.2% of the target number of shares for the 2018 performance-based RSUs, as validated by the Compensation Committee. Unless deferred by the NEO, distribution of shares in settlement of these awards will occur on March 15, 2021, provided that the recipient remains employed by the Company on that date. The diagram below includes the performance targets and details the performance calculations for these awards. Additional details regarding these RSUs are provided in the Outstanding Equity Awards table on page 77 of this proxy statement. These measures were established in 2018 based on then anticipated ranges of performance deemed to be appropriately challenging based on the Compensation Committee’s analyses, including back-testing.

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2021 Compensation Changes

In December 2020, we announced that Gary Kain, our Chief Executive Officer and Chief Investment Officer, would transition to the role of Executive Chairman of the Company effective July 1, 2021. Pursuant to the Company’s succession plan, Mr. Federico will succeed Mr. Kain as our Chief Executive Officer and Mr. Kuehl will succeed Mr. Kain as Chief Investment Officer. Following the Compensation Committee’s consultation with FW Cook and due authorization, the Company entered into amended employment agreements with each of Messrs. Kain, Federico, and Kuehl to adjust their compensation in anticipation of each of their revised roles. Details of their anticipated 2021 compensation are provided in the table below. Each of their target long-term incentive compensation awards will continue to consist of 67% performance based RSUs and 33% time-vesting RSUs.

In January 2021, the Compensation Committee also evaluated the compensation package provided to our other NEOs in consultation with FW Cook. As part of the evaluation, the Compensation Committee examined compensation practices at comparable companies and considered the roles and functions performed by Ms. Bell and Mr. Pollack. Based on that review, and consistent with the Compensation Committee’s pay for performance philosophy, the Compensation Committee determined it was appropriate to increase the 2021 target annual bonus and long-term incentive award for Ms. Bell and Mr. Pollack. Ms. Bell’s target annual bonus was increased by $150,000, and her long-term incentive award was increased by $225,000. Mr. Pollack’s target annual bonus and long-term incentive award were each increased by $150,000. Following these compensation changes, 50% of both Ms. Bell’s and Mr. Pollack’s long-term incentive compensation will continue to be in the form of performance-based awards.

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EXECUTIVE COMPENSATION

The chart below details compensation for our NEOs in 2021. As discussed in this proxy statement, the base salary and target incentive compensation of each of Messrs. Kain, Federico, and Kuehl will be adjusted effective July 1, 2021 to reflect each of their new roles and responsibilities.

2021 Target Compensation

NEO	Base Salary		Target Annual Bonus		Target Long- Term Incentive Awards
Gary D. Kain	$700,000	(1)	$4,500,000	(2)	$6,150,000	(2)
Peter J. Federico	$900,000		$2,700,000	(3)	$3,400,000	(3)
Christopher J. Kuehl	$900,000		$1,800,000	(4)	$2,125,000	(4)
Bernice E. Bell	$500,000		$1,000,000		$1,100,000
Kenneth L. Pollack	$500,000		$850,000		$950,000

(1)

Reflects a prorated amount based on base salary of $900,000 per annum for the period from January 1, 2021 through June 30, 2021, and $500,000 per annum for the period from July 1, 2021 through December 31, 2021.

(2)

Reflects a prorated amount based on a target annual bonus of $5,400,000 and target long-term incentive of $8,100,000 for the period from January 1, 2021 through June 30, 2021 and $3,600,000 and $4,200,000, respectively, for the period from July 1, 2021 through December 31, 2021.

(3)

Reflects a prorated amount based on a target annual bonus of $1,800,000 and target long-term incentive of $2,300,000 for the period from January 1, 2021 through June 30, 2021 and $3,600,000 and $4,500,000, respectively, for the period from July 1, 20201 through December 31, 2021.

(4)

Reflects a prorated amount based on a target annual bonus of $1,600,000 and target long-term incentive of $1,650,000 for the period from January 1, 2021 through June 30, 2021 and $2,000,000 and $2,600,000, respectively, for the period from July 1, 2021 through December 31, 2021.

Savings and Health and Welfare Benefits

Our executive officers participate in a broad-based 401(k) retirement savings plan generally applicable to all our employees, which includes an opportunity to receive employer matching contributions. We do not currently provide for pension plans, supplemental retirement plans, or deferred compensation plans (other than the ability to elect to defer payments of long-term incentive awards) for our executive officers. In addition, all of our executive officers also participate in medical, dental, vision, disability, life and long-term care insurance, and qualified transportation benefits that are provided generally to all our employees.

Perquisites and Other Personal Benefits

We do not believe our executive officers should receive special perquisites and benefits and do not currently provide our executive officers with any perquisites or other personal benefits that are not available on a non-discriminatory basis to all employees.

Compensation Decision Process

Compensation Comparator Group

AGNC’s internal management structure, size, and scale relative to residential mortgage REITs, and our Agency mortgage-backed securities investment focus are significant differentiators relative to other potential comparative public companies and have made identifying a peer group for AGNC challenging.

•	Of the 20 REITs in the Resi mREIT Universe, only six were internally managed throughout 2020. This means that compensation data was available and that the REIT was directly responsible for determining

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all 2020 executive compensation at only six of the 20. REITs that are externally managed pay a third party a management fee as a set percentage of equity, in lieu of compensating employees directly, and provide only limited information, if any, regarding compensation paid to individual NEOs. Two of our peers in the Agency REIT Peer Group, Annaly Capital Management, Inc. and Two Harbors Investment Corp., transitioned to an internal management structure mid-year or later in 2020. Their full compensation information was not available for consideration by our Compensation Committee in making 2020 compensation decisions. Prior to their internalizations, AGNC was more than three times larger than the next largest internally managed residential mortgage REIT based on total market capitalization as of December 31, 2020.

•

Our CEO is also our Chief Investment Officer and acts as our portfolio manager; as a result, the most comparable positions are hedge fund, trading desk, and portfolio managers whose pay is not publicly disclosed and is typically very high.

As a result, the Compensation Committee has not adopted a policy to benchmark compensation levels against comparative companies, as we believe that our internal management structure combined with our size and scale relative to other mortgage REITs significantly differentiates us. However, the Compensation Committee, with the assistance of FW Cook, reviews compensation levels and practices at various financial services companies. In 2020, the Compensation Committee reviewed the compensation practices at 18 companies, including six internally managed publicly traded mortgage REITs and 12 publicly traded asset management companies and non-bank financial services companies. The Compensation Committee determined the highly specialized and unique skill sets required of executives of these industries are most comparable to those required of AGNC’s NEOs, though none are an exact match for our Company.

Mortgage REITs:	Asset Management and Financial Services Companies:
Arbor Realty Trust, Inc.	Affiliated Managers Group, Inc.
Chimera Investment Corporation	AllianceBernstein Holding L.P.
Colony Capital, Inc.	Ameriprise Financial, Inc.
Ladder Capital Corp.	Apollo Global Management LLC
MFA Financial, Inc.	Ares Management LP
Redwood Trust, Inc.	Eaton Vance Corp.
Invesco Ltd.
KKR & Co. L.P.
Legg Mason, Inc.
Oaktree Capital Group LLC
The Blackstone Group L.P.
The Carlyle Group L.P.

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Factors considered by the Compensation Committee in selecting companies for this analysis are outlined in the below table.

Comparator Sub-group	Context	Key Differences with AGNC
Internally managed publicly traded mortgage REITs	Of 20 residential mortgage REITs, only six were internally managed throughout 2020 (providing for disclosure and comparability of compensation)

•  Executives of externally managed REITs often own interests in the management company and thereby derive significant undisclosed annual financial benefit from the management fees paid. By comparison, AGNC NEOs’ annual pay is fully disclosed as compensation

•  AGNC is over 3x larger by market capitalization than the next largest internally managed residential mortgage REIT that disclosed complete annual compensation data in 2020

•  AGNC was the only internally managed REIT of any material size throughout 2020 that invests predominantly in Agency securities

Publicly traded asset management companies and non-bank financial services companies	Asset management firms generate income from management fees charged to clients, while AGNC generates income primarily from investments in mortgage securities	Our performance (e.g. return on assets, invested capital, or equity) varies materially from asset management firms as a result of the vastly different asset base and significant leverage and hedging activities inherent in our business model

The closest mortgage REIT in size and scale to AGNC, Annaly Capital Management, Inc., was externally managed in 2019 but internalized its management in July 2020. In its 2020 proxy statement, Annaly provided limited information regarding its compensation program, noting that it paid four NEOs, excluding its former CEO, $31.5 million in annual compensation in 2019, consisting solely of salary and cash bonus. Although this limited disclosure is generally informative of aggregate compensation paid to its NEOs, our Compensation Committee could not include Annaly in our compensation comparator group due to the absence of complete data.

For purposes of evaluating our performance and operations under our 2020 Corporate Scorecard and 2020 performance-based long-term incentive awards, the Compensation Committee uses a subset of the Resi mREIT Universe, which we refer to herein as the “Agency REIT Peer Group.” These REITs are:

•	Annaly Capital Management, Inc.
•	Anworth Mortgage Asset Corporation
•	ARMOUR Residential REIT, Inc.
•	Capstead Mortgage Corporation
•	Dynex Capital, Inc.
•	Invesco Mortgage Capital, Inc.
•	Two Harbors Investment Corp.

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The Agency REIT Peer Group companies have portfolios and investment objectives that most closely resemble our own focus on Agency securities. Non-agency REITs in the Resi mREIT Universe have strategies that place a greater emphasis on credit-sensitive assets than our portfolio and those of our Agency REIT Peer Group. As such, these REITs would be expected to achieve divergent returns from our own Agency security-focused portfolio through various economic cycles and conditions. The Compensation Committee thus determined that our economic returns and trading price relative to book value are appropriately measured against a simple, unweighted average of the Agency REIT Peer Group for purposes of determining our relative performance. None of the seven REITs in the Agency REIT Peer Group were included in the group of companies whose executive compensation practices were reviewed by the Compensation Committee because these seven REITs either are: (i) significantly smaller than AGNC or (ii) externally managed and/or had not fully disclosed compensation of their executives at relevant times in which the Compensation Committee made 2020 compensation decisions.

The Compensation Committee continues to evaluate our peer group construction in response to changes in market conditions and the REIT sector. In 2019, it elected to add three companies to the Agency REIT Peer Group based on guiding parameters, including a minimum of $500 million in total stockholders’ equity and approximately 50% or greater of capital allocation to Agency residential mortgage-backed securities. The Compensation Committee desires to limit the number of changes to this peer group in order to provide meaningful ongoing comparative analyses for its work. Thus, despite shifting capital allocations and changes in size among our peers, the Compensation Committee concluded that changes to the Agency REIT Peer Group were not necessary for 2020. The Compensation Committee also determined to retain the Agency REIT Peer Group for purposes of relative financial measures in 2021 incentive compensation decisions and awards.

Role of Compensation and Corporate Governance Committee

Our Compensation Committee, which is comprised solely of independent directors, is responsible for establishing and overseeing our philosophy regarding executive compensation and for making decisions relating to the compensation of our NEOs. The Compensation Committee is also responsible for ensuring that the total compensation offered to our executive officers is fair and competitive and motivates high performance. The terms of any employment agreements with our NEOs and actions on compensation under the employment agreements are also under the primary direction of the Compensation Committee. Decisions that set CEO compensation are subject to the review and approval of the Company’s independent directors based on the Compensation Committee’s evaluation of goals and objectives.

The Compensation Committee periodically reviews the Company’s compensation policies and programs and makes any modifications that the Committee deems necessary or advisable, subject to the terms of such policies or programs. The Compensation Committee annually reviews and approves the Company’s goals and objectives relevant to the compensation of the NEOs and other employees of the Company.

Role of Management

All compensation decisions related to our executive officers are at the discretion of the Compensation Committee or independent directors of our Board. The Compensation Committee considers the advice and counsel of the CEO when evaluating compensation of the other NEOs given his direct day-to-day working and supervisory relationship with those executives. Taking this feedback into consideration, the Compensation Committee engages in discussions and either determines the compensation of our NEOs or, with respect to the CEO or otherwise at its option, makes a final recommendation to the Board related to compensation paid to

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NEOs. Our CEO is not present and does not participate in the portions of meetings of the Compensation Committee or of the Board at which his performance is evaluated and his compensation is discussed and determined; only independent directors participate in such matters.

Role of the Independent Compensation Consultant

Under its charter, the Compensation Committee has the authority to select, retain, and terminate compensation consultants. The Compensation Committee has retained FW Cook to provide advice and counsel on executive compensation opportunities and program design and structure. Representatives of FW Cook attended certain meetings of the Compensation Committee, including meeting with members of the Compensation Committee without members of management present. FW Cook assists the Compensation Committee in its analysis and evaluation of our executive compensation program, practices, and communications, and provides the Compensation Committee with market data and analysis of certain comparator companies that hire personnel and executives with similar skills and experience as our executive management team. FW Cook also provides advice with respect to our Corporate Scorecard, our long-term incentive awards, the setting of measures for performance-based incentive compensation, and other work that informs executive compensation decisions. During 2020, the Compensation Committee reviewed the independence of FW Cook using assessment criteria under applicable stock exchange and SEC rules and concluded FW Cook was independent and had no conflicts of interest.

Risk Assessment and Compensation

The Compensation Committee regularly monitors the risks and rewards associated with our compensation program. The Compensation Committee established our compensation program with the intent to align our interests with stockholders and prevent unnecessary or excessive risk-taking. We believe that our compensation policies and practices are well balanced and designed to avoid creating incentives that encourage unnecessary or excessive risks that could potentially have a material adverse effect on the Company. We use variable compensation for all of our NEOs, with a focus on performance. We have designed a compensation program with a mix of short- and long-term incentives to ensure management focuses on the long-term impact of short-term decisions and that management’s interests are aligned with stockholders. At least 50% and up to 67% of our NEO’s long-term incentive awards vest based on performance over a three-year period. Compliance with the risk management framework designed to address excessive risk taking and approved by our Board is an integral part of the strategic and operational objectives of the Corporate Scorecard used for short-term incentive compensation decisions. The Compensation Committee continually assesses our executive compensation programs and has implemented additional policies and practices that we believe have further mitigated compensation driven risk, including the adoption of a clawback policy and executive officer stock ownership guidelines.

Other Compensation Policies and Practices

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers requiring them to own, within five years of adoption of the policy or becoming subject to the policy, a minimum number of shares of our common stock based on a multiple of base salary. The requirement is 6x for our CEO and Chief Investment Officer and 3x for our President and any Executive Vice President. In 2020, we expanded the scope of our guidelines to require all other executive officers to own 2x their base salary. Until the foregoing ownership

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requirements are met, each is expected to retain at least 50% of the shares of common stock received upon vesting or earn-out of stock-based compensation, net of any shares withheld or sold to pay taxes on such income. Shares of time-vested RSUs granted under the 2016 Equity Plan (whether vested, unvested, or subject to a deferral election) are included in determining the number of shares held for this purpose, net of anticipated tax withholdings. Shares of unvested performance-based RSUs are not included for this purpose prior to completion of the applicable performance period. As of February 26, 2021, Mr. Kain held in excess of 37x and Messrs. Federico and Kuehl each held 8x or more of their respective 2020 base salaries calculated in accordance with our guidelines. As of February 26, 2021, Ms. Bell and Mr. Pollack each owned greater than 1.7x his or her respective base salary as calculated in accordance with our guidelines and is expected to reach the guideline amount within the phase-in period under the policy.

The following table sets forth the total stock ownership of all our NEOs, including beneficially owned, unvested, and deferred shares, as calculated pursuant to our stock ownership guidelines as of February 26, 2021:

Name	Beneficially Owned Shares (#)		Unvested Shares (#)(2)	Deferred Shares (#)(2)	Total (#)
Gary D. Kain	1,329,143	(1)	368,725	435,624	2,133,492
Peter J. Federico	303,178		106,768	100,620	510,566
Christopher J. Kuehl	313,681		79,553	60,084	453,318
Bernice E. Bell	9,866		27,675	19,508	57,049
Kenneth L. Pollack	1,000		28,508	25,193	54,701

(1)	Includes 892,000 shares held in a family trust over which shares Mr. Kain has voting and dispositive power.
(2)	Share amounts are net of anticipated tax withholdings.

Anti-Hedging and Pledging Policy

Our Board has adopted a policy prohibiting our executive officers and directors from any hedging, pledging, or entering into margin loans with respect to any shares of our common stock or from engaging in short sales of our common stock or entering into any other transaction or derivative agreement where he or she would earn a profit or offset losses due to a decline of our stock price. By way of example, transactions prohibited under the policy may include options, short sales, puts, calls, or derivative actions such as forwards, futures, or swaps. In addition to the restrictions imposed on our executive officers and directors, the AGNC Mortgage Management, LLC Personal Investments Code prohibits all employees from engaging in financial transactions that directly hedge or offset, or are designed to directly hedge or offset, any decrease in the market value of our common stock.

Clawback Policy

We have adopted a clawback policy relating to recovery of certain performance-based compensation in the event of an accounting restatement by the Company due to material noncompliance with any financial reporting requirement under U.S. federal securities laws resulting at least in part from the willful fraud, dishonesty, or recklessness of one of the Company’s executive officers in the performance of his or her duties to the Company. Under this policy, the Company would be entitled to seek recovery of the portion of performance-based compensation paid to our executive officers that would not have been earned had the Company’s restated financial statements been used in the determination of the amount of performance-based compensation originally awarded. This policy includes a three year look back period.

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Employment Agreements

The Internalization occurred through our acquisition of our external manager, and as a result of that transaction, the Company inherited the employment agreements that Messrs. Kain, Federico, and Kuehl had in place with our external manager. The Compensation Committee, with the assistance of FW Cook, worked with each of these executives, who voluntarily agreed to negotiate new employment agreements that would shift the balance of their compensation from fixed elements to incentive compensation, thereby further aligning their interests with those of our stockholders on a short- and long-term basis. These new employment agreements and subsequent amendments secure the retention of these executives, who have a track-record of strong performance. They also are intended to provide appropriate and balanced incentives toward achieving the annual and long-term strategic objectives set by the Compensation Committee and to create a stronger alignment of interests between our executives and our stockholders.

The Company entered into amended and restated employment agreements with Messrs. Kain, Federico, and Kuehl in December 2020 as a result of the announced transition of Mr. Kain to the role of Executive Chairman of the Board and the promotions of Messrs. Federico and Kuehl to the positions of Chief Executive Officer and Chief Investment Officer, respectively. The revised employment agreements adjust their respective compensation arrangements in light of their new roles and responsibilities and are described in more detail in “2021 Compensation Changes” on page 65.

The Compensation Committee reviews the compensation of our executive officers on an annual basis and will make adjustments when warranted by personal performance and internal and external pay equity. The Compensation Committee determined in 2019 that it was appropriate to have employment contracts in place with all of our NEOs. In 2021, after considering the feedback we heard during our prior stockholder engagement, the compensation practices at comparable companies, and our ongoing commitment to link NEO compensation to performance, the Compensation Committee entered into amendments dated January 22, 2021 to the existing employment agreements with Ms. Bell and Mr. Pollack to increase each of their target incentive awards as described in “2021 Compensation Changes” on page 65. The Compensation Committee also considered the further effect these compensation changes would make to promote internal and external pay equity among our NEOs and employee retention and to further stockholder alignment by emphasizing incentive-based compensation as a significant portion of overall target compensation.

The employment agreements for each NEO include certain severance payments and benefits if a NEO that is party to an employment agreement is terminated by the Company, including without “cause” or by the NEO for “good reason,” as each term is defined in each respective employment agreement and were the result of arms-length negotiations with these NEOs. The severance provisions included in the employment agreements related to a change of control include a “double trigger” requirement, which we determined was appropriate and in the best interest of our stockholders. See “Severance and Change of Control Payments” on page 78. The employment agreements with these NEOs also include covenants related to post-employment obligations in areas such as competition with us, solicitation of our employees, and the confidentiality of certain information.

Report of the Compensation and Corporate Governance Committee

Our Compensation and Corporate Governance Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that

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review and discussions, our Compensation and Corporate Governance Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation and Corporate

Governance Committee:

Morris A. Davis, Chair

John D. Fisk

Prue B. Larocca

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2020 Summary Compensation Table

The following table provides information concerning the compensation of our NEOs earned during our fiscal years ended December 31, 2020, 2019 and 2018.

In the column “Salary,” we disclose the amount of base salary paid to the NEO during the fiscal year. See “Base Salary” under “Compensation Program in Detail” above, for a description of the base salaries payable under each NEO’s employment agreement.

In the column “Bonus,” we disclose the amount of short-term cash incentive payments earned by the NEO during the fiscal year. See “2020 Corporate Scorecard” for a description of the annual scorecard for calculating the cash component of our incentive compensation awards for 2020 that were paid in 2021, and which are included in the Summary Compensation Table for 2020. In the column “Stock Awards,” we disclose awards of RSUs under the 2016 Equity Plan, which includes both performance-based vesting and time-based vesting awards. The grant date fair value of the RSU awards assumes performance achievement at 100% of the target amount. Performance payouts may range from 0% to 200% of the target amount based on actual performance achieved. See “Equity Incentive Compensation” under “Compensation Discussion and Analysis,” above.

The amounts in the column “All Other Compensation” represent employer matches for employee contributions to our 401(k) plan. The NEOs did not have any perquisites or other personal benefits in excess of the reporting thresholds during the fiscal year.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)	Total ($)
Gary D. Kain Chief Executive Officer and Chief Investment Officer	2020	900,000	6,809,400	8,100,000	–	17,100	15,826,500
	2019	975,000	7,047,000	8,100,000	–	8,400	16,130,400
	2018	1,800,000	7,437,600	4,590,000	810,000	8,250	14,645,850

Peter J. Federico President and Chief Operating Officer	2020	900,000	2,269,800	2,300,000	–	17,100	5,486,900
	2019	900,000	2,349,000	1,800,000	–	8,400	5,057,400
	2018	900,000	1,859,400	1,530,000	270,000	8,250	4,567,650

Christopher J. Kuehl	2020	900,000	1,936,818	1,650,000		17,100	4,503,918
Executive Vice President	2019	900,000	1,992,888	1,400,000	–	8,400	4,301,288
	2018	900,000	1,642,240	1,050,000	350,000	8,250	3,950,490

Bernice E. Bell Senior Vice President and Chief Financial Officer	2020	500,000	983,450	875,000	–	17,100	2,375,550
	2019	500,000	591,500	750,000	–	8,400	1,849,900
	2018	450,000	465,315	180,000	60,000	8,250	1,163,565
Kenneth L. Pollack Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2020	500,000	809,900	800,000	–	17,100	2,127,000
	2019	500,000	591,500	750,000	–	8,400	1,849,900
	2018	500,000	509,900	255,000	85,000	8,250	1,358,150

(1)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of each NEO’s awards calculated in accordance with FASB ASC Topic 718, as required by SEC regulations. The fair market value of a stock award is based on the fair market value of our stock on the date of grant with the value of the performance-based RSUs based on the probable outcome of

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the performance conditions as of the grant date and is set at 100% of the target amount or $5,400,000 for Mr. Kain, $1,541,000 for Mr. Federico, $1,105,500 for Mr. Kuehl, $437,500 for Ms. Bell, and $400,000 for Mr. Pollock. The grant date fair value of the performance-based RSUs, assuming the highest level of performance conditions is met, was $10,800,000 for Mr. Kain, $3,082,000 for Mr. Federico, $2,211,000 for Mr. Kuehl, $875,000 for Ms. Bell, and $800,000 for Mr. Pollack. See below in the Grants of Plan Based Awards in Fiscal Year 2020 table for further details regarding the allocation of grants between time-vesting and performance-based RSUs.

(2)

In the column “Non-Equity Incentive Plan Compensation,” we disclose the amount of the NEO’s awards under the AGNC Mortgage Management, LLC Performance Incentive Plan—MTGE (the “MTGE PIP”), an equity compensation program that was associated with our subsidiary’s former management of MTGE Investment Corp. (“MTGE”). The value reported is equal to the cash amount that we funded for the purchase of MTGE shares on the open market.

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Grants of Plan-Based Awards in Fiscal Year 2020

In the following table we provide information about each grant of an award made to an NEO during our fiscal year ended December 31, 2020 under the 2016 Equity Plan. See “Equity Incentive Compensation” in “Compensation Discussion and Analysis” above for a description of the plan and awards. Amounts included in the “Grant date fair value of stock awards” column are valued in accordance with ASC 718 without reduction of any assumed forfeitures.

Name	Award Type(1)	Grant date(2)	Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Units	Grant date fair value of stock awards(4)
			Threshold (#)	Target (#)	Maximum (#)
Gary D. Kain
	AGNC Time-Based Vesting RSUs	2/20/20				137,614	$2,700,000
	AGNC Performance- Based Vesting RSUs	2/20/20	0	275,229	550,458		$5,400,000
Peter J. Federico
	AGNC Time-Based Vesting RSUs	2/20/20				38,685	$759,000
	AGNC Performance- Based Vesting RSUs	2/20/20	0	78,542	157,084		$1,541,000
Christopher J. Kuehl
	AGNC Time-Based Vesting RSUs	2/20/20				27,752	$544,500
	AGNC Performance- Based Vesting RSUs	2/20/20	0	56,345	112,690		$1,105,500
Bernice E. Bell
	AGNC Time-Based Vesting RSUs	2/20/20				22,298	$437,500
	AGNC Performance- Based Vesting RSUs	2/20/20	0	22,298	44,596		$437,500
Kenneth L. Pollack
	AGNC Time-Based Vesting RSUs	2/20/20				20,387	$400,000
	AGNC Performance- Based Vesting RSUs	2/20/20	0	20,387	40,774		$400,000

(1)

AGNC time-based vesting RSU awards vest ratably over a three-year and three-quarter month period in three equal annual installments. AGNC performance-based vesting RSU awards are subject to cliff vesting three years after the grant date after a three-year performance period and meeting performance conditions. Awards were granted to each NEO pursuant to the terms of his or her respective employment agreement.

(2)	The Compensation Committee approved all grants of plan-based awards in fiscal year 2020 at a meeting held on February 20, 2020.
(3)	Excludes accrued dividend equivalent units.
(4)

AGNC performance-based vesting RSUs’ grant date fair value assumes performance achievement at 100% of target. Performance payouts may range from 0% to 200% of target based on actual performance achieved.

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Outstanding Equity Awards at 2020 Fiscal Year-End

In this table we provide information about stock awards under the 2016 Equity Plan that have not vested and are outstanding as of December 31, 2020, for each NEO.

		Stock awards
Name	Grant Date	Number of shares or units of stock that have not vested(1) (#)		Market value of shares or units of stock that have not vested(2) ($)	Equity incentive plan awards: number of unearned units that have not vested(1) (#)		Equity incentive plan awards: market or payout value of unearned units ($)
Gary D. Kain
	3/1/18	48,286	(3)	$753,262
	3/1/18				254,929	(4)	$3,976,892
	3/1/19	125,695	(3)	$1,960,842
	3/1/19				377,117	(5)	$5,883,025
	2/20/20	152,088	(6)	$2,372,573
	2/20/20				304,176	(7)	$4,745,146
Peter J. Federico
	3/1/18	15,507	(3)	$241,909
	3/1/18				84,973	(4)	$1,325,579
	3/1/19	41,897	(3)	$653,593
	3/1/19				62,851	(5)	$980,476
	2/20/20	42,754	(6)	$666,962
	2/20/20				86,802	(7)	$1,354,111
Christopher J. Kuehl
	3/1/18	8,604	(3)	$134,222
	3/1/18				66,088	(4)	$1,030,973
	3/1/19	32,580	(3)	$508,248
	3/1/19				48,886	(5)	$762,622
	2/20/20	30,670	(6)	$478,452
	2/20/20				62,271	(7)	$971,428
Bernice E. Bell
	3/1/18	3,062	(3)	$47,767
	3/1/18				5,665	(4)	$88,374
	3/1/19	17,457	(3)	$272,329
	3/1/19				26,184	(5)	$408,470
	2/20/20	24,644	(6)	$384,446
	2/20/20				24,644	(7)	$384,446
Kenneth L. Pollack
	3/1/18	4,343	(3)	$67,751
	3/1/18				8,026	(4)	$125,206
	3/1/19	17,457	(3)	$272,329
	3/1/19				26,184	(5)	$408,470
	2/20/20	22,532	(6)	$351,499
	2/20/20				22,532	(7)	$351,499

(1)

Includes accrued dividend equivalent units. Reflects performance achievement of 123.2% of target for March 1, 2018 performance-based vesting RSUs. Assumes performance achievement at 100% of target for March 1, 2019 and February 20, 2020 performance-based vesting RSUs.

(2)	Market value computed by multiplying the closing market price of our stock on December 31, 2020, or $15.60, by the number of units.

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(3)	Time-based vesting RSUs vest ratably over a three-year and one-half month period that commenced on the Grant Date with the next vesting date on March 15, 2021.
(4)	Performance-based vesting RSUs which, subject to meeting the performance conditions calculated over a three-year period, cliff vest three years and one-half month from the Grant Date.
(5)	Performance-based vesting RSUs which, subject to meeting the performance conditions calculated over a three-year period, cliff vest two years and eleven and one-half months from the Grant Date.
(6)	Time-based vesting RSUs vest ratably over a three-year and three-quarter month period that commenced on the Grant Date with the next vesting date on March 15, 2021.
(7)	Performance-based vesting RSUs which, subject to meeting the performance conditions calculated over a three-year period, vest three years from the Grant Date.

Option Exercises and Stock Vested for Fiscal Year 2020

The following table provides information about stock awards under the 2016 Equity Plan that vested in 2020 for each NEO.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Gary D. Kain	416,960	$4,924,298
Peter J. Federico	139,504	$1,647,542
Christopher J. Kuehl	101,767	$1,201,868
Bernice E. Bell	19,670	$232,303
Kenneth L. Pollack	20,835	$246,061

Severance and Change of Control Payments

Employment Agreements

Each of the employment agreements with Ms. Bell and Messrs. Kain, Federico, Kuehl, and Pollack contains provisions for payments upon certain events as set forth below.

Termination by the Board Without Cause or Termination by the Executive for Good Reason

If the employment of Ms. Bell or Messrs. Kain, Federico, Kuehl, or Pollack terminates by reason of a Termination Without Cause or Termination For Good Reason, each as defined in their employment agreements, and such termination does not occur during the 21-month period (24 months in the case of Ms. Bell or Mr. Pollack) following a Change of Control, each such executive would be entitled to the following payments from the Company, as applicable, in addition to the payments listed below under “All Terminations” (a) an amount equal to the product of (i) 2.5 for Mr. Kain, 1.5 for Mr. Federico or 1.0 for Ms. Bell or Messrs. Kuehl and Pollack, multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the target value of the executive’s annual cash bonus for the year in which such termination occurs (the “Severance Amount”), paid over 30 months for Mr. Kain, 18 months for Mr. Federico, and 12 months to Ms. Bell and Messrs. Kuehl and Pollack, respectively; (b) a pro rata portion of the annual cash bonus the executive would have been entitled to receive if he or she had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that all qualitative and subjective performance metrics were achieved at their target level); (c) reimbursements under COBRA, or substitute payments, for the executive and his or her eligible dependents for up to 18 months (12 months in the case of Ms. Bell and Mr. Pollack); and (d) acceleration of any outstanding unvested equity awards. In addition, if Mr. Kuehl remains unemployed on the first anniversary of such termination, he would be entitled to an amount equal to the product of 0.5, multiplied by the sum of his annual base salary at the time of such

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termination, plus the target value of his annual cash bonus for the year in which such termination occurred, paid over the following six months. Effective as of July 1, 2021, Mr. Kuehl’s Severance Amount will be increased to 1.5 times his annual base salary at the time of such termination and his target annual cash bonus for the year in which such termination occurs, and he will not be entitled to any additional payments if he remains unemployed on the first anniversary of such termination. Also, effective as of July 1, 2021, Mr. Kain’s Severance Amount will be an amount equal to 1.5 times his annual base salary at the time of such termination and his target annual cash bonus for the year in which such termination occurs, but such amount (and his eligibility for reimbursements under COBRA or substitute payments) will be proportionally reduced for each month that he remains employed between July 1, 2021 and December 31, 2022.

Termination by the Board Without Cause or Termination by the Executive For Good Reason Following a Change of Control

If the employment of Ms. Bell or Messrs. Kain, Federico, Kuehl, or Pollack terminates by reason of a Termination Without Cause or Termination For Good Reason, and such termination occurs during the 21-month period following a Change of Control (24-months in the case of Ms. Bell and Mr. Pollack), as defined in their employment agreements, each such executive would be entitled to the following (as applicable), in addition to the payments listed below under “All Terminations”: (a) an amount equal to the product of (i) 2.5 (for Mr. Kain), 1.5 (for Messrs. Federico or Kuehl) or 1.0 (for Ms. Bell and Mr. Pollack), multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the target value of the executive’s annual cash bonus for the year in which such termination occurs, paid in a lump sum; (b) a pro rata portion of the target value of his or her annual cash bonus for the year in which such termination occurs; (c) COBRA reimbursements (or substitute payments) for the executive and his or her eligible dependents for up to 18 months (12 months in the case of Ms. Bell and Mr. Pollack); and (d) acceleration of any outstanding unvested equity awards. Effective as of January 1, 2021, the amount payable to Ms. Bell and Mr. Pollack as described in clause (a) of this paragraph is 1.5 times the sum of annual base salary at the time of such termination and target annual cash bonus for the year in which termination occurs, and the period for which Ms. Bell and Mr. Pollack will be entitled to reimbursements under COBRA, or substitute payments, is 18 months. Effective as of July 1, 2021, the amount payable to Messrs. Federico and Kuehl as described in clause (a) of this paragraph is 2 times the sum of annual base salary at the time of such termination and target annual cash bonus for the year in which termination occurs. Also, effective as of July 1, 2021, the amount payable to Mr. Kain as described in clause (a) of this paragraph will be an amount equal to 1.5 times his annual base salary at the time of such termination and his target annual cash bonus for the year in which such termination occurs, but such amount (and his eligibility for reimbursements under COBRA or substitute payments) will be proportionally reduced for each month that he remains employed between July 1, 2021 and December 31, 2022.

Death or Disability

If the employment period of Ms. Bell or Messrs. Kain, Federico, Kuehl, or Pollack terminates early by reason of death or disability, each executive (or his or her estate or eligible dependents, if applicable) is entitled to receive, in addition to the payments listed below under “All Terminations”: (i) a pro rata portion of the annual cash bonus the executive would have been entitled to receive if he or she had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that the executive achieved all qualitative and subjective performance metrics at their target level), payable in a lump sum; (ii) COBRA reimbursements (or substitute payments) for the executive and his or her eligible dependents for up to 18 months (12 months in the case of Ms. Bell and Mr. Pollack); and (iii) acceleration of any outstanding unvested equity awards. After July 1, 2021, the eligibility of Mr. Kain and his eligible dependents to COBRA reimbursements or substitute payments will be proportionately reduced for each month that he remains employed between July 1, 2021 and December 31, 2022.

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Voluntary Termination

Pursuant to the terms of his amended and restated employment agreement, effective as of July 1, 2021, if Mr. Kain’s employment terminates by reason of a voluntary termination on or after July 1, 2021 but before January 1, 2022 (with at least 90 days prior notice to the Board), (i) Mr. Kain’s unvested time-based LTI awards granted to him in 2020 or earlier, as well as the unvested portion of the time-based LTI awards granted to him in 2021 that is attributable to the portion of 2021 during which he served as Chief Executive Officer and Chief Investment Officer would vest in full upon such termination and (ii) his performance-based LTI awards granted in 2020 or earlier, as well as the performance-based LTI award granted to him in 2021 that is attributable to the portion of 2021 during which he served in such roles would vest on the same terms as though Mr. Kain had remained employed for the remainder of the applicable vesting period. For a voluntary termination during 2022, in addition to the vesting described above, the remaining portion of the time-based LTI awards granted to Mr. Kain in 2021 would vest in full, with the performance-based awards continuing to vest on the same terms as though Mr. Kain had remained employed for the remainder of the applicable vesting period. For a voluntary termination after 2022, Mr. Kain would also receive a pro rata portion of his annual cash bonus and any unvested LTI awards granted in 2022 or later will be subject to the same accelerated vesting described above, except that, for such LTI awards granted in the year of the voluntary termination, such terms would only apply to a pro rata portion of the awards based on the number of full calendar months Mr. Kain was employed in such year. The continued vesting of any performance-based vesting described in this section shall only occur if Mr. Kain continues to comply with certain covenants contained in the agreement during such time.

All Terminations

If the employment period of Ms. Bell and Messrs. Kain, Federico, Kuehl, or Pollack terminates early for any reason, each executive is entitled to receive (i) any earned but unpaid base salary; (ii) any annual cash bonus that has been earned for a calendar year prior to termination but is unpaid (but only if not a Termination For Cause or a voluntary termination by the executive for any reason other than Good Reason); (iii) any unpaid reimbursable expenses that have been incurred by the executive; (iv) any plan benefits which by their terms extend beyond termination of employment; and (v) any COBRA benefits generally available to employees.

In addition, each of the employment agreements contains a non-competition provision that prevents the officer from participating as an officer, employee, director, partner, stockholder, consultant or otherwise, in any type of business that engages in the Company’s business for a certain restricted period. Each of the employment agreements also contains a provision preventing the executive from soliciting any of our employees or interfering in a similar manner with our business during such restricted period.

Equity Plans

The 2016 Equity Plan includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a Change of Control of the Company (as defined in the 2016 Equity Plan). Under the 2016 Equity Plan, the vesting of awards may accelerate in connection with a Change of Control where either (1) within a specified period the participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the award agreement or (2) the award is not continued, assumed, or converted into a replacement award in a manner described in the applicable award agreement.

The following table summarizes the estimated payments to be made under the employment agreement for each NEO at, following, or in connection with any termination of employment, including by the Company without cause or by the executive for good reason, death or disability and upon a change of control. In accordance with SEC regulations, the following table does not include any amount to be provided to an NEO

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under any arrangement that does not discriminate in scope, terms or operation in favor of the NEO and that are available generally to all salaried employees. Also, the following table does not duplicate information already provided in the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the NEO would be enhanced by the termination event. The amounts in the following table are hypothetical and based on SEC regulations. Actual payments will depend on the circumstances and timing of any termination.

In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on December 31, 2020, and that the price per share of our common stock is the closing market price as of December 31, 2020, which was $15.60.

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The information below constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

NEO Benefits and Payments upon Termination	Termination by Company Without Cause or Termination by Executive for Good Reason ($)		Termination by Company Without Cause or Termination by Executive for Good Reason, each in connection with a Change in Control ($)		Death or Disability ($)	Termination by Company for Cause or Voluntary Termination by Executive without Good Reason ($)
Gary D. Kain
Severance Amount	15,750,000	(1)	15,750,000	(2)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	6,809,400		6,809,400		6,809,400	–
Accelerated Equity Awards(4)	19,691,740		19,691,740		19,691,740	–
Insurance Benefits(5)	48,285		48,285		48,285	–
TOTAL:	42,299,425		42,299,425		26,549,425

Peter J. Federico
Severance Amount	4,050,000	(1)	4,050,000	(2)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	2,269,800		2,269,800		2,269,800	–
Accelerated Equity Awards(4)	5,222,630		5,222,630		5,222,630	–
Insurance Benefits(5)	48,285		48,285		48,285	–
TOTAL:	11,590,715		11,590,715		7,540,715

Christopher J. Kuehl
Severance Amount	2,502,000	(1)(6)	3,753,000	(2)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	1,936,818		1,936,818		1,936,818	–
Accelerated Equity Awards(4)	3,885,945		3,885,945		3,885,945	–
Insurance Benefits(5)	48,285		48,285		48,285	–
TOTAL:	8,373,048		9,624,048		5,871,048

Bernice E. Bell
Severance Amount	1,350,000	(1)	1,350,000	(2)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	983,450		983,450		983,450	–
Accelerated Equity Awards(4)	1,585,832		1,585,832		1,585,832	–
Insurance Benefits(5)	32,190		32,190		32,190	–
TOTAL:	3,951,472		3,951,472		2,601,472

Kenneth L. Pollack
Severance Amount	1,200,000	(1)	1,200,000	(2)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	809,900		809,900		809,900	–
Accelerated Equity Awards(4)	1,576,754		1,576,754		1,576,754	–
Insurance Benefits(5)	32,190		32,190		32,190	–
TOTAL:	3,618,844		3,618,844		2,418,844

(1)	Payable over a period of 30 months and 18 months for Messrs. Kain and Federico, respectively and over a period of 12 months for each of Messrs. Kuehl and Pollack and Ms. Bell.

82    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

(2)	Payable in a lump sum on the first payroll date 60 days after termination.
(3)

Payable in a lump sum by March 15 of the calendar year following the calendar year in which termination occurs. Reflects cash bonus NEO is entitled to receive for fiscal year 2020 based on achievement of corporate scorecard measures and personal performance, as applicable.

(4)

Reflects performance achievement of 123.2% of target for March 1, 2018 performance-based vesting RSUs. Assumes performance achievement at 100% of target for March 1, 2019 and February 20, 2020 performance-based vesting RSUs.

(5)	Insurance Benefits are based on the December 2020 monthly payment for Health, Dental and Vision coverage for each NEO.
(6)

Mr. Kuehl would be entitled to an additional $1,251,000 if he were to remain unemployed as of December 31, 2021, payable equally over the period from January 1, 2022 to June 30, 2022, unless he were to become employed by another employer during this period in 2022.

CEO Compensation Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we determined that the 2020 total compensation of Gary Kain, our Chief Executive Officer and Chief Investment Officer of $15,826,500, as shown in the Summary Compensation Table above (the “CEO Compensation”), was approximately 59 times the total compensation of a median employee in 2020 calculated in the same manner of $267,792.

We identified the median employee using the annual base salary and expected bonus, as of December 31, 2020, plus any long-term incentive stock awards granted in 2020 for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2020, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we used for determining the CEO Compensation.

AGNC INVESTMENT CORP. – Proxy Statement    83

INFORMATION REGARDING COMPANY VOTING SECURITIES

INFORMATION REGARDING COMPANY VOTING SECURITIES

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of February 26, 2021 (unless otherwise indicated), the beneficial ownership of common stock of each current director, each nominee for director, each of our named executive officers, our executive officers and directors as a group, and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owners set forth in the table below have sole voting and investment power. As of February 26, 2021, there were 531,122,179 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Shares of common stock Beneficially Owned(1)		Percentage of common stock Beneficially Owned
Beneficial Owners of more than 5%:
The Vanguard Group(2)	47,612,775		8.96%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.(3)	42,841,861		8.07%
55 East 52nd Street New York, NY 10055
Directors and Named Executive Officers:(4)
Gary D. Kain	1,329,143	(5)	*
Peter J. Federico	303,178		*
Christopher J. Kuehl	313,681		*
Donna J. Blank	–		–
Bernice E. Bell	9,866		*
Morris A. Davis	7,350		*
John D. Fisk	15,628		*
Prue B. Larocca	36,095		*
Paul E. Mullings	–		–
Kenneth L. Pollack	1,000		*
Frances R. Spark	5,000		*
Directors and Executive Officers as a group (12 persons)	2,020,941		*

*	Less than one percent.
(1)

The amounts shown reflect shares of our common stock. Mr. Kain also owns 10,900 shares of our 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”), representing less than one percent of the shares of Series D Preferred Stock issued and outstanding as of February 26, 2021. Holders of Series D Preferred Stock generally do not have any voting rights. Other than Mr. Kain’s ownership of Series D Preferred Stock, our Directors and executive officers do not own shares of our 7.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 6.875%, Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, or 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, Inc. (“Vanguard”), as an investment adviser. Vanguard is the beneficial owner of 47,612,775 shares and has the sole power to dispose or direct the disposition of 46,380,901 of such shares, shared power to dispose or direct the disposition of 1,231,874 of such shares, and shared power to vote or direct the vote of 487,632 of such shares.

(3)

This information is based on a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc., as a parent holding company or control person of certain named funds (“BlackRock”). BlackRock is the beneficial owner of 42,841,861 shares and has the sole power to dispose or direct the disposition of 42,841,861 of such shares and sole power to vote or direct the vote of 38,872,101 of such shares.

(4)	The address of each of the executive officers and directors listed above is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814.
(5)	Includes 892,000 shares held in a family trust over which shares Mr. Kain has voting and dispositive power.

84    AGNC INVESTMENT CORP. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

1.	WHO IS RESPONSIBLE FOR STOCKHOLDER COMMUNICATIONS?

The Board is of the view that management is primarily responsible for all communications on behalf of AGNC with stockholders and the public at large. Thus, in addition to our executive officers, we employ a Vice President, Investor Relations, whose primary responsibilities include investor and stockholder relations.

2.	HOW DO I COMMUNICATE WITH THE COMPANY’S BOARD?

Stockholders who wish to communicate with our Board or with a particular director may send a letter to our Secretary at AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board or to one or more particular director(s).

Under this process, our Secretary reviews all such correspondence and will forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by AGNC that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters are immediately brought to the attention of the Chair of the Audit Committee and handled in accordance with procedures approved by the Board with respect to such matters.

A copy of such procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls, or auditing matters is included in our Code of Ethics, which is published in the Investors section of our web site at ir.agnc.com/corporate-governance-documents.

3.	HOW CAN A STOCKHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR THE 2021 ANNUAL MEETING?

Stockholder proposals or nominees for election to the Board must be made in accordance with the procedures set forth in our By-laws and described in the following question, and not the procedures set forth in the preceding question.

4. HOW CAN A STOCKHOLDER SUBMIT A PROPOSAL FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS?

Proposals received from common stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation Committee and our Board. If a common stockholder intends to present a proposal at the 2022 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement and proxy card for that meeting, the stockholder proposal must be received by our Secretary at AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, on or before November 12, 2021, unless the date of the 2022 annual meeting of stockholders has been changed by more than 30 days from April 22, 2022, in which event the deadline is a reasonable time before we begin to print and send our proxy materials.

AGNC INVESTMENT CORP. – Proxy Statement    85

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Nothing in the response to this question shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a proposal by a common stockholder submitted outside of Rule 14a-8, including any nominations for election to the Board made by common stockholders, to be considered at the 2022 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our current By-laws) and received by our Secretary not less than 90 and not more than 120 days in advance of the 2022 annual meeting.

Such proposals should be submitted by certified mail, return receipt requested.

5.	HOW CAN I OBTAIN A COPY OF THE COMPANY’S 2020 ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

A copy of our 2020 annual report on Form 10-K containing audited financial statements was delivered or made available with this proxy statement. Additional copies of our 2020 annual report on Form 10-K (without exhibits, unless otherwise requested) are available in print, free of charge, to stockholders requesting a copy by writing to: AGNC Investment Corp., Investor Relations, 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, or by calling (301) 968-9300. You may review our filings with the SEC by visiting the SEC’s home page on the internet at http://www.sec.gov or by visiting the Investors section of our web site at ir.agnc.com/financial-information/sec-filings.

86    AGNC INVESTMENT CORP. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board is furnishing this proxy statement to you to solicit proxies on its behalf to be voted at the 2021 Annual Meeting on Thursday, April 22, 2021, at 9:00 a.m., Eastern Time. This year’s Annual Meeting will be held in a virtual format only through a live audio webcast. The proxies also may be voted at any postponement or adjournment of the meeting.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are timely delivered pursuant to this solicitation, will be voted at the Annual Meeting in accordance with the directions given in the proxy unless the proxy is revoked before the completion of voting at the meeting.

2.	WHAT ITEMS WILL BE CONSIDERED AND VOTED ON AT THE ANNUAL MEETING?

Proposal	Board Recommendations
1) Election of seven directors, each to serve a one-year term and until his or her successor is elected and qualified	FOR each of the nominees of the Board of Directors
2) Approval of the Amended and Restated AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan	FOR the Amended and Restated 2016 Equity and Incentive Compensation Plan
3) Approval of an advisory resolution on executive compensation	FOR the advisory resolution
4) Ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2021	FOR the ratification of appointment

The Board does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any postponement or adjournment thereof, by the Board or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.

3.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Peter J. Federico and Kenneth L. Pollack have been designated as proxies by the Board for the Annual Meeting.

4.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Annual Meeting is February 26, 2021 (the “record date”). The record date is established by the Board and only common stockholders of record at the close of business on the record date are entitled to:

a.	receive notice of the meeting; and

b.	vote at the meeting and any postponement or adjournment of the meeting.

Each common stockholder of record on the record date is entitled to one vote for each share of common stock held. On the record date, there were 531,122,179 shares of common stock outstanding.

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QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING AND VOTING

5.	WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of common stock are registered in your name on the books and records of our transfer agent, you are a common stockholder of record.

If your shares of common stock are held for you through an intermediary in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 10 below describes brokers’ discretionary voting authority and when your broker, bank, or other nominee is permitted to vote your shares of common stock without instructions from you. For shares held through a benefit or compensation plan or a broker, bank, or other nominee, you may vote by submitting voting instructions to your plan trustee, broker, bank, or nominee. If you attend the virtual Annual Meeting, you may withdraw your proxy and vote online during the meeting using your 16-digit control number included on your notice, proxy card, or the voting instruction form.

It is important that you vote your shares of common stock if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank, or other nominee as discussed in the answer to Question 10 below.

6.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

You may submit your proxy or vote your shares of our common stock by any of the following methods:

By Telephone or the Internet—Common stockholders can vote their shares via telephone or the internet as instructed in the proxy card or the voting instruction form. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow common stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

By Mail—A common stockholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or internet may elect to vote by mail and should complete, sign, and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For common stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For common stockholders who hold their shares through an intermediary, such as a broker, bank, or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your broker, bank, or other nominee for your shares to be voted.

Online during the Meeting—Shares of common stock may be voted online during the Annual Meeting using the 16-digit control number included on your notice, proxy card, or the voting instruction form.

7.	WHO COUNTS THE VOTES?

A representative of Broadridge Investor Communication Solutions, Inc, will serve as the inspector of election and will receive and tabulate the proxies and certify the results.

8.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their voting choice for each matter on the accompanying proxy. If no specification is made, such shares will be voted “FOR” the election of the seven director nominees, “FOR” approval of the Amended 2016 Equity Plan, “FOR” the advisory resolution on executive compensation, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2021.

88    AGNC INVESTMENT CORP. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING AND VOTING

9.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.

We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Investor Services. Computershare’s address is 462 South 4th St., Suite 1600, Louisville, KY 40202; you can reach Computershare at 1-800-733-5001 (from within the United States or Canada) or 781-575-3400 (from outside the United States or Canada).

10.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record—If you are a stockholder of record (see Question 5 above), your shares of common stock will not be voted if you do not provide your proxy unless you vote online during the Annual Meeting. It is important that you vote your shares.

Street Name Holders—If your shares of common stock are held in street name (see Question 5 above) and you do not provide your signed and dated voting instruction form to your broker, bank, or other nominee, your shares may be voted by your broker, bank, or other nominee but only under certain circumstances. Specifically, under applicable rules, shares held in the name of your broker, bank, or other nominee may be voted by your broker, bank, or other nominee on certain “routine” matters if you do not provide voting instructions.

The only proposals to be voted on at the Annual Meeting that are considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares is the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountant. The other proposals (specifically, the election of director nominees, the approval of the Amended 2016 Equity Plan, and the approval of the advisory resolution on executive compensation) are not considered “routine” under applicable rules, so the broker, bank, or other nominee cannot vote your shares on these proposals unless you provide to the broker, bank, or other nominee voting instructions for these matters. If you do not provide voting instructions on a non-routine matter, your shares of common stock will not be voted on the matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

11.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the votes at the Annual Meeting. See Question 10 above for more information about broker non-votes.

12. HOW CAN I REVOKE A PROXY?

The enclosed proxy is solicited on behalf of the Board and is revocable at any time prior to the voting of the proxy, by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary, addressed to our principal executive offices at 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote personally online during the meeting.

13.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and employees may solicit proxies by telephone or email. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock. The Company has also retained D.F. King & Co., Inc. to assist in the solicitation of proxies in connection with the Annual Meeting and will pay D.F. King a fee of $10,000 for its services. In addition, the Company may pay D.F. King additional fees depending on the extent of additional services requested by the Company and will reimburse D.F. King for expenses incurred in connection with its engagement by the Company.

AGNC INVESTMENT CORP. – Proxy Statement    89

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING AND VOTING

14.	HOW DO I OBTAIN ADMISSION TO THE ANNUAL MEETING?

Attendance at the virtual Annual Meeting will be limited to common stockholders of record as of the close of business on the record date, February 26, 2021. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/AGNC2021, you must enter the 16-digit control number which is located on your notice, proxy card, voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number. Participants will be able to access the virtual meeting site 15 minutes before the meeting begins on April 22, 2021. Stockholders experiencing technical difficulties when logging into the virtual meeting platform may access technical assistance provided by Broadridge Financial Solutions, Inc., the hosting platform for the Annual Meeting, toll-free in the United States at 1-844-986-0822 or internationally at 303-562-9302.

15.	WILL STOCKHOLDERS BE ABLE TO ASK QUESTIONS AT THE MEETING?

The Annual Meeting will include a question and answer session and will address questions submitted in writing in advance of and during the virtual meeting. Common stockholders of record on the record date may submit questions at www.proxyvote.com beginning up to 24 hours in advance of the meeting. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business in accordance with our rules of conduct for the meeting. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our meeting rules of conduct, which stockholders can view during the meeting at the virtual meeting website.

16.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order for us to conduct the Annual Meeting, holders representing a majority of our outstanding shares of common stock entitled to vote as of the close of business on the record date must be present online or by proxy at the meeting. This is referred to as a quorum.

Your shares are counted as present at the Annual Meeting if you attend the virtual meeting online and vote in person or if you properly return a proxy by internet, telephone, or mail.

Abstentions and broker non-votes will be considered present for the purpose of determining whether a quorum is present.

OTHER MATTERS

The Board does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any postponement or adjournment thereof, by the Board or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.

90    AGNC INVESTMENT CORP. – Proxy Statement

AMENDED AND RESTATED AGNC INVESTMENT CORP.

2016 EQUITY AND INCENTIVE COMPENSATION PLAN

1.       Purpose. The purpose of this Plan is to attract and retain non-employee Directors and officers and other employees of the Company and the Subsidiaries and to provide to such persons incentives and rewards for service or performance.

2.        Definitions. As used in this Plan:

(a)       “Affiliate” means any Person that directly or indirectly Controls, is Controlled by or is under common Control with the Company.

(b)       “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(c)       “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(d)        “Board” means the Board of Directors of the Company.

(e)        “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(f)        “Change of Control” has the meaning set forth in Section 12 of this Plan.

(g)        “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)        “Committee” means the Compensation and Corporate Governance Committee of the Board (or its successor(s)) or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan, and to the extent of any delegation by the Committee to a subcommittee pursuant to Section 10 of this Plan, such subcommittee.

(i)        “Common stock” means the common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(j)        “Company” means AGNC Investment Corp., a Delaware corporation, and its successors.

(k)        “Control,” “Controlled by” and “under common Control with” means, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(l)        “Date of Grant” means the date specified by the Committee on which a grant of an Option Right, an Appreciation Right, Performance Shares, Performance Units, a Cash Incentive Award or other award contemplated by Section 9 of this Plan, or a grant or sale of Restricted Shares, Restricted Stock Units or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(m)       “Director” means a member of the Board.

(n)       “Effective Date” means January 21, 2021, the date on which this amended and restated Plan was adopted by the Board, subject to obtaining the approval of the Stockholders.

(o)        “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(p)       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(q)       “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(r)       “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors and any individual becoming a Director subsequent to the Effective Date whose election, nomination for election by the Stockholders or appointment was approved by a vote of at least a majority of the then-Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for Director without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(s)       “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or the Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies and may be made relative to an index or one or more of the performance objectives themselves. The Management Objectives may be based on one or more, or a combination, of metrics as determined by the Committee (including relative or growth achievement regarding such metrics), which may be determined on an absolute, aggregate, per share, cash or other basis. Such metrics may include (but will not be limited to) the following: (i) cash flow measures; (ii) cash available for distribution; (iii) earnings; (iv) net income, net operating income or other earnings or income measures (including earnings adjusted to exclude interest, taxes, depreciation, amortization and/or rent); (v) share price performance; (vi) book value; (vii) dividends; (viii) return measures (including total economic return (including by taking into account changes in net asset value and dividends declared or paid), total stock return or total shareholder return (including by taking into account changes in share prices plus dividends declared or paid) or return on assets, capital, invested capital, equity or revenue); (ix) valuation metrics (including price-to-book ratio); (x) revenue; (xi) profit margin; (xii) expense levels or ratios and reduction of expenses and costs; (xiii) cost control measures; (xiv) balance sheet metrics or objectives; (xv) debt levels or reduction of debt ratios; (xvi) operating efficiency and productivity; (xvii) funds from operations; (xviii) completion of, or achievement of milestones or objectives related to, financing or capital raising transactions, strategic acquisitions or divestitures, joint ventures, partnerships, collaborations or other transactions or improvements in capital structure; (xix) strategic objectives consisting of capital allocation and investment strategy, maintenance or achievement of credit ratings, execution of business extensions or expansion plans, execution or implementation of transition or development plans or transactions, branding or rebranding, management effectiveness, staffing development, team building and management, management of legal and regulatory matters, regulatory and legal compliance, satisfactory internal or external audits, budget and expense management and management of co-investment relationships, risk management and mitigation; or (xx) corporate values measures, including, but not limited to, sustainability, human capital, and governance-related measures.

Unless otherwise determined by the Committee, each Management Objective will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which it conducts its business or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(t)        “Market Value per Share” means, as of any particular date, the closing price of a share of common stock as reported for that date on the Nasdaq Stock Market or, if the shares of common stock are not then listed on the Nasdaq Stock Market, on any other national securities exchange on which the shares of common stock are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the shares of common stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(u)        “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(v)        “Option Price” means the purchase price payable on exercise of an Option Right.

(w)        “Option Right” means the right to purchase shares of common stock upon exercise of an award granted pursuant to Section 4 of this Plan.

(x)        “Participant” means a person who is selected by the Committee to receive an award under this Plan and who is at the time (i) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days after the Date of Grant, (ii) a Person who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an officer or other employee (provided that such Person satisfies the Form S-8 definition of an “employee”) or (iii) a non-employee Director.

(y)        “Performance Period” means, in respect of a Cash Incentive Award, Performance Shares or Performance Units, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Shares or Performance Units are to be achieved.

(z)        “Performance Share” means a bookkeeping entry that records the equivalent of one share of common stock awarded pursuant to Section 8 of this Plan.

(aa)        “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit valued by reference to a designated amount of cash or property other than shares of common stock, as is determined by the Committee.

(bb)        “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(cc)        “Plan” means this AGNC Investment Corp. Amended and Restated 2016 Equity and Incentive Compensation Plan, as amended from time to time.

(dd)        “Restricted Shares” means shares of common stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ee)        “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive shares of common stock, cash or a combination thereof at the end of the Restriction Period.

(ff)        “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(gg)        “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(hh)        “Stockholder” means an individual or entity that owns one or more shares of common stock.

(ii)        “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, in either such case, owned or Controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any Person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or Controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(jj)        “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3.        Shares Available Under this Plan.

(a)       Maximum Shares Available Under this Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) below, the number of shares of common stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Shares, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 40,000,000 shares of common stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

The aggregate number of shares of common stock available under Section 3(a)(i) above will be reduced by one share of common stock for every one share of common stock subject to an award granted under this Plan.

(b)       Share Counting Rules.

(i)

Except as provided in Section 22 of this Plan, if any award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the shares of common stock subject to such award will, to the extent of such cancellation, forfeiture, expiration or cash settlement, again be available under Section 3(a)(i) above.

(ii)

Notwithstanding anything to the contrary contained in this Plan, (A) shares of common stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of common stock available under Section 3(a)(i) above; (B) shares of common stock withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation with respect to an Option Right or an Appreciation Right will not be added (or added back, as applicable) to the aggregate number of shares of common stock available under Section 3(a)(i) above; (C) shares of common stock withheld by the Company, tendered or otherwise used to satisfy (up to but not exceeding) the minimum tax withholding obligation with respect to Restricted Shares, Restricted Stock Units, Performance Shares, Performance Units, awards contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be added (or added back, as applicable) to the aggregate number of shares of common stock available under Section 3(a)(i) above; and (D) shares of common stock subject to an Appreciation Right that are not actually issued in connection with the settlement in shares of common stock of such Appreciation Right on the exercise thereof will not be added (or added back) to the aggregate number of shares of common stock available under Section 3(a)(i) above.

(iii)

Notwithstanding anything to the contrary contained in this Plan, shares of common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added to the aggregate number of shares of common stock available under Section 3(a)(i) above.

(iv)

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of common stock based on fair market value, such shares of common stock will not count against the aggregate limit under Section 3(a)(i) above.

(c)       Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of common stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 10,000,000 shares of common stock.

(d)       Individual Participant Limits. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 11 of this Plan:

(i)	In no event will any Participant in any calendar year be granted Option Rights and/or Appreciation Rights, in the aggregate, for more than 1,000,000 shares of common stock; provided, however, that with respect to a Participant’s first year of service with the Company, the amount set forth in this Section 3(d)(i) is multiplied by two.

(ii)

In no event will any non-employee Director in any calendar year be granted awards under this Plan having an aggregate maximum value at the Date of Grant (calculating the value of any such awards based on the grant date fair value for financial reporting purposes), taken together with any cash fees payable to such non-employee Director for such calendar year, in excess of $750,000 for service as a non-employee Director; provided, however, that with respect to the non-executive Chair of the Board, the amount set forth in this Section 3(d)(ii) for such service is $1,000,000.

4.       Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations and will be subject to all of the requirements contained in the following provisions:

(a)       Each grant will specify the number of shares of common stock to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b)       Each grant will specify an Option Price per share of common stock, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)       Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of common stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the Company’s withholding of shares of common stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of common stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment or (v) by such other methods as may be approved by the Committee.

(d)       To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of common stock to which such exercise relates.

(e)       Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised. No grant may provide for the automatic grant of reload Option Rights to a Participant upon the exercise of an Option Right.

(f)       Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Right or installments thereof will become exercisable. A grant of an Option Right may provide for the earlier exercise of such Option Right, including (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change of Control where either (A) within a specified period the Participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the applicable Evidence of Award or (B) such Option Right is not continued, assumed or converted into a replacement award in a manner described in the applicable Evidence of Award.

(g)       Any grant of an Option Right may specify Management Objectives that must be achieved as a condition to the exercise of such right.

(h)       Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)       No Option Right will be exercisable more than 10 years from the Date of Grant.

(j)       Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k)       Each grant of an Option Right will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.       Appreciation Rights.

(a)       The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of an Appreciation Right. An Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b)       Each grant of an Appreciation Right may utilize any or all of the authorizations and will be subject to all of the requirements contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of common stock or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee on the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)

Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Right or any installment thereof will become exercisable. A grant of an Appreciation Right may provide for the earlier exercise of such Appreciation Right, including (A) in the event of the retirement, death or disability of a Participant or (B) in the event of a Change of Control where either (I) within a specified period the Participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the applicable Evidence of Award or (II) such Appreciation Right is not continued, assumed or converted into a replacement award in a manner described in the applicable Evidence of Award.

(v)	Any grant of an Appreciation Right may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Right.

(vi)

Each grant of an Appreciation Right will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Right and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)       Successive grants of Appreciation Rights may be made to the same Participant regardless of whether any Appreciation Right previously granted to the Participant remains unexercised. No grant may provide for the automatic grant of reload Appreciation Rights to a Participant upon the exercise of an Appreciation Right.

(d)       Also, regarding Appreciation Rights:

(i)

Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)	No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.       Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations and will be subject to all of the requirements contained in the following provisions:

(a)       Each such grant or sale will constitute an immediate transfer of the ownership of shares of common stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b)       Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)       Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) below.

(d)       Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture while held by any transferee).

(e)       Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares.

(f)       Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares, including (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change of Control where either (A) within a specified period the Participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the applicable Evidence of Award or (B) such Restricted Shares are not continued, assumed or converted into replacement awards in a manner described in the applicable Evidence of Award.

(g)       Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Shares with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until, and paid contingent upon, the achievement of the applicable Management Objectives.

(h)       Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares, or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

7.       Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations and will be subject to all of the requirements contained in the following provisions: (a) Each such grant or sale will constitute the agreement by the Company to deliver shares of common stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b)       Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c)       Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change of Control where either (A) within a specified period the Participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the applicable Evidence of Award or (B) such Restricted Stock Units are not continued, assumed or converted into replacement awards in a manner described in the applicable Evidence of Award.

(d)       During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of common stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of common stock; provided, however, that dividend equivalents or other distributions on shares of common stock underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until, and paid contingent upon, the achievement of the applicable Management Objectives.

(e)       Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of common stock or cash, or a combination thereof.

(f)       Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.       Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations and will be subject to all of the requirements, contained in the following provisions:

(a)       Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)       The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to earlier lapse or other modification, including (i) in the event of the retirement, death or disability of a Participant or (ii) in the event of a Change of Control where either (A) within a specified period the Participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the applicable Evidence of Award or (B) such Cash Incentive Awards, Performance Shares and Performance Units are not continued, assumed or converted into replacement awards in a manner described in the applicable Evidence of Award. In such event, the Evidence of Award will specify the time and terms of delivery.

(c)       Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)       Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of common stock, in Restricted Shares or Restricted Stock Units or in any combination thereof.

(e)       Any grant of a Cash Incentive Award, Performance Shares or Performance Units may specify that the amount payable or the number of shares of common stock, Restricted Shares or Restricted Stock Units payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant.

(f)       The Committee may, on the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of common stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)       Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9.       Other Awards.

(a)       Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant shares of common stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or factors that may influence the value of such shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of common stock or the value of securities of, or the performance of, specified Subsidiaries or Affiliates or other business units of, the Company. The Committee will determine the terms and conditions of such awards. Shares of common stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including shares of common stock, other awards, notes or other property, as the Committee determines.

(b)       Cash awards, or awards of other property, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)       The Committee may grant shares of common stock as a bonus or may grant other awards (including of other property) in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property, under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)       Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including (i) in the event of the retirement, death or disability of the Participant or (ii) in the event of a Change of Control where either (A) within a specified period the Participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the applicable Evidence of Award or (B) such awards are not continued, assumed or converted into replacement awards in a manner described in the applicable Evidence of Award. In such event, the Evidence of Award will specify the time and terms of delivery.

10.      Administration of this Plan.

(a)       This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)       The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)       To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee or any Person to whom duties or powers have been delegated as aforesaid may employ one or more Persons to render advice with respect to any responsibility the Committee, the subcommittee or such Person may have under this Plan. The Committee may, by resolution and to the extent permitted by law, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director or more than 10% “beneficial owner” (as such term is defined in Rule 13-d promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of shares of common stock such officer(s) may grant and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11.      Adjustments. The Committee shall make or provide for such adjustments (a) in the number of, and kind of, shares of common stock covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of, and kind of, shares of common stock covered by other awards granted pursuant to Section 9 of this Plan, (b) in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively and (c) in any other terms of awards granted under this Plan, in any such case, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change of Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change of Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the Person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares of common stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.      Change of Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change of Control” will be deemed to have occurred upon the occurrence of any of the following events:

(a)       any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then-outstanding common stock of the Company (the “Outstanding Company common stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 12(a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition of Outstanding Company common stock or Outstanding Company Voting Securities by the Company or any Affiliate, (B) any acquisition of Outstanding Company common stock or Outstanding Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (C) any acquisition pursuant to a transaction that complies with each of Section 12(c)(i), (ii) and (iii) below;

(b)       a majority of the Directors are not Incumbent Directors;

(c)       consummation of a reorganization, merger, statutory share exchange or consolidation, share sale or similar transaction involving the Company or any of the Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or securities of another entity by the Company or any of the Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company common stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company common stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)       approval by the Stockholders of a complete liquidation or dissolution of the Company.

13.      Detrimental Activity and Recapture Provisions. Awards granted under this Plan will be subject to, as applicable, the clawback policy of the Company as in effect on the Effective Date, or as otherwise may be amended or adopted in good faith by the Board for the Company’s employees. In addition, any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary or (b) within a specified period after termination of such employment or service, engages in any detrimental activity (as further described in the applicable Evidence of Award). Any such detrimental activity could include malfeasance in the performance of the Participant’s duties that is discovered by the Company or any Subsidiary after termination of employment or service or the Participant’s violation of his or her obligations under a restrictive covenant agreement with the Company or any Subsidiary. In addition, notwithstanding anything to the contrary contained in this Plan, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any shares of common stock issued under, and/or any other benefit related to, an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of common stock may be traded.

14.      Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15.      Transferability.

(a)       Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Shares, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)       The Committee may specify on the Date of Grant that part or all of the shares of common stock that are (i) to be issued or transferred by the Company upon the exercise of an Option Right or Appreciation Right, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

16.      Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other Person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other Person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of common stock, the Company shall withhold shares of common stock having a value equal to the amount required to be withheld, unless otherwise determined by the Committee. The shares of common stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of common stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the common stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of common stock acquired upon the exercise of Option Rights.

17.      Compliance with Section 409A of the Code.

(a)       To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)       Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of the Subsidiaries.

(c)       If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d)       Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change of Control (including any installments or stream of payments that are accelerated on account of a Change of Control), a Change of Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change of Control for any purpose in respect of such award.

(e)       Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as and to the extent that the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.      Amendments.

(a)       The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the shares of common stock are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the shares of common stock are traded or quoted, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b)       Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change of Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c)       If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service by reason of death, disability or retirement, or in the case of unforeseeable emergency or other circumstances or in the event of a Change of Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds shares of common stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)       Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan and amendments deemed necessary to avoid adverse consequences of Section 409A of the Code as specified in Section 17(e) of this Plan, no such amendment will impair or adversely impact the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.      Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by, and construed in accordance with, the internal substantive laws of the State of Delaware.

20.      Effective Date/Termination. The AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan was originally effective as of October 18, 2016. This Plan will be effective as of the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21.      Miscellaneous Provisions.

(a)       The Company will not be required to issue any fractional shares of common stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)       This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)       Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)       No award under this Plan may be exercised by the holder thereof if such exercise and the receipt of cash or stock thereunder would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)       Absence on leave approved by a duly constituted officer of the Company or any of the Subsidiaries or otherwise permitted in accordance with applicable Company policies will not be considered interruption or termination of employment or service of any Participant for any purposes of this Plan or awards granted hereunder.

(f)       No Participant will have any rights as a Stockholder with respect to any shares of common stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of common stock upon the stock records of the Company.

(g)       The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)       Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of common stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)       If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purposes of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

(j)       Unless otherwise indicated to the contrary herein by the context or use thereof, for purposes of this Plan and any Evidence of Award, (i) any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, (ii) the meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms and (iii) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”.

22.      Stock-Based Awards in Substitution for Option Rights or Awards Granted by Another Company. Notwithstanding anything to the contrary contained in this Plan:

(a)       Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted shares, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan and may account for shares of common stock substituted for the securities covered by the original awards and the number of shares of common stock subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)       In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)       Any shares of common stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Section 22(a) or 22(b) of this Plan will not reduce the shares of common stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of common stock subject to an award that is granted by, or becomes an obligation of, the Company under Section 22(a) or 22(b) of this Plan will be added to the aggregate limit contained in Section 3(a)(i) of this Plan in the following circumstances: (i) if such award is cancelled or forfeited, expires or is settled for cash (in whole or in part), (ii) if such shares of common stock are withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right or to satisfy a tax withholding obligation with respect to any award or (iii) if such shares of common stock are not actually issued in connection with the settlement of an Appreciation Right on the exercise thereof.

AGNC INVESTMENT CORP.

2 BETHESDA METRO CENTER, 12TH FLOOR

BETHESDA, MD 20814

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 21, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AGNC2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 21, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D37754-P48926	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AGNC INVESTMENT CORP.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Donna J. Blank	☐	☐	☐

1b. Morris A. Davis	☐	☐	☐

1c. John D. Fisk	☐	☐	☐

1d. Prue B. Larocca	☐	☐	☐

1e. Paul E. Mullings	☐	☐	☐

1f. Frances R. Spark	☐	☐	☐

1g. Gary D. Kain	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain

2. Approval of the Amended and Restated AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan.	☐	☐	☐

3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

4. Ratification of appointment of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on Thursday, April 22, 2021 at 9:00 AM EDT:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D37755-P48926

AGNC INVESTMENT CORP. Annual Meeting of Stockholders April 22, 2021 9:00 AM EDT This proxy is solicited by the Board of Directors

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting to be held on April 22, 2021.

Peter J. Federico and Kenneth L. Pollack, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AGNC Investment Corp. to be held on April 22, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side